                                                                    EXHIBIT 10.1

                                                                         ANNEX I

                                U.S. $156,100,000

                     AMENDED AND RESTATED CREDIT AGREEMENT,
                          dated as of February 2, 2001
                  (amending and restating the Credit Agreement,
                        dated as of September 29, 1999),

                                      among

                        CHARLES RIVER LABORATORIES, INC.,
                                as the Borrower,

                         VARIOUS FINANCIAL INSTITUTIONS,
                                 as the Lenders,

                         UNION BANK OF CALIFORNIA, N.A.,
                           as the Administrative Agent
                                for the Lenders,

                           CREDIT SUISSE FIRST BOSTON,
                            as the Syndication Agent
                                for the Lenders,

                                       and

                               NATIONAL CITY BANK,
                           as the Documentation Agent
                                for the Lenders.

                               SOLE LEAD ARRANGER:

                           CREDIT SUISSE FIRST BOSTON

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

1.1.       Defined Terms.......................................................5
1.2.       Use of Defined Terms...............................................41
1.3.       Cross-References...................................................41
1.4.       Accounting and Financial Determinations............................42

                                   ARTICLE II

                 COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,
                           NOTES AND LETTERS OF CREDIT

2.1.       Commitments........................................................42
2.1.2.     Term-C Loan Commitments............................................43
2.1.3.     Revolving Loan Commitment and Swing Line Loan Commitment...........43
2.1.4.     Letter of Credit Commitment........................................44
2.1.5.     Lenders Not Permitted or Required to Make the Loans................45
2.1.6.     Issuer Not Permitted or Required to Issue Letters of Credit........45
2.2.       Reduction of Revolving Loan Commitment Amount......................45
2.3.       Borrowing Procedures and Funding Maintenance.......................46
2.3.1.     Term-C Loans and Revolving Loans...................................46
2.3.2.     Swing Line Loans...................................................46
2.3.3.     Existing Revolving Loans, Existing Term-A Loans and Existing
               Term-B Loans...................................................47
2.4.       Continuation and Conversion Elections..............................48
2.5.       Funding............................................................48
2.6.       Issuance Procedures................................................48
2.6.1.     Other Lenders' Participation.......................................49
2.6.2.     Disbursements; Conversion to Revolving Loans.......................50
2.6.3.     Reimbursement......................................................50
2.6.4.     Deemed Disbursements...............................................51
2.6.5.     Nature of Reimbursement Obligations................................51
2.6.6.     Existing Letters of Credit.........................................52
2.7.       Register; Notes....................................................52

                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1.       Repayments and Prepayments; Application............................54
3.1.1.     Repayments and Prepayments.........................................54
3.1.2.     Application........................................................59
3.2.       Interest Provisions................................................59
3.2.1.     Rates..............................................................59
3.2.2.     Post-Maturity Rates................................................60
3.2.3.     Payment Dates......................................................60
3.3.       Fees...............................................................60
3.3.1.     Commitment Fee.....................................................60
3.3.2.     Administrative Agent Fee...........................................61
3.3.3.     Letter of Credit Fee...............................................61

                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

4.1.       LIBO Rate Lending Unlawful.........................................61
4.2.       Deposits Unavailable...............................................62
4.3.       Increased LIBO Rate Loan Costs, etc................................62
4.4.       Funding Losses.....................................................62
4.5.       Increased Capital Costs............................................63
4.6.       Taxes..............................................................63
4.7.       Payments, Computations, etc........................................66
4.8.       Sharing of Payments................................................66
4.9.       Setoff.............................................................67
4.10.      Mitigation.........................................................67
4.11.      Replacement of Lenders.............................................67

                                    ARTICLE V

                         CONDITIONS TO CREDIT EXTENSIONS

5.1.       Borrowing of Term-C Loans..........................................68
5.1.1.     New Transaction Documents..........................................68
5.1.2.     Consummation of Primedica Acquisition..............................69

5.1.3.     Primedica Related Issuance.........................................69
5.1.4.     Primedica Transaction Fees and Expenses............................69
5.1.5.     Available Cash.....................................................69
5.1.6.     Cash Consideration.................................................69
5.1.7.     Primedica Acquisition Date Certificate.............................69
5.1.8.     Delivery of Notes..................................................69
5.1.9.     Solvency, etc......................................................69
5.1.10.    Supplement to Borrower Pledge and Security Agreement, etc..........69
5.1.11.    Governmental and Third Party Approvals.............................70
5.1.12.    Litigation.........................................................71
5.1.13.    Reliance Letters...................................................71
5.1.14.    Costs, Expenses, etc...............................................71
5.1.15.    Satisfactory Legal Form............................................71
5.2.       All Credit Extensions..............................................71
5.2.1.     Compliance with Warranties, No Default, etc........................71
5.2.2.     Credit Extension Request...........................................71

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

6.1.       Organization, etc..................................................72
6.2.       Due Authorization, Non-Contravention, etc..........................72
6.3.       Government Approval, Regulation, etc...............................73
6.4.       Validity, etc......................................................73
6.5.       Financial Information..............................................73
6.6.       No Material Adverse Change.........................................73
6.7.       Litigation, etc....................................................74
6.8.       Subsidiaries.......................................................74
6.9.       Ownership of Properties............................................74
6.10.      Taxes..............................................................74
6.11.      Pension and Welfare Plans..........................................74
6.12.      Environmental Matters..............................................75
6.13.      Regulations U and X................................................76
6.14.      Accuracy of Information............................................76
6.15.      Solvency...........................................................76
6.16.      Year 2000 Compliance...............................................77

                                   ARTICLE VII

                                    COVENANTS

7.1.       Affirmative Covenants..............................................77
7.1.1.     Financial Information, Reports, Notices, etc.......................77
7.1.2.     Compliance with Laws, etc..........................................79
7.1.3.     Maintenance of Properties..........................................79
7.1.4.     Insurance..........................................................80
7.1.5.     Books and Records..................................................80
7.1.6.     Environmental Covenant.............................................80
7.1.7.     Future Subsidiaries................................................81
7.1.8.     Future Leased Property and Future Acquisitions of Real Property;
               Future Acquisition of Other Property...........................82
7.1.9.     Use of Proceeds, etc...............................................83
7.1.10.    Hedging Obligations................................................84
7.1.11.    Year 2000 Compliance...............................................84
7.2.       Negative Covenants.................................................84
7.2.1.     Business Activities................................................84
7.2.2.     Indebtedness.......................................................85
7.2.3.     Liens..............................................................87
7.2.4.     Financial Covenants................................................89
7.2.5.     Investments........................................................90
7.2.6.     Restricted Payments, etc...........................................94
7.2.7.     Capital Expenditures, etc..........................................97
7.2.8.     Consolidation, Merger, etc.........................................97
7.2.9.     Asset Dispositions, etc............................................98
7.2.10.    Modification of Certain Agreements.................................99
7.2.11.    Transactions with Affiliates......................................100
7.2.12.    Negative Pledges, Restrictive Agreements, etc.....................100
7.2.13.    Securities of Subsidiaries........................................101
7.2.14.    Sale and Leaseback................................................101
7.2.15.    Designation of Senior Indebtedness................................101

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

8.1.       Listing of Events of Default......................................101
8.1.1.     Non-Payment of Obligations........................................102
8.1.2.     Breach of Warranty................................................102

8.1.3.     Non-Performance of Certain Covenants and Obligations..............102
8.1.4.     Non-Performance of Other Covenants and Obligations................102
8.1.5.     Default on Other Indebtedness.....................................102
8.1.6.     Judgments.........................................................102
8.1.7.     Pension Plans.....................................................103
8.1.8.     Change in Control.................................................103
8.1.9.     Bankruptcy, Insolvency, etc.......................................103
8.1.10.    Impairment of Security, etc.......................................104
8.1.11.    Subordinated Notes................................................104
8.2.       Action if Bankruptcy, etc.........................................104
8.3.       Action if Other Event of Default..................................105

                                   ARTICLE IX

                                   THE AGENTS

9.1.       Actions...........................................................105
9.2.       Funding Reliance, etc.............................................106
9.3.       Exculpation; Notice of Default....................................106
9.4.       Successor.........................................................107
9.5.       Credit Extensions by each Agent...................................107
9.6.       Credit Decisions..................................................107
9.7.       Copies, etc.......................................................108
9.8.       The Syndication Agent and the Administrative Agent................108
9.9.       Documentation Agent...............................................108

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

10.1.      Waivers, Amendments, etc..........................................108
10.2.      Notices...........................................................110
10.3.      Payment of Costs and Expenses.....................................110
10.4.      Indemnification...................................................111
10.5.      Survival..........................................................113
10.6.      Severability......................................................113
10.7.      Headings..........................................................113
10.8.      Execution in Counterparts.........................................113
10.9.      Governing Law; Entire Agreement...................................113
10.10.     Successors and Assigns............................................114

10.11.     Sale and Transfer of Loans and Notes; Participations in Loans
               and Notes.....................................................114
10.11.1.   Assignments.......................................................114
10.11.2.   Participations....................................................116
10.12.     Other Transactions................................................117
10.13.     Forum Selection and Consent to Jurisdiction.......................117
10.14.     Waiver of Jury Trial..............................................118
10.15.     Confidentiality...................................................118

SCHEDULE I            -      Disclosure Schedule
SCHEDULE II           -      Percentages and Administrative Information

EXHIBIT A-1           -      Form of Revolving Note
EXHIBIT A-2           -      Form of Term-A Note
EXHIBIT A-3           -      Form of Term-B Note
EXHIBIT A-4           -      Form of Term-C Note
EXHIBIT A-5           -      Form of Swing Line Note
EXHIBIT B-1           -      Form of Borrowing Request
EXHIBIT B-2           -      Form of Issuance Request
EXHIBIT C             -      Form of Continuation/Conversion Notice
EXHIBIT D             -      Closing Date Certificate
EXHIBIT E             -      Form of Compliance Certificate
EXHIBIT F             -      Form of Restricted Payments Compliance Certificate
EXHIBIT G-1           -      Form of Holdco Guaranty and Pledge Agreement
EXHIBIT G-2           -      Form of Borrower Pledge and Security Agreement
EXHIBIT G-3           -      Form of Subsidiary Pledge and Security Agreement
EXHIBIT H             -      Form of Subsidiary Guaranty
EXHIBIT I             -      Form of Lender Assignment Agreement

                      AMENDED AND RESTATED CREDIT AGREEMENT

      THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 2, 2001 (amending and restating the Credit Agreement, dated as of September 29, 1999, as amended prior to the date hereof), is among Charles River Laboratories, Inc., a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders") and Credit Suisse First Boston ("CSFB") (as successor in interest to DLJ Capital Funding, Inc.), as lead arranger, as sole book runner and as syndication agent for the Lenders (as syndication agent, the "Syndication Agent" and collectively, the "Lead Arranger"), Union Bank of California, N.A. ("UBOC"), as administrative agent (the "Administrative Agent") for the Lenders (the Syndication Agent and the Administrative Agent are sometimes referred to herein as the "Agents" and each as an "Agent"), and National City Bank, as documentation agent (in such capacity, the "Documentation Agent") for the Lenders.

                              W I T N E S S E T H:

      WHEREAS, DLJ Merchant Banking Partners II, L.P. and certain affiliated entities (collectively, "DLJMBP") acquired certain businesses and operations of the Borrower, B&L CRL, Inc., formerly known as Charles River Laboratories, Inc., a Delaware corporation ("CRL"), and certain other Subsidiaries or Affiliates of Bausch & Lomb Inc., a Delaware corporation ("B&L"), which prior to such acquisition was the 100% indirect owner of CRL, through a leveraged recapitalization (the "Recapitalization"). The Recapitalization was consummated pursuant to the Recapitalization Agreement as amended prior to the Closing Date (the "Recapitalization Agreement"), dated as of July 25, 1999 entered into with B&L and certain of its Subsidiaries and Affiliates (including CRL and the Borrower) and DLJMBP;

      WHEREAS, the Recapitalization was accomplished through (i) the contribution to the Borrower of (a) substantially all of CRL's assets and (b) certain related assets by certain other Subsidiaries and Affiliates of B&L (the "Other Asset Contributors"), (ii) the formation of a holding company named Charles River Laboratories Holdings, Inc., a Delaware corporation now known as Charles River Laboratories International, Inc. ("Holdco"), that holds directly all of the Capital Stock of the Borrower, (iii) the formation by DLJMBP of (a) CRL Acquisition LLC ("Acquisition LLC"), a Delaware limited liability company and a Subsidiary of DLJMBP, and (b) Charles River Acquisition Corp. ("Acquisition Subco"), a Delaware corporation and a Subsidiary of Acquisition LLC, (iv) the making of an equity contribution (the "Member Contribution") by the members of Acquisition LLC (including DLJMBP and certain members of management of the Borrower and its Affiliates) in an amount equal to at least $90,000,000 to Acquisition LLC, (v) the making of an equity contribution (the "Acquisition LLC Contribution" and together with the Member Contribution, the "Equity Contributions") by Acquisition LLC of the Member Contribution to Acquisition Subco, (vi) the issuance by Holdco of the Senior Discount Debentures (such term and all other capitalized terms used in the preamble and recitals hereto not otherwise defined therein shall have the meanings assigned to such terms in
Article I), (vii) the issuance by the Borrower of the Senior Subordinated Notes and Warrants, (viii) the borrowing by the Borrower of Loans made on the Closing Date, (ix) the payment of a dividend by the Borrower to Holdco (the "Subco Dividend") in an aggregate principal amount equal to the sum of the aggregate principal amounts of the debt incurred by the Borrower under the preceding clauses (vii) and (viii) (less the amount of the proceeds of such debt so incurred used to pay (A) the consideration for the Sierra Acquisition in an amount not exceeding $24,000,000 plus reasonable fees and expenses as described in clause (B) and (B) all reasonable and customary fees and expenses paid by the Borrower in connection with the Original Transaction in an amount not exceeding $20,000,000), (x) the redemption of all shares of all Capital Stock of Holdco held by the Other Asset Contributors and all Capital Stock of Holdco held by CRL except for the Rollover Equity and (xi) the merger (the "Merger") of Acquisition Subco with and into Holdco, with Holdco as the surviving corporation of such merger (such Recapitalization and all transactions related thereto, including those described in the first recital through the sixth recital hereto, being herein referred to as the "Original Transaction");

      WHEREAS, in connection with the Original Transaction, (i) the Other Asset Contributors received cash in consideration for the redemption of their shares by Holdco, (ii) the shares of Acquisition Subco held by Acquisition LLC were converted into approximately 87.5% of the outstanding common stock of Holdco (after giving effect to the Merger), (iii) the shares of Holdco held by CRL (other than the Rollover Equity) were converted into (A) the right to receive cash and (B) the Seller Subordinated Discount Note and (iv) CRL retained the Rollover Equity;

      WHEREAS, in connection with the Original Transaction, and pursuant to the Original Transaction Documents, the Borrower purchased all of the outstanding shares of common stock of SBI in consideration for approximately $24,000,000 (the "Sierra Acquisition") pursuant to an Amended and Restated Stock Purchase Agreement, dated as of September 4, 1999 (the "Sierra Acquisition Agreement"), among SBI Holdings, Inc., a Nevada corporation ("SBI"), and certain shareholders of SBI;

      WHEREAS, in connection with the Original Transaction, and pursuant to the Original Transaction Documents, the following capital-raising transactions occurred prior to or contemporaneously with the consummation of the Original Transaction and the making of the initial Credit Extensions under the Existing Credit Agreement:

            (a) the Borrower issued not more than $150,000,000 in aggregate principal amount of its Senior Subordinated Notes (the "Senior Subordinated Notes") pursuant to the Senior Subordinated Note Indenture and Warrants (the "Warrants") to purchase 591,366 shares of common stock of Holdco pursuant to the Warrant Agreement, dated as of September 29, 1999 (the "Warrant Agreement"), between Holdco and State Street Bank and Trust Company, as warrant agent (the issuance thereof being herein referred to as the "Subordinated Debt Issuance");

            (b) Holdco issued not more than $40,000,000 in aggregate initial principal amount of its Senior Discount Debentures (the issuance thereof being herein referred to as the "Discount Debentures Issuance");

            (c) DLJMBP and the other members of Acquisition LLC made the DLJMBP Contribution and Acquisition LLC subsequently made the Acquisition LLC Contribution in each case, in cash in an amount equal to at least $90,000,000;

            (d) Holdco issued its Seller Subordinated Discount Note (the issuance thereof being herein referred to as the "Seller Note Issuance") in an initial principal amount of $43,000,000 to CRL; and

            (e) CRL retained the Rollover Equity;

      WHEREAS, in connection with the Original Transaction and the ongoing working capital and general corporate needs of the Borrower and its Subsidiaries, the Borrower obtained the following financing facilities from the
Lenders:

            (a) a Term-A Loan Commitment and a Term-B Loan Commitment (in each case as defined under the Existing Credit Agreement) pursuant to which Borrowings of Existing Term Loans were made to the Borrower on the Closing Date in an original principal amount of $40,000,000 (in the case of the Existing Term-A Loans) and $120,000,000 (in the case of the Existing Term-B Loans);

            (b) a Revolving Loan Commitment (which includes availability for Revolving Loans, Swing Line Loans and Letters of Credit) pursuant to which Borrowings of Revolving Loans, in a maximum aggregate principal amount (together with all Swing Line Loans and Letter of Credit Outstandings) not exceeding $30,000,000 (subject to a $25,000,000 increase under clause (c) of Section 2.1.2) have been and will continue to be made to the Borrower from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date;

            (c) a Letter of Credit Commitment pursuant to which the Issuer has issued and will continue to issue Letters of Credit for the account of the Borrower and its Restricted Subsidiaries from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not exceeding $15,000,000 (provided, that the aggregate outstanding principal amount of Revolving Loans, Swing Line Loans and Letter of Credit Outstandings at any time shall not exceed the then existing Revolving Loan Commitment Amount); and

            (d) a Swing Line Loan Commitment pursuant to which Borrowings of Swing Line Loans in an aggregate outstanding principal amount not exceeding $5,000,000 have been and will continue to be made on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date (provided, that the aggregate outstanding principal amount of such Swing Line Loans, together with Revolving Loans and Letter of Credit Outstandings, at any time shall not exceed the then existing Revolving Loan Commitment Amount);

      WHEREAS, the Borrower has acquired (the "PAIC Acquisition") from Science Applications International Corporation, a Delaware corporation ("SAIC"), all of the issued and outstanding Capital Stock of SAIC's wholly-owned subsidiary, Pathology Associates International Corporation, a Delaware corporation ("PAIC"), pursuant to a stock purchase agreement (the "PAIC Purchase Agreement"), entered into by PAIC, SAIC and the Borrower for a gross transaction value not exceeding $40,000,000 (exclusive of (i) purchase price adjustments provided for in the PAIC Purchase Agreement but in any event in an amount not exceeding $1,000,000 to the extent payable by or on behalf of the Borrower and (ii) the amount of the PAIC receivable paid by SAIC prior to the consummation of the PAIC Acquisition and the equal amount paid by the Borrower to SAIC in connection with such consummation), consisting of (a) a portion of the purchase price in an amount equal to $28,579,600 was paid in cash upon consummation of such acquisition, (b) the remaining portion of the purchase price consisted of an unsecured, subordinated convertible note (the "PAIC Subordinated Convertible Note") issued by the Borrower to SAIC and agreed to by Holdco as to certain provisions thereof relating solely to the obligation of Holdco to issue its common stock to SAIC if SAIC exercises its rights of conversion thereunder and to perform obligations related to registration rights with respect to such common stock, which note was issued in a principal amount equal to $12,000,000 and (c) related transaction fees and expenses (the "PAIC Transaction Fees and Expenses");

      WHEREAS the Borrower intends to acquire (the "Primedica Acquisition") from TSI Corporation, a Delaware corporation ("TSI"), all of the issued and outstanding Capital Stock of TSI's wholly-owned subsidiary, Primedica Corporation, a Delaware corporation ("Primedica"), pursuant to a stock purchase agreement (the "Primedica Purchase Agreement"), to be entered into by Primedica, TSI, Genzyme Transgenics Corporation, the holder of all of TSI's capital stock ("GTC") and the Borrower for gross consideration not exceeding $53,700,000 (including related transaction fees and expenses (the "Primedica Transaction Fees and Expenses") of up to $1,200,000 but excluding purchase price adjustment payments provided for in the Primedica Purchase Agreement to the extent such purchase price adjustment payments payable by or on behalf of the Borrower do not exceed $1,500,000);

      WHEREAS, the Primedica Acquisition is to be accomplished through (a) the use of excess cash of the Borrower equal to $2,800,000, (b) the incurrence of the Term-C Loans by the Borrower in a single Borrowing equal to $25,000,000, (c) the assumption of up to $10,000,000 of (i) senior secured debt consisting of mortgages, equipment leases and letter of credit reimbursement obligations and
(ii) other obligations of Primedica (the "Primedica Debt Assumption") and (d) the issuance by Holdco of $16,500,000 of its common stock to TSI (the "Primedica Related Issuance", and, together with the Primedica Acquisition, the Borrowing of the

Term-C Loans, and the Primedica Debt Assumption, the "New Transaction", and together with the PAIC Acquisition, the issuance of the PAIC Subordinated Convertible Note and the Original Transaction, the "Transaction"), and in connection with the New Transaction, the Borrower is requesting:

            (a) a Term-C Loan Commitment pursuant to which Borrowings of Term-C Loans will be made to the Borrower on the Primedica Acquisition Date in an original principal amount of $25,000,000 to be used by the Borrower to pay a portion of the purchase price and the Primedica Transaction Fees and Expenses due in connection with the consummation of the Primedica Acquisition; and

            (b) modifications to various provisions of the Existing Credit Agreement and the amendment and restatement thereof (other than the signature pages and schedules (other than Schedule I) thereto);

      WHEREAS, the Borrower intends to consummate the Primedica Acquisition using the Lenders are willing, on the terms and subject to the conditions set forth in the Amendment Agreement (including Article III thereof) and hereinafter set forth (including Article V), to so amend and restate the Existing Credit Agreement and to extend the Commitments and maintain and make the Loans described herein to the Borrower and issue (or participate in) Letters of Credit for the account of the Borrower and its Restricted Subsidiaries; and

      WHEREAS, the Lenders are willing, on the terms and subject to the conditions set forth in the Amendment Agreement (including Article III thereof) and hereinafter set forth (including Article V), to so amend and restate the Existing Credit Agreement and to extend the Commitments and maintain and make the Loans described herein to the Borrower and issue (or participate in) Letters of Credit for the account of the Borrower and its Restricted Subsidiaries;

      NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "Acquired Controlled Person" means any Person (i) in which the Borrower or any of its Restricted Subsidiaries has made an Investment permitted under clause
(l)(i)(y) of Section 7.2.5 and (ii) as to which the Borrower or such Restricted Subsidiary exercises control. For purposes hereof, "control" means the power to appoint a majority of the board of directors (or other equivalent governing body) of such Person or to otherwise direct or cause the direction of the management or policies of such Person, whether by contractual arrangement or otherwise.

      "Acquisition LLC" is defined in the second recital.

      "Acquisition Subco" is defined in the second recital.

      "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

      "Administrative Agent Fee Letter" means the confidential fee letter, dated September 29, 1999, between the Borrower and the Administrative Agent.

      "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (i) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Agents" means, collectively, the Administrative Agent and the Syndication Agent.

      "Agreement" means, on any date, the Existing Credit Agreement as amended and restated on the Amendment Effective Date and as the same may thereafter from time to time be further amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

      "Alternate Base Rate" means, for any day and with respect to all Base Rate Loans, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the reference rate of interest in effect for such day as most recently publicly announced or established by the Administrative Agent in the Designated City. Any change in the reference rate established or announced by the Administrative Agent shall take effect at the opening of business on the day of such establishment or announcement. As used herein, the reference rate shall mean an index rate determined by the Administrative Agent from time to time as a means of pricing certain extensions of credit and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by the Administrative Agent at any given time.

      "Amendment Agreement" means the Amendment Agreement, dated as of February 2, 2001, among the Borrower, the Lenders with a Term-C Loan Commitment party thereto, and the Agents.

      "Amendment Effective Date" means the date this Agreement becomes effective pursuant to the terms and conditions of the Amendment Agreement.

      "Amendment Effective Date Certificate" means the certificate executed and delivered by the Borrower pursuant to Section 3.4 of the Amendment Agreement and in form and substance reasonably satisfactory to the Agents.

      "Applicable Commitment Fee" means, (i) for each day from the Closing Date through (but excluding) the date upon which the Compliance Certificate for the second full Fiscal Quarter ending after the Closing Date is delivered or required to be delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1, a fee which shall accrue at a rate of 1/2 of 1% per annum, and (ii) for each day thereafter, a fee which shall accrue at the applicable rate per annum set forth below under the column entitled "Applicable Commitment Fee", determined by reference to the applicable Leverage Ratio referred to below:

                                                          Applicable
                Leverage Ratio                          Commitment Fee
                --------------                          --------------

                greater than or
                equal to 4.0:1.0                            0.500%

               less than 4.0:1.0                            0.375%

      The Leverage Ratio used to compute the Applicable Commitment Fee for any day referred to in clause (ii) above shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent on or prior to such day pursuant to clause (c) of Section
7.1.1. Changes in the Applicable Commitment Fee resulting from a change in the Leverage Ratio shall become effective on the first day following delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (c) of Section 7.1.1 (without giving effect to any grace period), the Applicable Commitment Fee from and including the first day after the date on which such Compliance Certificate was required to be delivered to and including the date the Borrower delivers to the Administrative Agent the next Compliance Certificate shall conclusively equal the highest Applicable Commitment Fee set forth above. Notwithstanding the foregoing, the Borrower may, in its sole discretion, within ten Business Days following the end of any Fiscal Quarter, deliver to the Administrative Agent a written estimate (the "Leverage Ratio Estimate") setting forth the Borrower's good faith estimate of the Leverage Ratio (based on calculations contained in an estimated Compliance Certificate) that will be set forth in the next Compliance Certificate required to be delivered by the Borrower to the Administrative Agent pursuant to clause
(c) of Section 7.1.1. In the event that the Leverage Ratio Estimate indicates that there would be a change in the Applicable Commitment Fee resulting from a change in the Leverage Ratio, such change will become effective on the first day following delivery of the Leverage Ratio Estimate. In the event that, once the next Compliance Certificate is delivered, the Leverage Ratio as set forth in such Compliance Certificate differs from that calculated in the Leverage Ratio Estimate delivered for the Fiscal Quarter with respect to which such Compliance Certificate has been delivered, and such difference results in an Applicable Commitment Fee which is greater than the Applicable Commitment Fee theretofore in effect, then (A) such greater Applicable Commitment Fee shall be deemed to be in effect for all purposes of this Agreement from the first day following the delivery of the Leverage Ratio Estimate and (B) if the Borrower shall have theretofore made any payment of commitment fees in respect of the period from the first day following the delivery of the Leverage Ratio Estimate to the actual date of delivery of such Compliance Certificate, then, on the next Quarterly Payment Date, the Borrower shall pay as a supplemental payment of commitment fees, an amount which equals the difference between the amount of commitment fees that would otherwise have been paid based on such new Leverage Ratio and the amount of such commitment fees actually so paid.

      "Applicable Margin" means at all times during the applicable periods set forth below,

            (a) with respect to the unpaid principal amount of each (i) Term-B Loan maintained as a (A) Base Rate Loan, 2.50% per annum and (B) LIBO Rate Loan, 3.75% per annum and (ii) Term-C Loan maintained as a (A) Base Rate Loan, 2.00% per annum and (B) LIBO Rate Loan, 3.25% per annum;

            (b) from the Amendment Effective Date through (but excluding) the date upon which the Compliance Certificate for the Fiscal Quarter ending December 31, 2000 is delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1, with respect to the unpaid principal amount of each (i) Swing Line Loan (which shall be borrowed and maintained only as a Base Rate Loan) and each Revolving Loan and Term-A Loan maintained as a Base Rate Loan, 0.50% per annum, and (ii) Revolving Loan and Term-A Loan maintained as a LIBO Rate Loan, 1.75% per annum; and

            (c) at all times after the date of delivery of the Compliance Certificate described in clause (b) above, with respect to the unpaid principal amount of each Swing Line Loan (which shall be borrowed and maintained only as a Base Rate Loan) and each Revolving Loan and Term-A Loan, the rate determined by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Loans", in the case of Base Rate Loans, or by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for LIBO Rate Loans" in the case of LIBO Rate
      Loans:

    Applicable Margin For Revolving Loans, Swing Line Loans and Term-A Loans

                                            Applicable              Applicable
                                          Margin For Base        Margin For LIBO
           Leverage Ratio                   Rate Loans              Rate Loans
           --------------                   ----------              ----------

  greater than or equal to 5.0:1.0             2.00%                  3.25%

greater than or equal to 4.0:1.0 and
          less than 5.0:1.0                    1.50%                  2.75%

greater than or equal to 3.0:1.0 and
          less than 4.0:1.0                    1.00%                  2.25%

          less than 3.0:1.0                    0.50%                  1.75%

      The Leverage Ratio used to compute the Applicable Margin for Swing Line Loans, Revolving Loans and Term-A Loans for any day referred to in clause (c) above shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent on or prior to such day pursuant to clause (c) of Section 7.1.1. Changes in the Applicable Margin for Swing Line Loans, Revolving Loans and Term-A Loans resulting from a change in the Leverage Ratio shall become effective on the first day following delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (c) of Section 7.1.1 (without giving effect to any grace period), the Applicable Margin for Swing Line Loans, Revolving Loans and Term-A Loans from and including the first day after the date on which such Compliance Certificate was required to be delivered to the date the Borrower delivers to the Administrative Agent the next Compliance Certificate shall conclusively equal the highest Applicable Margin for Swing Line Loans, Revolving Loans and Term-A Loans set forth above. Notwithstanding the foregoing, the Borrower may, in its sole discretion, within ten Business Days following the end of any Fiscal Quarter, deliver to the Administrative Agent a Leverage Ratio Estimate setting forth the Borrower's good faith estimate of the Leverage Ratio (based on calculations set forth in an estimated Compliance Certificate) that will be set forth in the next Compliance Certificate required to be delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1. In the event that the Leverage Ratio Estimate indicates that there would be a change in the Applicable Margin resulting from a change in the Leverage Ratio, such change will become effective on the first day following delivery of the Leverage Ratio Estimate. In the event that, once the next Compliance Certificate is delivered, the Leverage Ratio as set forth in such Compliance Certificate differs from that calculated in the Leverage Ratio Estimate delivered for the Fiscal Quarter with respect to which such Compliance Certificate has been delivered, and such difference results in an Applicable Margin which is greater than the Applicable Margin theretofore in effect, then (A) such greater Applicable Margin shall be deemed to be in effect for all purposes of this Agreement from the first day following the delivery of the Leverage Ratio Estimate and (B) if the Borrower shall have theretofore made any payment of interest in respect of Swing Line Loans, Revolving Loans or Term-A Loans, or of letter of credit fees pursuant to the first sentence of Section 3.3.3, in any such case in respect of the period from the first day following the delivery of the Leverage Ratio Estimate to the actual date of delivery of such Compliance Certificate, then, on the next Quarterly Payment Date, the Borrower shall pay as a supplemental payment of interest and/or letter of credit fees, an amount which equals the difference between the amount of interest and letter of credit fees that would otherwise have been paid based on such new Leverage Ratio and the amount of such interest and letter of credit fees actually so paid.

      "Assignee Lender" is defined in Section 10.11.1.

      "Assignor Lender" is defined in Section 10.11.1.

      "Assumed Indebtedness" means Indebtedness of a Person which is (i) in existence at the time such Person becomes a Restricted Subsidiary of the Borrower or (ii) is assumed in connection with an Investment in or acquisition of such Person, and has not been incurred or created by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Borrower.

      "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1 of the Existing Credit Agreement or Section 3.2 of the Amendment Agreement.

      "Base Financial Statements" is defined in clause (a) of Section 5.1.9 of the Existing Credit Agreement.

      "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

      "B&L" is defined in the first recital.

      "Borrower" is defined in the preamble.

      "Borrower Pledge and Security Agreement" means the Pledge and Security Agreement executed and delivered by an Authorized Officer of Borrower pursuant to Section 3.6 of the Amendment Agreement, substantially in the form of Exhibit G-1 hereto, together with any supplemental Foreign Pledge Agreements delivered pursuant to the terms of the Existing Credit Agreement or this Agreement, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Borrowing" means Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by the relevant Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
Section 2.1.

      "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1 hereto.

      "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Designated City and, with respect to Borrowings of, Interest Periods with respect to, payments of principal and interest in respect of, and conversions of Base Rate Loans into, LIBO Rate Loans, on which dealings in Dollars are carried on in the London interbank market.

      "Capital Expenditures" means for any period, the sum, without duplication, of (i) the aggregate amount of all expenditures of the Borrower and its Restricted Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, and
(ii) the aggregate amount of the principal component of all Capitalized Lease Liabilities incurred during such period by the Borrower and its Restricted Subsidiaries; provided that Capital Expenditures shall not include (i) any such expenditures or any such principal component funded with (x) any Casualty Proceeds, as permitted under clause (e) of Section 3.1.1, or (y) any Net Disposition Proceeds of any asset sale permitted under clause (c) of Section
7.2.9 or any asset sale of obsolete or worn out equipment permitted under subclause (a)(i) of Section 7.2.9 or (ii) any Investment made under Section
7.2.5 (other than pursuant to clause (d) thereof).

      "Capital Stock" means, (i) in the case of a corporation, any and all capital or corporate stock, including shares of preferred or preference stock of such corporation, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in respect of corporate or capital stock, (iii) in the case of a partnership or limited liability company, any and all partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Capitalized Lease Liabilities" means, without duplication, all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      "Cash Equivalent Investment" means, at any time:

            (a) any evidence of Indebtedness, maturing not more than one year after such time, issued directly by the United States of America or any agency thereof or guaranteed by the United States of America or any agency thereof;

            (b) commercial paper, maturing not more than nine months from the date of issue, which is (i) rated at least A-l by S&P or P-l by Moody's and not issued by an Affiliate of any Obligor, or (ii) issued by any Lender (or its holding company);

            (c) any time deposit, certificate of deposit or bankers acceptance, maturing not more than one year after such time, maintained with or issued by either (i) a commercial banking institution (including U.S. branches of foreign banking institutions) that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any Lender;

            (d) short-term tax-exempt securities rated not lower than MIG-1/1+ by either Moody's or S&P with provisions for liquidity or maturity accommodations of 183 days or less;

            (e) repurchase agreements which (i) are entered into with any entity referred to in clause (b) or (c) above or any other financial institution whose unsecured long-term debt (or the unsecured long-term debt of whose holding company) is rated at least A- or better by S&P or Baa1 or better by Moody's and maturing not more than one year after such time, (ii) are secured by a fully perfected security interest in securities of the type referred to in clause (a) above and (iii) have a market value at the time of such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

            (f) any money market or similar fund not less than 95% of the assets of which are comprised of any of the items specified in clauses (a) through (e) above and as to which withdrawals are permitted at least every 90 days; or

            (g) in the case of any Restricted Subsidiary of the Borrower organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (a) through (f) above.

      "Casualty Event" means the damage, destruction or condemnation, as the case may be, of any property of the Borrower or any of its Restricted Subsidiaries.

      "Casualty Proceeds" means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Borrower or any of its Restricted Subsidiaries in connection therewith, but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a Lien on the property which is the subject of such Casualty Event which Lien (x) is permitted by Section 7.2.3 and (y) has priority over the Liens securing the Obligations.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

      "Change in Control" means (i) the failure of Holdco at any time to own, free and clear of all Liens and encumbrances (other than Liens of the types permitted to exist under clauses (b), (d) and (g) of Section 7.2.3), all right, title and interest in 100% of the Capital Stock of the Borrower; (ii) the failure of the DLJMBP at any time to own, free and clear of all Liens and encumbrances (other than Liens (x) arising under the Investors' Agreement and (y) of the types permitted to exist under clause (d) or (g) of Section 7.2.3) all right, title and interest in at least 30% (on a fully diluted basis) of the economic and voting interest in the Voting Stock of Holdco; or (iii) the failure of DLJMBP and its Affiliates at any time to have the right to designate or cause to be elected a majority of the Board of Directors of Holdco.

      "Charles River China" means SPAFAS Jinan Poultry Company, Ltd., a Chinese corporation and Zhanjiang A&C Biological Ltd., a Chinese corporation.

      "Charles River Mexico" means Avers Libers de Patogenos Especificos, S.A. de C.V., a Mexican corporation.

      "Charles River Japan" means Charles River Japan, Inc., a Japanese corporation.

      "Charter Document" means, relative to any Obligor, its certificate of incorporation, its by-laws or other constituent documents and all shareholder agreements, voting trusts and similar arrangements to which such Obligor is a party applicable to any of its authorized shares of Capital Stock.

      "Closing Date" means September 29, 1999, the date the initial Credit Extensions were made under the Existing Credit Agreement.

      "Closing Date Certificate" means the certificate of an Authorized Officer of the Borrower delivered pursuant to Section 5.1.4 of the Existing Credit Agreement, a copy of which is attached hereto as Exhibit D.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commitment" means, as the context may require, (i) a Lender's Term-C Loan Commitment, Revolving Loan Commitment or Letter of Credit Commitment or (ii) the Swing Line Lender's Swing Line Loan Commitment.

      "Commitment Amount" means, as the context may require, the Term-C Loan Commitment Amount, the Revolving Loan Commitment Amount, the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount.

      "Commitment Termination Date" means, as the context may require, the Revolving Loan Commitment Termination Date or the Term-C Loan Commitment Termination Date.

      "Commitment Termination Event" means (i) the occurrence of any Event of Default described in clauses (b) through (d) of Section 8.1.9 with respect to any Obligor (other than Subsidiaries that are not Material Subsidiaries), or
(ii) the occurrence and continuance of any other Event of Default and either (x) the declaration of the Loans to be due and payable pursuant to Section 8.3, or
(y) in the absence of such declaration, the giving of notice to the Borrower by the Administrative Agent, acting at the direction of the Required Lenders, that the Commitments have been terminated.

      "Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer that is the president, the chief executive officer or the chief financial or accounting officer of the Borrower, substantially in the form of Exhibit E hereto.

      "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

      "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

      "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under

Section 414(b) or 414(c) of the Code or Section 4001 of ERISA, or for purposes of Section 412 of the Code, Section 414(m) or Section 414(o) of the Code.

      "Credit Extension" means, as the context may require, (i) the making of a Loan by a Lender, or (ii) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any previously issued Letter of Credit, by any Issuer.

      "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

      "CSFB" is defined in the preamble.

      "CRL" is defined in the first recital.

      "Current Assets" means, on any date, without duplication, all assets which, in accordance with GAAP, would be included as current assets on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date as current assets (excluding, however, amounts due and to become due from Affiliates of the Borrower which have arisen from transactions which are other than arm's-length and in the ordinary course of its business).

      "Current Liabilities" means, on any date, without duplication, all amounts which, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, excluding current maturities of Indebtedness.

      "Debt" means, without duplication, the outstanding principal amount of all Indebtedness of the Borrower and its Restricted Subsidiaries that (i) is of the type referred to in clause (a), (b) (other than undrawn commercial letters of credit and undrawn letters of credit in respect of workers' compensation, insurance, performance and surety bonds and similar obligations, in each case incurred in the ordinary course of business) or (c) of the definition of "Indebtedness" and (ii) any Contingent Liability in respect of any of the foregoing types of Indebtedness.

      "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would, unless cured or waived, constitute an Event of Default.

      "Designated City" means (i) Los Angeles, California if the Administrative Agent is UBOC and (ii) Boston, Massachusetts if the Administrative Agent is Fleet National Bank.

      "Disbursement" is defined in Section 2.6.2.

      "Disbursement Date" is defined in Section 2.6.2.

      "Disbursement Due Date" is defined in Section 2.6.2.

      "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Required Lenders.

      "Discount Debentures Issuance" is defined in clause (b) of the fifth recital.

      "DLJMBP" is defined in the first recital.

      "DLJMBP Contribution" is defined in the second recital.

      "Documentation Agent" is defined in the preamble.

      "Dollar" and the sign "$" mean lawful money of the United States.

      "Earn-outs" means any obligations by the Borrower or any of its Restricted Subsidiaries to pay any amounts constituting the payment of deferred purchase price with respect to any acquisition of a business (whether through the purchase of assets or shares of Capital Stock), the amount of which payments is calculated on the basis of, or by reference to, the bona fide financial or other operating performance of such business or specified portion thereof or any other similar arrangement.

      "EBITDA" means, for any applicable period, subject to clause (b) of
Section 1.4, the sum (without duplication) for the Borrower and its Restricted Subsidiaries on a consolidated basis of

            (a) Net Income,

plus

            (b) the amount deducted in determining Net Income representing non-cash charges or expenses, including depreciation and amortization (excluding any non-cash charges representing an accrual of or reserve for cash charges to be paid within the next twelve months), plus

            (c) the amount deducted in determining Net Income representing income taxes (whether paid or deferred),

plus

            (d) the amount deducted in determining Net Income representing Interest Expense and Transaction Payments, minus

            (e) Restricted Payments of the type referred to in clause (c)(i) of
      Section 7.2.6 made during such period.

      "Eligible Institution" means a financial institution that has combined capital and surplus of not less than $500,000,000 or its equivalent in foreign currency, whose the long-term certificate of deposit rating or long-term senior unsecured debt rating is rated "BBB" or higher by S&P and "Baa2" or higher by Moody's or an equivalent or higher rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

      "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment or the effect of the environment on human health and safety.

      "Equity Contributions" is defined in the second recital.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Event of Default" is defined in Section 8.1.

      "Excess Cash Flow" means, for any applicable period, the excess (if any), of

            (a) EBITDA for such applicable period;

over

            (b) the sum, without duplication (for such applicable period) of

                  (i) the cash portion of Interest Expense (net of interest
            income) for such applicable period;

      plus

                  (ii) scheduled payments, to the extent actually made, of the principal amount of the Term Loans and scheduled payments and optional and mandatory prepayments of the principal of any other funded Debt (including Capitalized Lease Liabilities) and mandatory prepayments of the principal amount of Revolving Loans pursuant to clause (f) of Section 3.1.1 in connection with a permanent reduction of any Revolving Loan Commitment Amount, in each case to the extent actually made and for such applicable period;

      plus

                  (iii) all federal, state and foreign income taxes actually paid in cash by the Borrower and its Restricted Subsidiaries for such applicable period;

      plus

                  (iv) Capital Expenditures actually made during such applicable period pursuant to clause (a) of Section 7.2.7 (excluding Capital Expenditures constituting Capitalized Lease Liabilities and by way of the incurrence of Indebtedness permitted pursuant to clause (c) of Section 7.2.2 to a vendor of any assets permitted to be acquired pursuant to Section 7.2.7 to finance the acquisition of such assets);

      plus

                  (v) the amount of the net increase (if any) of Current Assets, other than cash and Cash Equivalent Investments, over Current Liabilities of the Borrower and its Restricted Subsidiaries for such applicable period;

      plus

                  (vi) Investments permitted and actually made, in cash,
            pursuant to clause (d), (h), (l), (p), (q) or (r) (to the extent the Investments made in cash under such clause (r) are out of available cash of the Borrower and not using the proceeds of any Loans) of
            Section 7.2.5 during such applicable period (excluding Investments financed with the proceeds of any issuance of Capital Stock or Indebtedness other than Revolving Loans);

      plus

                  (vii) Restricted Payments of the type described in clauses
            (c)(ii) and (c)(iii) of Section 7.2.6 made during such applicable period.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Excluded Equity Proceeds" means any proceeds received by Holdco, the Borrower or any of their respective Subsidiaries from the sale or issuance by such Person of its Capital Stock or any warrants or options in respect of any such Capital Stock or the exercise of any such warrants or options, in each case pursuant to any such sale, issuance or exercise constituting or resulting from
(i) capital contributions to, or Capital Stock issuances by, Holdco, the Borrower or any of their respective Subsidiaries (exclusive of any such contribution or issuance resulting from a Public Offering or a widely distributed private offering exempted from the registration requirements of Section 5 of the Securities Act of 1933, as amended), (ii) any subscription agreement, option plan, incentive plan or similar arrangement with any officer, employee or director of such Person or any of its Subsidiaries,
(iii) any loan made by Holdco, the Borrower or any of their respective Subsidiaries pursuant to clause (g) of Section 7.2.5, (iv) the sale of any Capital Stock of Holdco to any officer, director or employee described in clause
(ii) above; provided such proceeds do not exceed $15,000,000 in the aggregate,
(v) the exercise of any options or warrants issued to any officer, employee or director pursuant to any agreement, plan or arrangement described in clause (ii) above, (vi) the issuance by Holdco of any of its common stock to repay or prepay the PAIC Subordinated Convertible Note in accordance with the proviso to clause
(b) of Section 7.2.6 and (B) $16,500,000 of its common stock in connection with the Primedica Related Issuance, (vii) the Primedica Related Issuance or (viii) the exercise of any Warrants.

      "Existing Business" means the businesses of the commercial production and supply of animal research models and related biomedical products and services of CRL and the Other Asset Contributors contributed to the Borrower as such businesses were in existence and carried on immediately prior to the Closing Date.

      "Existing Credit Agreement" is defined in the Amendment Agreement.

      "Existing Revolving Loans" means the "Revolving Loans" held by the Lenders under the Existing Credit Agreement which have been designated as Existing Revolving Loans hereunder pursuant to Section 2.3.3.

      "Existing Term-A Loans" means the "Term-A Loans" held by the Lenders under the Existing Credit Agreement which have been designated as Existing Term-A Loans hereunder pursuant to Section 2.3.3.

      "Existing Term-B Loans" means the "Term-B Loans" held by the Lenders under the Existing Credit Agreement which have been designated as Existing Term-B Loans hereunder pursuant to Section 2.3.3.

      "Existing Term Loans" means collectively, the Existing Term-A Loans and the Existing Term-B Loans.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

      "Fee Letter" means the confidential fee letter, dated as of February 2, 2001, between the Borrower and CSFB.

      "Filing Agent" is defined in Section 5.1.8.

      "Filing Statement" means any UCC financing statement (Form UCC-1) or other similar statement or UCC termination statement (Form UCC-3) required pursuant to the Loan Documents.

      "Fiscal Quarter" means any fiscal quarter of a Fiscal Year.

      "Fiscal Year" means any twelve-month period ending on December 31 of any calendar year.

      "Fixed Charge Coverage Ratio" means, at the end of any Fiscal Quarter, subject to clause (b) of Section 1.4, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of

            (a) (i) EBITDA for all such Fiscal Quarters;

      minus

                  (ii) Capital Expenditures actually made during all such Fiscal
            Quarters pursuant to clause (a) of Section 7.2.7 (excluding Capital Expenditures constituting Capitalized Lease Liabilities and by way of the incurrence of Indebtedness permitted pursuant to Section 7.2.2(c) to a vendor of any assets permitted to be acquired pursuant to Section 7.2.7 to finance the acquisition of such assets). over

      (b) the sum (without duplication) of

                  (i) the cash portion of Interest Expense (net of interest
            income) for all such Fiscal Quarters;

      plus

                  (ii) all scheduled payments of principal of the Term Loans and other funded Debt (including the principal portion of any Capitalized Lease Liabilities) during all such Fiscal Quarters;

      plus

                  (iii) Restricted Payments made or permitted to be made
            pursuant to clauses (c)(ii) and (c)(iii)(y) of Section 7.2.6 during all such Fiscal Quarters;

      plus

                  (iv) all federal, state and foreign income taxes actually paid or payable in cash by the Borrower and its Restricted Subsidiaries for all such Fiscal Quarters.

      "Foreign Pledge Agreement" means any supplemental pledge agreement governed by the laws of a jurisdiction other than the United States or a State thereof executed and delivered by the Borrower or any of its Restricted Subsidiaries pursuant to the terms of this Agreement, in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable under the laws of organization or incorporation of a Subsidiary to further protect or perfect the Lien on and security interest in any Collateral (as defined in a Pledge Agreement).

      "Foreign Subsidiary" means any Subsidiary that is not a U.S. Subsidiary.

      "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

      "Future Pledged Foreign Subsidiary" is a Restricted Subsidiary and a Foreign Subsidiary having, at any time of determination, total assets with a value of at least $5,000,000.

      "GAAP" is defined in Section 1.4.

      "GTC" is defined in the eighth recital.

      "Hazardous Material" means

            (a) any "hazardous substance", as defined by CERCLA;

            (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

            (c) any petroleum product; or

            (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Environmental Law.

      "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate or currency swap agreements, interest or exchange rate cap agreements and interest or exchange rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

      "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

      "Holdco" is defined in the second recital.

      "Holdco Guaranty and Pledge Agreement" means the Amended and Restated Guaranty and Pledge Agreement executed and delivered by an Authorized Officer of Holdco pursuant to Section 3.5 of the Amendment Agreement, substantially in the form of Exhibit G-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification
(i) which is of a "going concern" or similar nature, (ii) which relates to the limited scope of examination of matters relevant to such financial statement (except, in the case of matters relating to any acquired business or assets, in respect of the period prior to the acquisition by such Obligor of such business or assets), or (iii) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.4.

      "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

      "Indebtedness" of any Person means, without duplication:

            (a) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (exclusive of (i) deferred purchase price arrangements in the nature of open or other accounts payable owed to suppliers on normal terms in connection with the purchase of goods and services in the ordinary course of business and (ii) Earn-outs (until such time as the obligation associated with the Earn-out is recorded as a liability on the balance sheet of the Borrower in accordance with GAAP)) and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

            (c) all Capitalized Lease Liabilities;

            (d) net liabilities of such Person under all Hedging Obligations;

            (e) whether or not so included as liabilities in accordance with GAAP, all Indebtedness of the types referred to in clauses (a) through (d) above (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that, to the extent such Indebtedness is limited in recourse to the assets securing such Indebtedness, the amount of such Indebtedness shall be limited to the fair market value of such assets; and

            (f) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (to the extent such Person is liable for such Indebtedness).

      "Indemnified Liabilities" is defined in Section 10.4.

      "Indemnified Parties" is defined in Section 10.4.

      "Initial Public Offering" means for any Person, any sale of the Capital Stock of such Person to the public pursuant to an initial primary offering registered under the Securities Act of 1933.

      "Interest Coverage Ratio" means, at the end of any Fiscal Quarter, subject to clause (b) of Section 1.4, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of:

            (a) EBITDA (for all such Fiscal Quarters)

to

            (b) the cash portion of Interest Expense (net of interest income) (for all such Fiscal Quarters).

      "Interest Expense" means, for any applicable period, the aggregate consolidated interest expense of the Borrower and its Restricted Subsidiaries for such applicable period, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense, but excluding (to the extent included in interest expense) up-front fees and expenses and the amortization of all deferred financing costs.

      "Interest Period" means, as to any LIBO Rate Loan, the period commencing on the Borrowing date of such Loan or on the date on which the Loan is converted into or continued as a LIBO Rate Loan, and ending on the date one, two, three, six or, if consented to by each applicable Lender, nine or twelve months thereafter as selected by the Borrower in its Borrowing Request or its Conversion/Continuation Notice; provided however that:

            (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

            (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

            (iii) no Interest Period for any Loan shall extend beyond the Stated Maturity Date for such Loan;

            (iv) no Interest Period applicable to a Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Loans, or by LIBO Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment; and

            (v) there shall be no more than ten Interest Periods in effect at any one time;

provided that with respect to the single Borrowing of Term-C Loans consisting of LIBO Rate Loans to be made on the Primedica Acquisition Date, Interest Period means the period commencing on (and including) the Business Day on which such Borrowing is made and ending on (and including) the last Business Day of the calendar month following the month in which such Borrowing is made.

      "Investors' Agreement" means the Investors' Agreement dated as of September 29, 1999 among Holdco, DLJMBP, Acquisition LLC and certain other holders of the Capital Stock of Holdco from time to time party thereto.

      "Investment" means, relative to any Person, (i) any loan or advance made by such Person to any other Person (excluding commission, travel, relocation and similar advances to officers, directors and employees (or individuals acting in similar capacities) made in the ordinary course of business), and (ii) any ownership or similar interest (in the nature of Capital Stock) held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.

      "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-3 hereto.

      "Issuer" means the Administrative Agent in its capacity as issuer of Letters of Credit and any Lender as may be designated by the Borrower (and consented to by the Agents and such Lender, such consent by the Agents not to be unreasonably withheld) in its capacity as issuer of Letters of Credit.

      "Lead Arranger" means CSFB.

      "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit I hereto.

      "Lenders" is defined in the preamble.

      "Letter of Credit" is defined in Section 2.1.3.

      "Letter of Credit Commitment" means, with respect to any Issuer, such Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.3 and, with respect to each of the other Lenders that has a Revolving Loan Commitment, the obligation of each such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

      "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $15,000,000, as such amount may be reduced from time to time pursuant to
Section 2.2.

      "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

            (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit, plus

            (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations in respect of such Letters of Credit.

      "Leverage Ratio" means, at the end of any Fiscal Quarter, subject to clause (b) of Section 1.4, the ratio of

            (a) total Debt less cash and Cash Equivalent Investments of the Borrower and its Restricted Subsidiaries on a consolidated basis outstanding at such time;

to

            (b) EBITDA for the period of four consecutive Fiscal Quarters ended on such date.

      "Leverage Ratio Estimate" is defined in the definition of Applicable Commitment Fee.

      "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the applicable London interbank offered rate for deposits in U.S. dollars appearing on Dow Jones Markets (Telerate Page 3750) as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; provided that, if Dow Jones Markets (Telerate Page 3750) is not available for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable London interbank offered rate for deposits in U.S. Dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period.

      "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

      "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, the rate of interest per annum (rounded upwards to the next 1/100th of 1%) determined by the Administrative Agent as follows:

                                                     LIBO Rate
                  LIBO Rate           =    -------------------------------
               (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

      The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be adjusted automatically as to all LIBO Rate Loans then outstanding as of the effective date of any change in the LIBOR Reserve Percentage.

      "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such on Schedule II hereto or in the Lender Assignment Agreement pursuant to which such Lender became a Lender under the Existing Credit Agreement or hereunder or such other office of a Lender as shall be so designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

      "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the F.R.S. Board).

      "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or any filing or recording of any instrument or document in respect of the foregoing, to secure payment of a debt or performance of an obligation or any other priority or preferential treatment of any kind or nature whatsoever that has the practical effect of creating a security interest in property.

      "Loan" means, as the context may require, a Revolving Loan, a Term-A Loan, a Term-B Loan, a Term-C Loan or a Swing Line Loan, of any type.

      "Loan Document" means this Agreement, the Amendment Agreement, the Notes, the Letters of Credit, each Rate Protection Agreement under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender relating to Hedging Obligations of the Borrower or any of its Subsidiaries, each Borrowing Request, each Issuance Request, the Fee Letter, the Administrative Agent Fee Letter, each Pledge Agreement, the Subsidiary Guaranty, each Mortgage (upon execution and delivery thereof), and each other agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein or therein.

      "Material Adverse Effect" means (a) a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Obligor to perform its respective material obligations under the Loan Documents to which it is or will be a party, or (c) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to each Issuer, the Agents, the Lead Arranger or the Lenders under, this Agreement or any other Loan Document.

      "Material Documents" means the Recapitalization Agreement, the Sierra Acquisition Agreement, the Charter Documents of each of the Borrower and Holdco, the Investors' Agreement, Seller Subordinated Discount Note, Senior Discount Debentures, the Warrants, the Warrant Agreement, the PAIC Purchase Agreement, the PAIC Subordinated Convertible Note, the Primedica Purchase Agreement and the Senior Subordinated Debt Documents, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof or of any other Loan Document.

      "Material Subsidiary" means (i) any direct or indirect Restricted Subsidiary of the Borrower which holds, owns or contributes, as the case may be, 3% or more of the gross revenues, assets or EBITDA of the Borrower and its Restricted Subsidiaries, on a consolidated basis, and (ii) any Restricted Subsidiary of the Borrower designated by the Borrower as a Material Subsidiary. The Borrower shall designate one or more Restricted Subsidiaries of the Borrower as Material Subsidiaries if, in the absence of such designation, the aggregate gross revenues, assets or EBITDA of all Restricted Subsidiaries of the Borrower that are not Material Subsidiaries would exceed 5% of the gross revenues, assets or EBITDA of the Borrower and its Restricted Subsidiaries, on a consolidated basis.

      "Merger" is defined in the second recital.

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage" means, collectively, each Mortgage or Deed of Trust executed and delivered pursuant to the terms of this Agreement, including Section 7.1.8(b) or 7.1.12 of the Existing Credit Agreement and Section 7.1.8(b), in form and substance reasonably satisfactory to the Agents.

      "Net Debt Proceeds" means with respect to the incurrence, sale or issuance by Holdco, the Borrower or any Restricted Subsidiary of the Borrower of any Debt (other than Debt incurred as part of the Original Transaction and other Debt permitted by Section 7.2.2 and clause (b)(i) of Section 5.9 of the Holdco Guaranty and Pledge Agreement) the excess of:

            (a) the gross cash proceeds received by Holdco, the Borrower or any such Restricted Subsidiary from such incurrence, sale, or issuance,

over

            (b) the sum (without duplication) of (i) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such incurrence, sale or issuance and (ii) in the case of any Debt incurred, sold or issued by any Foreign

      Subsidiary, any taxes or other costs or expenses resulting from repatriating any such proceeds to the United States.

      "Net Disposition Proceeds" means, with respect to any sale, transfer or other disposition of any assets of the Borrower or any of its Restricted Subsidiaries (other than transfers made as part of the Original Transaction and other sales permitted pursuant to clause (a), (b), (d) (to the extent the proceeds of the transfer permitted thereunder constitute Net Casualty Proceeds) or (e) of Section 7.2.9, but including any sale or issuance of Capital Stock of any such Subsidiary to any Person other than the Borrower or any of its Restricted Subsidiaries), the excess of

            (a) the sum of the gross cash proceeds received, directly or indirectly, by the Borrower or any of its Restricted Subsidiaries from any such sale, transfer or other disposition and any cash payments received in respect of promissory notes or other non- cash consideration delivered to the Borrower or such Restricted Subsidiary in respect thereof, less

            (b) the sum (without duplication) of (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale, transfer or other disposition, (ii) all taxes and other governmental costs and expenses actually paid or estimated by the Borrower (in good faith) to be payable in cash in connection with such sale, transfer or other disposition (including, in the event of a transfer, sale or other disposition of non-U.S. assets, any such taxes or other costs or expenses resulting from repatriating any such proceeds to the United States), (iii) payments made by the Borrower or any of its Restricted Subsidiaries to retire Indebtedness (other than the Loans) of the Borrower or any of its Restricted Subsidiaries where payment of such Indebtedness is required in connection with such sale, transfer or other disposition and (iv) reserves for purchase price adjustments and retained fixed liabilities reasonably expected to be payable by the Borrower and its Restricted Subsidiaries in cash in connection therewith;

provided, however, that if, after the payment of all taxes, purchase price adjustments and retained fixed liabilities with respect to such sale, transfer or other disposition, the amount of estimated taxes, purchase price adjustments or retained fixed liabilities, if any, pursuant to clause (b)(ii) or (b)(iv) above exceeded the tax, purchase price adjustment or retained fixed liabilities amount actually paid in cash in respect of such sale, transfer or other disposition, the aggregate amount of such excess shall, at such time, constitute Net Disposition Proceeds.

      "Net Equity Proceeds" means with respect to any sale or issuance by Holdco or the Borrower to any Person of any Capital Stock of Holdco or the Borrower, as the case may be, or any warrants or options with respect to any such Capital Stock or the exercise of any such warrants or options after the Closing Date (exclusive of any such proceeds constituting Excluded Equity Proceeds) the excess of:

            (a) the gross cash proceeds received by Holdco or the Borrower from such sale, exercise or issuance,

over

            (b) the sum, without duplication, of all reasonable and customary underwriting commissions and legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance.

      "Net Income" means, for any period, the net income of the Borrower and its Subsidiaries for such period on a consolidated basis, excluding (a) net losses or gains realized in connection with any sale, lease, conveyance or other disposition of any asset (other than in the ordinary course of business) and (b) extraordinary or non-recurring losses or gains; provided, however, that the Net Income or loss of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the Borrower or a Restricted Subsidiary in cash.

      "New Transaction" is defined in the ninth recital.

      "Non-Consenting Lender" means any Lender that, in response to any request by the Borrower or any Agent to a departure from, waiver of or amendment to any provision of any Loan Document that requires the agreement of all Lenders or all Lenders with respect to a particular Tranche, which departure, waiver or amendment receives the consent of the Required Lenders or the holders of a majority of the Commitments or (if the applicable Commitments in respect of such Tranche shall have expired or been terminated) outstanding Credit Extensions in respect of such Tranche, as the case may be, shall not have given its consent to such departure, waiver or amendment.

      "Non-Funding Lender" means a Lender that shall have failed to fund any Loan hereunder that it was required to have funded in accordance with the terms hereof, which Loan was included in any Borrowing in respect of which a majority of the aggregate principal amount of all Loans included in such Borrowing were funded by the Lenders party thereto.

      "Non-Recourse Debt" means Indebtedness (i) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Borrower or any of its Restricted Subsidiaries (other than Capital Stock of Unrestricted Subsidiaries pledged by the Borrower or a Restricted Subsidiary to secure Debt of such Unrestricted Subsidiary); provided, however, that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by the Borrower or any of its Restricted Subsidiaries if the Borrower or such Restricted Subsidiary was otherwise permitted to incur such guarantee under this Agreement.

      "Non-U.S. Lender" means any Lender (including each Assignee Lender) that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, or (iii) an estate or trust that is subject to U.S. Federal income taxation regardless of the source of its income.

      "Note" means, as the context may require, a Revolving Note, a Term-A Note, a Term-B Note, a Term-C Note or a Swing Line Note.

      "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement and each other Loan Document.

      "Obligor" means the Borrower or any other Person (other than any Agent, the Lead Arranger, any Issuer, the Swing Line Lender or any Lender) obligated under any Loan Document.

      "Original Transaction" is defined in the second recital.

      "Other Asset Contributors" is defined in the second recital.

      "PAIC" is defined in the seventh recital.

      "PAIC Acquisition" is defined in the seventh recital.

      "PAIC Conversion Event" is defined in clause (b) of Section 7.2.6.

      "PAIC Purchase Agreement" is defined in the seventh recital.

      "PAIC Subordinated Convertible Note" is defined in the seventh recital.

      "PAIC Transaction Fees and Expenses" is defined in the seventh recital.

      "PAIC Trigger Date" means the earlier of (x) the date on which PAIC becomes liable or contingently liable for any Indebtedness of the Borrower or any of its Subsidiaries (other than PAIC or any of its Subsidiaries) and (y) three months following the date on which the PAIC becomes a Subsidiary of the Borrower.

      "Participant" is defined in Section 10.11.2.

      "PBGC" means the Pension Benefit Guaranty Corporation and any successor entity.

      "Pension Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, has or within the prior six years has had any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

      "Percentage" means, relative to any Lender, the applicable percentage relating to Term-A Loans, Term-B Loans, Term-C Loans or Revolving Loans, as the case may be, as set forth opposite its name in Schedule II to the Existing Credit Agreement, the Amendment Agreement or in a Lender Assignment Agreement(s) under the applicable column heading, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11 or, in the case of a Lender's Percentage relating to Revolving Loans, pursuant to clause
(c) of Section 2.1.2. A Lender shall not have any Commitment to make Revolving Loans or Term-C Loans (as the case may be) if its percentage under the respective column heading is zero.

      "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency, limited liability company or any other entity, whether acting in an individual, fiduciary or other capacity.

      "Plan" means any Pension Plan or Welfare Plan.

      "Pledge Agreement" means, as the context may require, the Borrower Pledge and Security Agreement, the Holdco Guaranty and Pledge Agreement or the Subsidiary Pledge and Security Agreement.

      "Pledge and Security Agreement" means, as the context may require, the Borrower Pledge and Security Agreement or the Subsidiary Pledge and Security Agreement.

      "Primedica" is defined in the eighth recital.

      "Primedica Acquisition" is defined in the eighth recital.

      "Primedica Acquisition Date" means the date that the Primedica Acquisition is consummated pursuant to clause (q) of Section 7.2.5 and the conditions set forth in Section 5.1 shall have been satisfied.

      "Primedica Acquisition Date Certificate" means the certificate executed and delivered by the Borrower pursuant to Section 5.1.7 and in form and substance reasonably satisfactory to the Agents.

      "Primedica Assumed Debt" is defined in clause (q) of Section 7.2.5.

      "Primedica Assumed Debt Documents" is defined in clause (q) of Section 7.2.5.

      "Primedica Debt Assumption" is defined in the ninth recital.

      "Primedica Mortgaged Facilities" means the Primedica Toxicology Facility and the Primedica Worcester Facility, in each case, to the extent a mortgage or deed of trust in respect of such facility was executed and delivered by Primedica or any of Subsidiaries in favor of a creditor holding Primedica Assumed Debt prior to the Amendment Effective Date and for so long as such mortgage or deed of trust (or a replacement therefor was executed and delivered by the Borrower following the merger of any such Person with and into the Borrower as permitted under Section 7.2.8(a)) remains in full force and effect.

      "Primedica Purchase Agreement" is defined in the eighth recital.

      "Primedica Related Issuance" is defined in the ninth recital.

      "Primedica Toxicology Facility" means the toxicology facility of Primedica located at 100 East Boone Street, Redfield, Arkansas.

      "Primedica Transaction Fees and Expenses" is defined in the eighth recital.

      "Primedica Trigger Date" means the earlier of (x) the date on which Primedica becomes liable or contingently liable for any Indebtedness of the Borrower or any of its Subsidiaries (other than Primedica or any of its Subsidiaries) and (y) 30 days following the date on which the Primedica becomes a Subsidiary of the Borrower.

      "Primedica Worcester Facility" means the facility of Primedica Worcester, Inc. located at 57 Union Street, Worcester, Massachusetts.

      "Pro Forma Financial Statements" is defined in clause (b) of Section 5.1.9 of the Existing Credit Agreement.

      "Public Offering" means, for any Person, any sale after the Closing Date of the Capital Stock of such Person to the public pursuant to a primary offering registered under the Securities Act of 1933, as amended.

      "Quarterly Payment Date" means the last day of each of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day, commencing with March 31, 2001.

      "Rate Protection Agreement" means any interest rate swap, cap, collar or similar agreement entered into by the Borrower pursuant to the terms of this Agreement under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

      "Recapitalization Agreement" is defined in the first recital.

      "Refunded Swing Line Loans" is defined in clause (b) of Section 2.3.2.

      "Register" is defined in clause (b) of Section 2.7.

      "Reimbursement Obligation" is defined in Section 2.6.3.

      "Reinstatement Date" is defined in Section 4.1.

      "Related Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      "Release" means a "release", as such term is defined in CERCLA.

      "Replacement Lender" is defined in Section 4.11.

      "Replacement Notice" is defined in Section 4.11.

      "Required Lenders" means, at any time, Lenders holding at least 51% of the Total Exposure Amount.

      "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

      "Restricted Payments" is defined in Section 7.2.6.

      "Restricted Payments Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer that is the president, the chief executive officer or the chief financial or accounting officer of the Borrower, substantially in the form of Exhibit F hereto.

      "Restricted Subsidiary" means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

      "Revolving Loans" is defined in Section 2.1.2.

      "Revolving Loan Commitment" is defined in Section 2.1.2.

      "Revolving Loan Commitment Amount" means, on any date, $30,000,000, as such amount may be increased from time to time pursuant to clause (c) of Section
2.1.2 or reduced from time to time pursuant to Section 2.2.

      "Revolving Loan Commitment Termination Date" means the earlier of (i) the sixth anniversary of the Closing Date and (ii) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to
Section 2.2, and (iii) the date on which any Commitment Termination Event occurs.

      "Revolving Note" means, collectively, (i) each Revolving Note (as defined in the Existing Credit Agreement) (as such promissory note may be amended, endorsed or otherwise modified from time to time (including in the form of Exhibit A-1 hereto)), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Existing Revolving Loans, (ii) each promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and
(iii) each other promissory note accepted from time to time in substitution therefor or renewal thereof.

      "Rollover Equity" means the shares equal to approximately 12.5% of Holdco outstanding after the Merger which will either be retained by CRL or exchanged by CRL for such percentage of a new class of shares of common stock of Holdco.

      "SAIC" is defined in the seventh recital.

      "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill,
Inc.

      "SBI" is defined in the fourth recital.

      "Secured Parties" means, collectively, the Lenders, the Issuers, the Agents and each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

      "Seller Note Issuance" is defined in clause (d) of the fifth recital.

      "Seller Subordinated Discount Note" means the Subordinated Discount Note in an initial principal amount of $43,000,000 issued by Holdco to CRL on the Closing Date.

      "Senior Discount Debentures" the Senior Discount Debentures in an initial principal amount of $40,000,000 issued by Holdco on the Closing Date.

      "Senior Subordinated Debt" means the Senior Subordinated Notes.

      "Senior Subordinated Debt Documents" means the Senior Subordinated Notes and all other instruments, agreements or other documents evidencing or governing any Senior Subordinated Debt or pursuant to which any Senior Subordinated Debt has been issued.

      "Senior Subordinated Notes" is defined in clause (a) of the fifth recital.

      "Sierra Acquisition" is defined in the fourth recital.

      "Sierra Acquisition Agreement" is defined in the fourth recital.

      "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person,
(b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and such Person is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

      "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

      "Stated Expiry Date" is defined in Section 2.6.

      "Stated Maturity Date" means (i) in the case of any Revolving Loan, the sixth anniversary of the Closing Date, (ii) in the case of any Term-A Loan, the sixth anniversary of the Closing Date and (iii) in the case of any Term-B Loan or Term-C Loan, the eighth anniversary of the Closing Date or, in the case of any such day that is not a Business Day, the first Business Day following such day.

      "Subject Lender" is defined in Section 4.11.

      "Subco Dividend" is defined in the second recital.

      "Subordinated Debt Issuance" is defined in clause (a) of the fifth recital.

      "Subordination Provisions" is defined in Section 8.1.11.

      "Subsidiary" means, with respect to any Person, any corporation, partnership or other business entity of which more than 50% of the outstanding Capital Stock (or other ownership interest) having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such entity (irrespective of whether at the time Capital Stock (or other ownership interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. For purposes of this Agreement and the other Loan Documents, any Acquired Controlled Person shall be deemed to be a "Subsidiary" of the Borrower for purposes of Sections 6.1, 6.7, 6.9, 6.10, 6.11, 6.12, 7.1.2, 7.1.3, 7.1.4, 7.1.5, 7.1.6, 7.1.7(b), 7.2.1, 7.2.2, 7.2.3, 7.2.5, 7.2.6, 7.2.9,
7.2.11, 7.2.12 and 7.2.14 and, to the extent (and only to the extent) that it relates to any of the foregoing Sections, Article VIII.

      "Subsidiary Guarantor" means each U.S. Subsidiary of the Borrower that has executed and delivered a Subsidiary Guaranty (or a supplement thereto).

      "Subsidiary Guaranty" means the Guaranty, if any, executed and delivered by an Authorized Officer of a Subsidiary Guarantor pursuant to Section 7.1.7, substantially in the form of Exhibit H hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Subsidiary Pledge and Security Agreement" means the Pledge and Security Agreement executed and delivered by an Authorized Officer of each Subsidiary Guarantor pursuant to Section 7.1.7, substantially in the form of Exhibit G-3 hereto, together with any supplemental Foreign Pledge Agreements delivered pursuant to the terms of this Agreement, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Swing Line Lender" means the Administrative Agent in its capacity as Swing Line Lender hereunder.

      "Swing Line Loan" is defined in clause (b) of Section 2.1.2.

      "Swing Line Loan Commitment" is defined in clause (b) of Section 2.1.2.

      "Swing Line Loan Commitment Amount" means, on any date, $5,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

      "Swing Line Note" means (i) a Swing Line Note (as defined in the Existing Credit Agreement) with respect to any such note issued prior to the Amendment Effective Date, (ii) a promissory note, substantially in the form of Exhibit A-4 hereto with respect to any such note issued on or subsequent to the Amendment Effective Date (as either such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from outstanding Swing Line Loans, or (iii) any other promissory note accepted from time to time in substitution therefor or renewal thereof.

      "Syndication Agent" is defined in the preamble.

      "Taxes" is defined in Section 4.6.

      "Term-A Loans" means the Existing Term-A Loans held by the Lenders under the Existing Credit Agreement which have been designated as Term-A Loans hereunder pursuant to Section 2.3.3.

      "Term-A Notes" means, collectively, (i) each Term-A Note (as defined in the Existing Credit Agreement) (as such promissory note may be amended, endorsed or otherwise modified from time to time (including in the form of Exhibit A-2 hereto)), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Existing Term-A Loans, (ii) each promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term-A Loans, and (iii) each other promissory note accepted from time to time in substitution therefor or renewal thereof.

      "Term-B Loans" means the Existing Term-B Loans held by the Lenders under the Existing Credit Agreement which have been designated as Term-B Loans hereunder pursuant to Section 2.3.3.

      "Term-B Notes" means, collectively, (i) each Term-B Note (as defined in the Existing Credit Agreement) (as such promissory note may be amended, endorsed or otherwise modified from time to time (including in the form of Exhibit A-3 hereto)), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Existing Term-B Loans, (ii) each promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term-B Loans, and (iii) each other promissory note accepted from time to time in substitution therefor or renewal thereof.

      "Term-C Loans" is defined in Section 2.1.1.

      "Term-C Loan Commitment" is defined in Section 2.1.1.

      "Term-C Loan Commitment Amount" means $25,000,000.

      "Term-C Loan Commitment Termination Date" means the earlier of (i) February 28, 2001, if the Term-C Loans have not been made on or prior to such date, (ii) the Primedica Acquisition Date (immediately after the making of the Term-C Loans on such date), and (iii) the date on which any Commitment Termination Event occurs.

      "Term-C Notes" means, collectively, (i) each promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit A-4 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term-C Loans, and (ii) each other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Term Loans" means, as the context may require, the Term-A Loans, the Term-B Loans and/or the Term-C Loans.

      "Term Notes" means, as the context may require, the Term-A Notes, the Term-B Notes and/or the Term-C Notes.

      "Termination Date" means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated, expired or cash collateralized, all Rate Protection Agreements have been terminated and all Commitments shall have terminated.

      "Total Exposure Amount" means, on any date of determination, (a) with respect to any provision of this Agreement other than the declaration of the acceleration of the maturity of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable pursuant to
Section 8.3, the sum of (i) the aggregate principal amount of all Term Loans outstanding at such time, (ii) the then effective Term-C Loan Commitment Amount, if the Term-C Loans were not made prior to such date of determination and there are any Term-C Loan Commitments then outstanding and (iii) (x) the then effective Revolving Loan Commitment Amount, if there are any Revolving Loan Commitments then outstanding, or (y) if all Revolving Loan Commitments shall have expired or been terminated, the sum of (1) the aggregate principal amount of all Revolving Loans and Swing Line Loans outstanding at such time and (2) the Letter of Credit Outstandings at such time; and (b) with respect to the declaration of the acceleration of the maturity of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable pursuant to Section 8.3, the sum of (i) the aggregate principal amount of all Loans outstanding at such time and (ii) the Letter of Credit Outstandings at such time.

      "Tranche" means, as the context may require, the Loans constituting Term-A Loans, Term-B Loans, Term-C Loans, Revolving Loans and/or Swing Line Loans.

      "Transaction" is defined in the ninth recital.

      "Transaction Documents" means each of the Material Documents and all other agreements, documents, instruments, certificates, filings, consents, approvals, board of directors resolutions and opinions furnished pursuant to or in connection with the Recapitalization, Merger, Equity Contributions, Subco Dividend, Subordinated Debt Issuance, Discount Debentures Issuance, the Seller
Note Issuance, the Sierra Acquisition, the PAIC Acquisition, the Primedica Acquisition and the transactions contemplated hereby or thereby, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof or of any other Loan Document.

      "Transaction Payments" means the retention bonus payments, performance bonus payments, Earn-outs and any fees, expenses and financing and other transaction costs to be paid by the Borrower under any present or future acquisition agreement.

      "TSI" is defined in the eighth recital.

      "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

      "UBOC" is defined in the preamble.

      "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that if, with respect to any Filing Statement or by reason of any mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, UCC means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement, each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

      "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

      "U.S. Subsidiary" means any Subsidiary of the Borrower that is incorporated or organized in or under the laws of the United States, any state thereof or the District of Columbia.

      "Unrestricted Subsidiary" means any Subsidiary of the Borrower that is designated by a resolution of the Board of Directors of the Borrower as an Unrestricted Subsidiary, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the

Borrower; (iii) is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Capital Stock or warrants, options or other rights to acquire Capital Stock or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof. The Board of Directors of the Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if no Default or Event of Default would be in existence following such designation.

      "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or Persons performing similar functions) of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

      "Waiver" means an agreement in favor of the Agents for the benefit of the Lenders in form and substance reasonably satisfactory to the Agents.

      "Warrants" is defined in clause (a) of the fifth recital.

      "Warrant Agreement" is defined in clause (a) of the fifth recital.

      "Welfare Plan" means a "welfare plan", as such term is defined in Section 3(1) of ERISA, and to which the Borrower has any liability.

      "wholly-owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person all of the Capital Stock (and all rights and options to purchase such Capital Stock) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more wholly-owned Subsidiaries of such Person.

      SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each other Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

      SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such

Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

      SECTION 1.4. Accounting and Financial Determinations.

            (a) Unless otherwise specified and subject to Section 1.4(b) below, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP"), as in effect on December 31, 1998 and, unless otherwise expressly provided herein, shall be computed or determined on a consolidated basis and without duplication.

            (b) For purposes of computing the Fixed Charge Coverage Ratio, Interest Coverage Ratio and Leverage Ratio (and any financial calculations required to be made or included within such ratios) as of the end of any Fiscal Quarter, all components of such ratios, including Capital Expenditures, in the case of any disposition, but excluding Capital Expenditures, in the case of any acquisition, for the period of four Fiscal Quarters ending at the end of such Fiscal Quarter shall include or exclude, as the case may be, without duplication, such components of such ratios attributable to any business or assets that have been acquired or disposed of by the Borrower or any of its Subsidiaries (including through mergers or consolidations) after the first day of such period of four Fiscal Quarters and prior to the end of such period, as determined in good faith by the Borrower on a pro forma basis for such period of four Fiscal Quarters as if such acquisition or disposition had occurred on such first day of such period (including cost savings that would have been realized had such acquisition occurred on such day and which inclusion when not otherwise permitted under GAAP has been approved by a majority of the board of directors of Holdco).

                                   ARTICLE II

                 COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,
                           NOTES AND LETTERS OF CREDIT

      SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Sections 2.1.4, 2.1.5 and Article V) and the Amendment Agreement (including Article III thereof),

            (a) each Lender severally agrees to make Loans (other than Swing Line Loans) pursuant to each of its Commitments and the Swing Line Lender agrees to make Swing

      Line Loans pursuant to the Swing Line Loan Commitment, in each case as described in this Section 2.1; and

            (b) each Issuer severally agrees that it will issue Letters of Credit pursuant to Section 2.1.3, and each other Lender that has a Revolving Loan Commitment severally agrees that it will purchase participation interests in such Letters of Credit pursuant to Section 2.6.1.

      SECTION 2.1.1. Term-C Loan Commitments. Subject to compliance by the Borrower with the terms of Article III of the Amendment Agreement and Sections 2.1.4, 5.1 and 5.2, on (but solely on) the Primedica Acquisition Date (which shall be a Business Day), each Lender that has a Percentage in excess of zero of the Term-C Loan Commitment will make a loan (relative to such Lender, its "Term-C Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Term-C Loans requested by the Borrower to be made on the Primedica Acquisition Date (with the commitment of each such Lender described in this Section 2.1.1 herein referred to as its "Term-C Loan Commitment"). No amounts paid or prepaid with respect to Term-C Loans may be reborrowed.

      SECTION 2.1.2. Revolving Loan Commitment and Swing Line Loan Commitment. Subject to compliance by the Borrower with the terms of Article III of the Amendment Agreement and Section 2.1.4 and Section 5.2, from time to time on any Business Day occurring concurrently with (or after) the Amendment Effective Date but prior to the Revolving Loan Commitment Termination Date,

            (a) each Lender that has a Percentage of the Revolving Loan Commitment in excess of zero will make loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Revolving Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this Section 2.1.2 is herein referred to as its "Revolving Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans.

            (b) the Swing Line Lender will make a loan (a "Swing Line Loan") to the Borrower equal to the principal amount of the Swing Line Loan requested by the Borrower to be made on such day. The Commitment of the Swing Line Lender described in this clause (b) is herein referred to as its "Swing Line Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Swing Line Loans.

            (c) At any time that no Default has occurred and is continuing, and prior to the Revolving Loan Commitment Termination Date, the Borrower may notify the Agents that the Borrower is requesting that, on the terms and subject to the conditions contained in this Agreement, the Lenders and/or other lenders not then a party to this Agreement provide up to an aggregate amount of $25,000,000 in additional Revolving Loan Commitments. Upon receipt of such notice, the Syndication Agent shall use commercially reasonable efforts to arrange for the Lenders or other Eligible Institutions to provide such additional Revolving Loan Commitments; provided that the Syndication Agent will first offer each of the Lenders that then has a Percentage of the Revolving Loan Commitment a pro rata portion of any such additional Revolving Loan Commitment. Alternatively, CSFB may commit to provide the full amount of the requested additional Revolving Loan Commitment and then offer portions of such additional Revolving Loan Commitment to the Lenders or other Eligible Institutions, subject to the proviso to the immediately preceding sentence. Nothing contained in this clause (c) or otherwise in this Agreement is intended to commit any Lender or any Agent to provide any portion of any such additional Revolving Loan Commitments. If and to the extent that any Lenders and/or other lenders agree, in their sole discretion, to provide any such additional Revolving Loan Commitments, (i) the Revolving Loan Commitment Amount shall be increased by the amount of the additional Revolving Loan Commitments agreed to be so provided, (ii) the Percentages of the respective Lenders in respect of the Revolving Loan Commitment shall be proportionally adjusted (provided that the Percentage of each Lender shall not be increased without the consent of such Lender),
      (iii) at such time and in such manner as the Borrower and the Syndication Agent shall agree (it being understood that the Borrower and the Agents will use commercially reasonable efforts to avoid the prepayment or assignment of any LIBO Rate Loan on a day other than the last day of the Interest Period applicable thereto), the Lenders shall assign and assume outstanding Revolving Loans and participations in outstanding Letters of Credit so as to cause the amounts of such Revolving Loans and participations in Letters of Credit held by each Lender to conform to the respective Percentages of the Revolving Loan Commitment of the Lenders and
      (iv) the Borrower shall execute and deliver any additional Notes or other amendments or modifications to this Agreement or any other Loan Document as the Agents may reasonably request.

      SECTION 2.1.3. Letter of Credit Commitment. Subject to compliance by the Borrower with the terms of Article III of the Amendment Agreement and Section
2.1.5 and 5.2, from time to time on any Business Day occurring concurrently with (or after) the Amendment Effective Date but prior to the Revolving Loan Commitment Termination Date, the applicable Issuer will (i) issue one or more standby or commercial letters of credit (each referred to as a "Letter of Credit") for the account of the Borrower or any of its Restricted Subsidiaries in the Stated Amount requested by the Borrower on such day, or (ii) extend the Stated Expiry Date of an existing standby or commercial Letter of Credit previously issued hereunder to a date not later than the earlier of (x) the sixth anniversary of the Closing Date and (y) one year from the date of such extension (subject to automatic renewal provisions); provided that, notwithstanding the terms of this clause (y), a Letter of Credit may, if required by the beneficiary thereof, contain automatic renewal provisions pursuant to which the Stated Expiry Date shall be automatically extended (to a date not beyond the date specified in clause (x) above), unless notice to the contrary shall have been given to the beneficiary prior to the then existing Stated Expiry Date in accordance with the terms specified in such Letter of Credit by the applicable Issuer or the account party of such Letter of Credit (which notice by the account party shall also have been provided to the applicable Issuer in writing).

      SECTION 2.1.4. Lenders Not Permitted or Required to Make the Loans. No Lender shall be permitted or required to, and the Borrower shall not request any Lender to, make

            (a) any Term-C Loan if, after giving effect thereto, the aggregate original principal amount of all the Term-C Loans of such Lender would exceed such Lender's Percentage of the Term-C Loan Commitment Amount;

            (b) any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount of all the Revolving Loans (i) of all the Lenders with Revolving Loan Commitments, together with the Letter of Credit Outstandings and the aggregate outstanding principal amount of all Swing Line Loans, would exceed the then existing Revolving Loan Commitment Amount, or (ii) of such Lender, together with such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings, and such Lender's Percentage of the outstanding principal amount of all Swing Line Loans, would exceed such Lender's Percentage of the then existing Revolving Loan Commitment Amount.

            (c) any Swing Line Loan if, after giving effect thereto (i) the aggregate outstanding principal amount of all Swing Line Loans would exceed the Swing Line Loan Commitment Amount or (ii) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the then existing Revolving Loan Commitment Amount.

      SECTION 2.1.5. Issuer Not Permitted or Required to Issue Letters of Credit. No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (b) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the then existing Revolving Loan Commitment Amount.

      SECTION 2.2. Reduction of Revolving Loan Commitment Amount. The Borrower may, from time to time on any Business Day occurring after the Closing Date, voluntarily reduce the Revolving Loan Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in an aggregate amount of $500,000 or any larger integral multiple of $100,000. Any such reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be, to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the applicable Issuer or the Swing Line Lender.

      SECTION 2.3. Borrowing Procedures and Funding Maintenance. Term-C Loans and Revolving Loans shall be made by the Lenders in accordance with Section 2.3.1, and Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 2.3.2.

      SECTION 2.3.1. Term-C Loans and Revolving Loans. By delivering a Borrowing Request to the Administrative Agent on or before 12:00 p.m. (noon), Designated City time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one Business Day's notice (in the case of Base Rate Loans) or three Business Days' notice (in the case of LIBO Rate Loans) nor more than five Business Days' notice (in the case of any Loans), that a Borrowing consisting of Term-C Loans and/or Revolving Loans be made in an aggregate amount of $500,000 or any larger integral multiple of $100,000, or in the unused amount of the applicable Commitment. No Borrowing Request shall be required, and the minimum aggregate amounts specified under this Section 2.3.1 shall not apply, in the case of Revolving Loans made under clause (b) of Section 2.3.2 to refund Refunded Swing Line Loans or Revolving Loans deemed made under Section 2.6.2 in respect of unreimbursed Disbursements. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 1:00 p.m., Designated City time, on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

      SECTION 2.3.2. Swing Line Loans. (a) By telephonic notice, promptly followed (within one Business Day) by the delivery of a confirming Borrowing Request, to the Swing Line Lender and the Administrative Agent on or before 10:00 a.m., Designated City time, on the Business Day the proposed Swing Line Loan is to be made, the Borrower may from time to time irrevocably request that a Swing Line Loan be made by the Swing Line Lender in a minimum principal amount of $500,000 or any larger integral multiple of $100,000. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender, by 3:00 p.m., Designated City time, on the Business Day telephonic notice is received by it as provided in this clause (a), to the Borrower by wire transfer to the account the Borrower shall have specified in its notice therefor.

      (b) If (i) any Swing Line Loan shall be outstanding for more than four Business Days or (ii) any Default shall occur and be continuing, each Lender with a Revolving Loan Commitment (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender and upon notice from the Administrative Agent, unless such Swing Line Loan shall have been earlier repaid in full, make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender's Percentage in respect of the Revolving Loan Commitments of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the "Refunded Swing Line Loans"); provided, that the Swing Line Lender shall not request, and no Lender with a Revolving Loan Commitment shall make, any Refunded Swing Line Loan if, after giving effect to the making of such Refunded Swing Line Loan, the sum of all Swing Line Loans and Revolving Loans made by such Lender, plus such Lender's Percentage in respect of the Revolving Loan Commitments of the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the then existing Revolving Loan Commitment Amount. On or before 12:00 p.m., Designated City time, on the first Business Day following receipt by each Lender of a request to make Revolving Loans as provided in the preceding sentence, each such Lender with a Revolving Loan Commitment shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the aforementioned Lenders make the above referenced Revolving Loans, the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, a Revolving Loan in an amount equal to the Swing Line Lender's Percentage in respect of the Revolving Loan Commitments of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Revolving Loans pursuant to this clause (b), the amount so funded shall become outstanding as a Revolving Loan of such Lender and to the extent to made (or deemed made, in the case of the Swing Line Lender) shall no longer constitute a portion of the applicable Swing Line Loan. All interest payable with respect to any Revolving Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause (b) shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Revolving Loans were made. Each Lender's obligation (in the case of Lenders with a Revolving Loan Commitment) to make the Revolving Loans referred to in this clause (b) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Obligor; (iv) the acceleration or maturity of any Loans or the termination of any Commitment after the making of any Swing Line Loan; (v) any breach of this Agreement or any other Loan Document by the Borrower or any Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      SECTION 2.3.3. Existing Revolving Loans, Existing Term-A Loans and Existing Term-B Loans. As of the Amendment Effective Date, the Existing Revolving Loans, the Existing Term-A

Loans and the Existing Term-B Loans originally made under the Existing Credit Agreement shall remain outstanding hereunder as Revolving Loans, Term-A Loans and Term-B Loans, respectively, in each case, as if made hereunder on the Amendment Effective Date. No amounts paid or prepaid with respect to Term-A Loans or Term-B Loans may be reborrowed.

      SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 12:00 p.m. (noon), Designated City time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice (in the case of a conversion of LIBO Rate Loans to Base Rate Loans) or three Business Days' notice (in the case of a continuation of LIBO Rate Loans or a conversion of Base Rate Loans into LIBO Rate Loans) nor more than five Business Days' notice (in the case of any Loans) that all, or any portion in a minimum amount of $500,000 or any larger integral multiple of $100,000, be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of the relevant Lenders, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

      SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan, so long as such action does not result in increased costs to the Borrower; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; and provided, further, however, that, except for purposes of determining whether any such increased costs are payable by the Borrower, such Lender shall cause such foreign branch, Affiliate or international banking facility to comply with the applicable provisions of clause (b) of Section 4.6 with respect to such LIBO Rate Loan. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank Eurodollar market.

      SECTION 2.6. Issuance Procedures. By delivering to the applicable Issuer and the Administrative Agent an Issuance Request on or before 12:00 p.m. (noon), Designated City time, on a Business Day, the Borrower may, from time to time irrevocably request, on not less than five Business Days' notice (or such shorter or longer notice as may be acceptable to the applicable Issuer), in the case of an initial issuance of a Letter of Credit, and not less than five nor more than ten Business Days' notice (unless a shorter or longer notice period is acceptable to the applicable Issuer) prior to the then existing Stated Expiry Date of a Letter of Credit, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that such Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit on behalf of the Borrower (whether issued for the account of or on behalf of the Borrower or any of its Restricted Subsidiaries) in such form as may be requested by the Borrower and approved by such Issuer, for the purposes described in
Section 7.1.9. Notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the applicable Issuer upon each Disbursement paid under a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a Subsidiary of the Borrower). Upon receipt of an Issuance Request, the Administrative Agent shall promptly notify the applicable Issuer and each Lender that has a Revolving Loan Commitment thereof. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) the sixth anniversary of the Closing Date or (ii) one year from the date of its issuance (subject to automatic renewal provisions); provided that, notwithstanding the terms of this clause (ii), a Letter of Credit may, if required by the beneficiary thereof, contain automatic renewal provisions pursuant to which the Stated Expiry Date shall be automatically extended (to a date not beyond the date specified in clause (i) above), unless notice to the contrary shall have been given to the beneficiary prior to the then existing Stated Expiry Date in accordance with the terms specified in such Letter of Credit by the applicable Issuer or the account party of such Letter of Credit (which notice by the account party shall also have been provided to the applicable Issuer in writing). The applicable Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder. In the event that the Issuer is other than the Administrative Agent, such Issuer will send by facsimile transmission to the Administrative Agent, promptly on the first Business Day of each week, its daily maximum amount available to be drawn under the Letters of Credit issued by such Issuer for the previous week. The Administrative Agent shall deliver to each Lender upon each calendar month end, and upon each payment of the letter of credit fees payable pursuant to Section 3.3.3, a report setting forth the daily maximum amount available to be drawn for all Issuers during such period. Notwithstanding anything to the contrary herein, any Issuance Request delivered to the applicable Issuer or Administrative Agent by the Borrower by telecopier shall be confirmed promptly in an original writing delivered to such Issuer or Administrative Agent, as the case may be.

      SECTION 2.6.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by an Issuer pursuant hereto, and without further action, each Lender (other than such Issuer) that has a Revolving Loan Commitment shall be deemed to have irrevocably purchased from such Issuer, to the extent of its Percentage in respect of the Revolving Loan Commitments, and such Issuer shall be deemed to have irrevocably granted and sold to such Lender a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation and all rights with respect thereto), and such Lender shall, to the extent of its Percentage in respect of the Revolving Loan Commitments, be responsible for reimbursing promptly (and in any event within one Business Day) the applicable Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.6.3. In addition, such Lender shall, to the extent of its Percentage in respect of the Revolving Loan Commitments, be entitled to receive a ratable portion of the letter of credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed the applicable Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

      SECTION 2.6.2. Disbursements; Conversion to Revolving Loans. The applicable Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any drawing under any Letter of Credit issued by such Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, such Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 12:30 p.m., Designated City time, on the first Business Day following the Disbursement Date (the "Disbursement Due Date"), the Borrower will reimburse the Administrative Agent, for the account of such Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit, together with interest thereon at the rate per annum otherwise applicable to Revolving Loans (made as Base Rate Loans) from and including the Disbursement Date to but excluding the Disbursement Due Date and, thereafter (unless such Disbursement is converted into a Base Rate Loan on the Disbursement Due Date), at a rate per annum equal to the rate per annum then in effect with respect to overdue Revolving Loans (made as Base Rate Loans) pursuant to Section 3.2.2 for the period from the Disbursement Due Date through the date of such reimbursement; provided, however, that, if no Default shall have then occurred and be continuing, unless the Borrower has notified the Administrative Agent no later than one Business Day prior to the Disbursement Due Date that it will reimburse such Issuer for the applicable Disbursement, then the amount of the Disbursement shall be deemed to be a Borrowing of Revolving Loans constituting Base Rate Loans and following the giving of notice thereof by the Administrative Agent to the Lenders, each Lender with a Revolving Loan Commitment (other than such Issuer) will deliver to such Issuer on the Disbursement Due Date immediately available funds in an amount equal to such Lender's Percentage of such Borrowing. Each conversion of Disbursement amounts into Revolving Loans shall constitute a representation and warranty by the Borrower that on the date of the making of such Revolving Loans all of the statements set forth in Section 5.2.1 are true and correct.

      SECTION 2.6.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.6.2 to reimburse the applicable Issuer with respect to each Disbursement (including interest thereon) not converted into a Base Rate Loan pursuant to Section 2.6.2, and, upon the Borrower failing or electing not to reimburse such Issuer and the giving of notice thereof by the Administrative Agent to the Lenders, each Lender's (to the extent it has a Revolving Loan Commitment) obligation under Section 2.6.1 to reimburse such Issuer or fund its Percentage of any Disbursement converted into a Base Rate Loan, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against such Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against such Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

      SECTION 2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default of the type described in clauses (b) through (d) of Section 8.1.9 with respect to any Obligor (other than Subsidiaries that are not Material Subsidiaries) or, with notice from the Administrative Agent acting at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default,

            (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the applicable Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

            (b) upon notification by the Administrative Agent to the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the applicable Issuer for the amount deemed to have been so paid or disbursed by such Issuer.

Any amounts so payable by the Borrower pursuant to this Section shall be deposited in cash with the Administrative Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the applicable Issuer. At such time as the Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section, together with accrued interest at the Federal Funds Rate, which have not been applied to the satisfaction of such Obligations.

      SECTION 2.6.5. Nature of Reimbursement Obligations. The Borrower and, to the extent set forth in Section 2.6.1, each Lender with a Revolving Loan Commitment, shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No

Issuer (except to the extent of its own gross negligence or willful misconduct) shall be responsible for:

            (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

            (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

            (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

            (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

            (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Lender with a Revolving Loan Commitment hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the applicable Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower, each Obligor and each such Lender, and shall not put such Issuer under any resulting liability to the Borrower, any Obligor or any such Lender, as the case may be.

      SECTION 2.6.6. Existing Letters of Credit. Notwithstanding anything to the contrary herein, the Letters of Credit outstanding under and as defined in the Existing Credit Agreement shall be deemed to be Letters of Credit outstanding hereunder as if issued on the Amendment Effective Date.

      SECTION 2.7. Register; Notes.

            (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (b)(ii) below, execution and delivery of a Note evidencing the Loans made by such Lender to the Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

            (b)(i) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this clause (b), to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitments, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11.1. Failure to make any recordation, or any error in such recordation, shall not affect the Borrower's obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and as provided in clause (ii) the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor thereof. No assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

            (ii) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender, as applicable, a Revolving Note, a Term-A Note, a Term-B Note, a Term-C Note and a Swing Line Note evidencing the Loans made by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations or any error in any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor. The Loans evidenced by any such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.11.1) be represented by one or more Notes payable to the order of the payee named therein and its registered assigns. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, accompanied by a Lender Assignment Agreement duly executed by the assignor thereof, and thereupon, if requested by the assignee, one or more new Notes shall be issued to the designated assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "exchanged". No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this Section.

                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

      SECTION 3.1. Repayments and Prepayments; Application.

      SECTION 3.1.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, payments and repayments of Loans shall or may be made as set forth below.

            (a) From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any

                  (i) Loans (other than Swing Line Loans); provided, however, that

                        (A) any such prepayment of the Term-A Loans, Term-B
                  Loans or Term-C Loans shall be made pro rata among Term-A Loans, Term-B Loans and Term-C Loans, as applicable, of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Term-A Loans, Term-B Loans or Term-C Loans, and any such prepayment of Revolving Loans shall be made pro rata among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans;

                        (B) the Borrower shall comply with Section 4.4 in the
                  event that any LIBO Rate Loan is prepaid on any day other than the last day of the Interest Period for such Loan;

                        (C) all such voluntary prepayments shall require at
                  least one Business Day's notice in the case of Base Rate Loans, three Business Days' notice in the case of LIBO Rate Loans, but no more than five Business Days' notice in the case of any Loans, in each case in writing to the Administrative Agent; and

                        (D) all such voluntary partial prepayments shall be in
                  an aggregate amount of $500,000 or any larger integral multiple of $100,000 or in the aggregate principal amount of all Loans of the applicable Tranche and type then outstanding; or

                  (ii) Swing Line Loans, provided that

                        (A) all such voluntary prepayments shall require prior
                  telephonic notice to the Swing Line Lender on or before 11:00 a.m., Designated City time, on the day of such prepayment (such notice to be confirmed in writing by the Borrower within 24 hours thereafter); and

                        (B) all such voluntary partial prepayments shall be in
                  an aggregate amount of $500,000 and an integral multiple of $100,000 or in the aggregate principal amount of all Swing Line Loans then outstanding.

            (b) No later than five Business Days following the delivery by the Borrower of its annual audited financial reports required pursuant to clause (b) of Section 7.1.1 (beginning with the financial reports delivered in respect of the 2000 Fiscal Year), the Borrower shall deliver to the Administrative Agent a calculation of the Excess Cash Flow for the Fiscal Year last ended and, no later than five Business Days following the delivery of such calculation, make or cause to be made a mandatory prepayment of the Term Loans in an amount equal to 50% of the Excess Cash Flow (if any) for such Fiscal Year less (ii) the aggregate amount of all voluntary prepayments of the principal of the Term Loans actually made in such Fiscal Year pursuant to clause (a) of Section 3.1.1, to be applied as set forth in Section 3.1.2; provided, however, that such prepayment shall only be required to be made to the extent that the amount of Debt, as reduced by giving effect to such prepayment, would result in a Leverage Ratio of greater than 3.50:1 on a pro forma basis as of the date of such prepayment.

            (c) No later than one Business Day (in the case of Net Debt Proceeds) or 30 calendar days (in the case of Net Disposition Proceeds) following the receipt of any Net Disposition Proceeds or Net Debt Proceeds by (x) in the case of Net Debt Proceeds, Holdco, the Borrower or any Restricted Subsidiary of the Borrower and (y) in the case of Net Disposition Proceeds, the Borrower or any Restricted Subsidiary of the Borrower, the Borrower shall deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, and, to the extent the amount of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, with respect to any single transaction or series of related transactions, exceeds $2,000,000, make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, to be applied as set forth in Section 3.1.2; provided, that no mandatory prepayment on account of such Net Disposition Proceeds shall be required under this clause if the Borrower informs the Agents no later than 30 days following the receipt of any Net Disposition Proceeds of its or its Restricted Subsidiary's good faith intention to apply such Net Disposition Proceeds to the acquisition of other assets or property consistent with the business permitted to be conducted pursuant to Section 7.2.1 (including by way of merger or Investment) within 365 days following the receipt of such Net Disposition Proceeds, with the amount of such Net Disposition Proceeds unused after such 365 day period being applied to the Loans pursuant to Section 3.1.2.

            (d) The Borrower shall, concurrently with the receipt of any Net Equity Proceeds by Holdco, the Borrower or any Restricted Subsidiary of the Borrower, deliver to the Administrative Agent a calculation of the amount of such Net Equity Proceeds, and no later than five Business Days following the delivery of such calculation, and, to the extent that the amount of such Net Equity Proceeds with respect to any single transaction or series of related transactions exceeds $2,000,000, and subject to the proviso below, make or cause to be made a mandatory prepayment of the Term Loans in an amount equal to 50% of such Net Equity Proceeds to be applied as set forth in Section 3.1.2; provided, however, that such prepayment shall only be required to be made to the extent that the amount of Debt, as reduced by giving effect to such prepayment would result in a Leverage Ratio of greater than 3.50:1 on a pro forma basis as of the date of such prepayment (which pro forma calculation shall include, in the case of Net Equity Proceeds of the Initial Public Offering, the use of up to $60,000,000 of such Net Equity Proceeds to redeem Senior Subordinated Notes (including in such $60,000,000 amounts paid on account of principal of, and premium, if any, on, such Senior Subordinated Notes but excluding amounts paid on account of interest accrued on such Senior Subordinated Notes or fees in respect thereof));

            (e) The Borrower shall, no later than the 60th calendar day following the receipt by the Borrower or any of its Restricted Subsidiaries of any Casualty Proceeds in excess of $2,000,000 (individually or in the aggregate in any Fiscal Year), make or cause to be made a mandatory prepayment of the Term Loans in an amount equal to 100% of such Casualty Proceeds, to be applied as set forth in Section 3.1.2; provided, that no mandatory prepayment on account of Casualty Proceeds shall be required under this clause if the Borrower informs the Agents no later than 60 days following the occurrence of the Casualty Event resulting in such Casualty Proceeds of its or its Restricted Subsidiary's good faith intention to apply such Casualty Proceeds to the rebuilding or replacement of the damaged, destroyed or condemned assets or property subject to such Casualty Event or the acquisition of other assets or property consistent with the business permitted to be conducted pursuant to Section 7.2.1 (including by way of merger or Investment) and in fact uses such Casualty Proceeds to rebuild or replace the damaged, destroyed or condemned assets or property subject to such Casualty Event or to acquire such other property or assets within 365 days following the receipt of such Casualty Proceeds, with the amount of such Casualty Proceeds unused after such 365 day period being applied to the Loans pursuant to Section 3.1.2; provided further, however, that at any time when any Event of Default shall have occurred and be continuing or Casualty Proceeds not applied as provided above shall exceed $2,000,000, such Casualty Proceeds will be deposited in an account maintained with the Administrative Agent for disbursement at the request of the Borrower to pay for such rebuilding, replacement or acquisition.

            (f) On each date when any reduction in the Revolving Loan Commitment Amount shall become effective, the Borrower shall make a mandatory prepayment of Revolving Loans and (if necessary) Swing Line Loans and (if necessary) deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings in an aggregate amount equal to the excess, if any, of the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (ii) the aggregate amount of all Letter of Credit Outstandings over the Revolving Loan Commitment Amount as so reduced;

            (g) The Borrower shall, on the Stated Maturity Date and on each Quarterly Payment Date occurring during any period set forth below, make a scheduled repayment of the outstanding principal amount, if any, of Term-A Loans in an aggregate amount equal to the amount set forth below opposite such Stated Maturity Date or period, as applicable (as such amounts may have otherwise been reduced pursuant to this Agreement):

                                                  Scheduled
                                                  Principal
                        Period                    Repayment
              --------------------------         ----------

                 10/15/03 to 1/14/04             $2,000,000

                 1/15/04 to 10/14/04             $2,500,000

                10/15/04 to the Sixth
              Anniversary of the Closing
                         Date                    $4,000,000

            (h) The Borrower shall, on the Stated Maturity Date and on each Quarterly Payment Date set forth below, make a scheduled repayment of the outstanding principal amount, if any, of Term-B Loans in an aggregate amount equal to the amount set forth below opposite such Stated Maturity Date or period, as applicable (as such amounts may have otherwise been reduced pursuant to this Agreement):

                                                  Scheduled
                                                  Principal
               Quarterly Payment Date             Repayment
              -------------------------         -----------

                   March 31, 2007                $19,800,00

                    June 30, 2007               $27,900,000

              Eighth Anniversary of the
                    Closing Date                $27,900,000

            (i) The Borrower shall, on the Stated Maturity Date and on each Quarterly Payment Date occurring during any period set forth below, make a scheduled repayment of the outstanding principal amount, if any, of Term-C Loans in an aggregate amount equal to the amount set forth below opposite such Stated Maturity Date or period, as applicable (as such amounts may have otherwise been reduced pursuant to this Agreement):

                                                 Scheduled
                                                 Principal
                      Period                     Repayment
              -----------------------            ----------
               1/15/01 to 10/14/06                  $62,500

              10/15/06 to the Eighth
                Anniversary of the
                   Closing Date                  $5,890,625

            (j) Following the prepayment in full of the Term Loans, on the date the Term Loans would otherwise have been required to be prepaid on account of any Net Disposition Proceeds, Net Debt Proceeds, Excess Cash Flow, Net Equity Proceeds or Casualty Proceeds, the Borrower shall first, prepay Revolving Loans and Swing Line Loans, and, second, deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings, in an aggregate amount equal to the amount by which the Term Loans would otherwise have been required to be prepaid if Term Loans had been outstanding.

            (k) The Borrower shall, immediately upon any acceleration of the Stated Maturity Date of any Loans or Obligations pursuant to Section 8.2 or Section 8.3, repay all outstanding Loans and other Obligations, unless, pursuant to Section 8.3, only a portion of all Loans and other Obligations are so accelerated (in which case the portion so accelerated shall be so prepaid).

      Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No prepayment of principal of any Revolving Loans or Swing Line Loans pursuant to clause (a) or (j) of this Section 3.1.1 shall cause a reduction in the Revolving Loan Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be.

      SECTION 3.1.2. Application. (a) Subject to clause (b) below, each prepayment or repayment of principal of the Loans of any Tranche shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, to the principal amount thereof being maintained as LIBO Rate Loans.

      (b) Each prepayment of Term Loans made pursuant to clauses (a), (b), (c),
(d) and (e) of Section 3.1.1 shall be applied, (i) on a pro rata basis, to the outstanding principal amount of all remaining Term-A Loans, Term-B Loans and Term-C Loans and (ii) in respect of each Tranche of Term Loans, in direct order of maturity of the remaining scheduled quarterly amortization payments in respect thereof, until all such Term-A Loans, Term-B Loans and Term-C Loans have been paid in full (provided, however, that if the Borrower at any time elects in writing, in its sole discretion, to permit any Lender that has Term-B Loans or Term-C Loans to decline to have such Loans prepaid, then any Lender having Term-B Loans or Term-C Loans outstanding may, by delivering a notice to the Agents at least one Business Day prior to the date that such prepayment is to be made, decline to have such Loans prepaid with the amounts set forth above, in which case 50% of the amounts that would have been applied to a prepayment of such Lender's Term-B Loans or Term-C Loans, as the case may be, shall instead be applied to a prepayment of the Term-A Loans (until paid in full), with the balance being retained by the Borrower).

      SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of the Loans shall accrue and be payable in accordance with this Section 3.2.

      SECTION 3.2.1. Rates. (a) Each Base Rate Loan shall accrue interest on the unpaid principal amount thereof for each day from and including the day upon which such Loan was made or converted to a Base Rate Loan to but excluding the date such Loan is repaid or converted to a LIBO Rate Loan at a rate per annum equal to the sum of the Alternate Base Rate for such day plus the Applicable Margin for such Loan on such day.

      (b) Each LIBO Rate Loan shall accrue interest on the unpaid principal amount thereof for each day during each Interest Period applicable thereto at a rate per annum equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for such Loan on such day.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

      SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan shall have become due and payable (whether on the applicable Stated Maturity Date, upon acceleration or otherwise), or any other monetary Obligation (other than overdue Reimbursement Obligations which shall bear interest as provided in Section 2.6.2) of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to (a) in the case of any overdue principal of Loans, overdue interest thereon, overdue commitment fees or other overdue amounts in respect of Loans or other obligations (or the related Commitments) under a particular Tranche, the rate that would otherwise be applicable to Base Rate Loans under such Tranche pursuant to Section 3.2.1 plus 2% and (b) in the case of other overdue monetary Obligations, the rate that would otherwise be applicable to Revolving Loans that were Base Rate Loans plus 2%.

      SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

            (a) on the Stated Maturity Date therefor;

            (b) in the case of a LIBO Rate Loan, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan, to the extent of the unpaid interest accrued through such date on the principal so paid or prepaid;

            (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Amendment Effective Date;

            (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, at intervals of three months after the first day of such Interest Period); and

            (e) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans, Reimbursement Obligations or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

      SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this
Section 3.3. All such fees shall be non-refundable.

      SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender that has a Revolving Loan Commitment (under the Existing Credit Agreement or hereunder), for each day during the period (including any portion thereof when any of the Lenders' Revolving Loan Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Closing Date and continuing to but excluding the Revolving Loan Commitment Termination Date, a commitment fee on such Lender's Percentage of the unused portion, whether or not then available, of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings) for such day at a rate per annum equal to the Applicable Commitment Fee for such day. Such commitment fee shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Closing Date, and on the Revolving Loan Commitment Termination Date. The making of Swing Line Loans shall not constitute usage of the Revolving Loan Commitment with respect to the calculation of commitment fees to be paid by the Borrower to the Lenders. Payments by the Borrower to the Swing Line Lender in respect of accrued interest on Swing Line Loans shall be net of the commitment fee payable in respect of the Swing Line Lender's Revolving Loan Commitment.

      SECTION 3.3.2. Administrative Agent Fee. The Borrower agrees to pay an administration fee to the Administrative Agent, for its own account, in the amount and at such times set forth in the Administrative Agent Fee Letter.

      SECTION 3.3.3. Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of the applicable Issuer and each other Lender that has a Revolving Loan Commitment (under the Existing Credit Agreement or hereunder), a letter of credit fee for each day on which there shall be any Letters of Credit outstanding in an amount equal to (i) with respect to each standby Letter of Credit, a rate per annum equal to the then Applicable Margin for Revolving Loans maintained as LIBO Rate Loans, multiplied by the Stated Amount of each such Letter of Credit; and (ii) with respect to each documentary Letter of Credit, 1.25% per annum multiplied by the Stated Amount of each such Letter of Credit, such fees being payable quarterly in arrears on each Quarterly Payment Date. The Borrower further agrees to pay to the applicable Issuer an issuance fee at the rates and on such dates agreed to between the Borrower and such Issuer.

                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

      SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, in the absence of manifest error, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law, in each case after the date upon which such Lender shall have become a Lender under the Existing Credit Agreement or hereunder, makes it unlawful, or any central bank or other governmental authority asserts, after such date, that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any Loans as or to

LIBO Rate Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist (with the date of such notice being the "Reinstatement Date"), and (i) all LIBO Rate Loans previously made by such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion and (ii) all Loans thereafter made by such Lender and outstanding prior to the Reinstatement Date shall be made as Base Rate Loans, with interest thereon being payable on the same date that interest is payable with respect to the corresponding Borrowing of LIBO Rate Loans made by Lenders not so affected.

      SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that (i) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in its relevant market, or (ii) by reason of circumstances affecting the Administrative Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

      SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans (excluding any amounts, whether or not constituting Taxes, referred to in Section 4.6) arising as a result of any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority that occurs after the date upon which such Lender became a Lender under the Existing Credit Agreement or hereunder. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan, but excluding any loss of margin after the date of any such conversion, repayment, prepayment or failure to borrow, continue or convert) as a result of
(i) any conversion
or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise, (ii) any Loans not being borrowed as LIBO Rate Loans in accordance with the Borrowing Request therefor, or (iii) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority, in each case occurring after the applicable Lender became a Lender under the Existing Credit Agreement or hereunder, affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, participation in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable; provided, that such Lender may not impose materially greater costs on the Borrower than on other similarly situated borrowers by virtue of any such averaging or attribution method.

      SECTION 4.6. Taxes. (a) All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder or under any other Loan Document (including Reimbursement Obligations, fees and expenses) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority from or through which payments originate or are made or deemed made by or to the Borrower, but excluding (i) any income, excise, stamp or franchise taxes and other similar taxes, fees, duties, withholdings or other charges imposed on any Lender or either of the Agents by a jurisdiction under the laws of which such Lender or Agent is organized or in which its principal executive office is located, or otherwise as a result of a present or former connection between the applicable lending office (or office through which it performs any of its actions as Lender or Agent) of such Lender or Agent and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or taken any action to enforce, this Agreement and any Note) or (ii) any income, excise, stamp or franchise taxes and other similar taxes, fees, duties, withholdings or other charges to the extent that they are in effect and would apply as of the date any Person becomes a Lender or Assignee Lender under the Existing Credit Agreement or hereunder, or as of the date that any Lender changes its applicable lending office, to the extent such taxes become applicable as a result of such change (other than a change in an applicable lending office made pursuant to Section 4.10 below) (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will (i) pay directly to the relevant taxing authority the full amount required to be so withheld or deducted, (ii) promptly forward to the Administrative Agent an official receipt or other documentation available to the Borrower reasonably satisfactory to the Administrative Agent evidencing such payment to such authority, and (iii) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required, provided, however, that the Borrower shall not be required to pay any such additional amounts in respect of amounts payable to any Lender that is not organized under the laws of the United States or a state thereof to the extent that the related tax is imposed (or an exemption therefrom is not available) as a result of such Lender or Agent failing to comply with the requirements of clause (b) of Section 4.6.

      Moreover, if any Taxes are directly asserted against either of the Agents or any Lender with respect to any payment received by such Agents or such Lender hereunder, such Agents or such Lender may pay such Taxes and the Borrower will promptly pay to such Person such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person (including any Taxes on such additional amount) shall equal the amount of such Taxes paid by such Person; provided, however, that the Borrower shall not be obligated to make payment to the Lenders or the Agents (as the case may be) pursuant to this sentence in respect of penalties or interest attributable to any Taxes, if written demand therefor has not been made by such Lenders or the Agents within 60 days from the date on which such Lenders or the Agents knew of the imposition of Taxes by the relevant taxing authority or for any additional imposition which may arise from the failure of the Lenders or the Agents to apply payments in accordance with the tax law after the Borrower has made the payments required hereunder; provided, further, that the Borrower shall not be required to pay any such additional amounts in respect of any amounts payable to any Lender or any Agent (as the case may be) that is not organized under the laws of the United States or a state thereof to the extent the related Tax is imposed as a result of such Lender failing to comply with the requirements of clause (b) of Section 4.6. After the Lenders or the Agents (as the case may be) learn of the imposition of Taxes, such Lenders and the Agents will act in good faith to notify the Borrower of its obligations hereunder as soon as reasonably possible.

      If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure.

      (b) Each Non-U.S. Lender shall, (i) on or prior to the date of the execution and delivery of this Agreement, in the case of each Lender listed on the signature pages hereof, or, in the case of an Assignee Lender, on or prior to the date it becomes a Lender, execute and deliver to the Borrower and the Administrative Agent, two or more (as the Borrower or the Agents may reasonably request) United States Internal Revenue Service Forms W-8ECI or Forms W-8BEN (or successor forms) establishing the Lender's exemption from United States federal withholding tax, or, solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", United States Internal Revenue Service Forms W-8BEN and a certificate signed by a duly authorized officer of such Lender representing that such Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code, or such other forms or documents (or successor forms or documents), appropriately completed, establishing that payments to such Lender are exempt from withholding or deduction of United States federal withholding taxes; and (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or documents on or before the date that any such form or document expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent such form or document previously delivered by it to the Borrower. Each Lender and each Agent agrees, to the extent reasonable and without material cost to it, to provide to the Borrower and the Administrative Agent such other applicable forms or certificates as would reduce or eliminate any Tax otherwise applicable.

      (c) If the Borrower determines in good faith that a reasonable basis exists for contesting the imposition of a Tax with respect to a Lender or either of the Agents, the relevant Lender or Agent, as the case may be, shall cooperate with the Borrower in challenging such Tax at the Borrower's expense if requested by the Borrower; provided, however, that nothing in this Section 4.6 shall require any Lender or Agent to submit to the Borrower or any Person any tax returns or any part thereof, or to prepare or file any tax returns other than as such Lender or Agent in its sole discretion shall determine.

      (d) If a Lender or an Agent shall receive a refund (including any offset or credits from a taxing authority (as a result of any error in the imposition of Taxes by such taxing authority) of any Taxes paid by the Borrower pursuant to subsection 4.6(a) above, such Lender or such Agent (as the case may be) shall promptly pay the Borrower the amount so received, with interest from the taxing authority with respect to such refund, net of any tax liability incurred by such Lender or Agent that is attributable to the receipt of such refund and such interest.

      (e) Each Lender and each Agent agrees, to the extent reasonable and without material cost to it, to cooperate with the Borrower to minimize any amounts payable by the Borrower under this Section 4.6; provided, however, that nothing in this Section 4.6 shall require any Lender or Agent to take any action which, in the sole discretion of such Lender or Agent, is inconsistent with its internal policy and legal and regulatory restrictions.

      (f) If the Borrower is required to pay additional amounts to or for the account of any Lender or Agent pursuant to clause (a) of this Section 4.6 as a result of a change of law occurring after the Closing Date, then such Lender or Agent, at the request of the Borrower, will change the jurisdiction of its applicable lending office (or office through which it performs any of its actions as Agent) if such change (i) would eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not, in the good faith determination of such Lender or Agent, otherwise disadvantageous to such Lender or Agent.

      SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders, Agents or Lead Arranger, as applicable, entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., Designated City time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender, Agent or Lead Arranger, as the case may be, its share, if any, of such payments received by the Administrative Agent for the account of such Lender, Agent or Lead Arranger, as the case may be. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (i) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

      SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders entitled thereto, such Lender shall purchase from the other Lenders such participation in the Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (i) the amount of such selling Lender's required repayment to the purchasing Lender in respect of such recovery, to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

      SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Event of Default described in clauses (b) through (d) of Section 8.1.9 with respect to any Obligor (other than a Subsidiary that is not a Material Subsidiary) or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, to the fullest extent permitted by law, have the right to appropriate and apply to the payment of the Obligations then due to it, and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

      SECTION 4.10. Mitigation. Each Lender agrees that if it makes any demand for payment under Sections 4.3, 4.4, 4.5, or 4.6, or if any adoption or change of the type described in Section 4.1 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 4.3, 4.4, 4.5, or 4.6, or would eliminate or reduce the effect of any adoption or change described in Section 4.1.

      SECTION 4.11. Replacement of Lenders. Each Lender hereby severally agrees as set forth in this Section. If any Lender (a "Subject Lender") (i) makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6, (ii) gives notice pursuant to
Section 4.1 requiring a conversion of such Subject Lender's LIBO Rate Loans to Base Rate Loans or any change in the basis upon which interest is to accrue in respect of such Subject Lender's LIBO Rate Loans or suspending such Lender's obligation to make Loans as, or to convert Loans into, LIBO Rate Loans, (iii) becomes a Non-Consenting Lender or (iv) becomes a Non-Funding Lender, the Borrower may, within 180 days of receipt by the Borrower of such demand or notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation) or within 180 days of such Lender becoming a Non-Consenting Lender or a Non-Funding Lender, as the case may be, give notice (a "Replacement Notice") in writing to the Agents and such Subject Lender of its intention to replace such Subject Lender with a financial institution (a "Replacement Lender") designated in such Replacement Notice. If the Agents shall, in the exercise of their reasonable discretion and within 30 days of their receipt of such Replacement Notice, notify the Borrower and such Subject Lender in writing that the designated financial institution is satisfactory to the Agents (such consent not being required where the Replacement Lender is already a Lender), then such Subject Lender shall, subject to the payment of any amounts due pursuant to Section 4.4, assign, in accordance with Section 10.11.1, all of its Commitments, Loans and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations) to such designated financial institution; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Subject Lender and such designated financial institution and (ii) the purchase price paid by such designated financial institution shall be in the amount of such Subject Lender's Loans and its Percentage in respect of any Revolving Loan Commitment under which there are outstanding Reimbursement Obligations of such Reimbursement Obligation, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Subject Lender hereunder. Upon the effective date of an assignment described above, the designated financial institution or Replacement Lender shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.

                                    ARTICLE V

                         CONDITIONS TO CREDIT EXTENSIONS

      SECTION 5.1. Borrowing of Term-C Loans. The obligations of the Lenders having a Term-C Loan Commitment to fund the Term-C Loans on the Primedica Acquisition Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

      SECTION 5.1.1. New Transaction Documents. The Agents shall have received (with copies for each Lender that shall have expressly requested copies thereof) copies of the fully executed version of the Primedica Purchase Agreement, certified to be true and complete copies thereof by an Authorized Officer of the Borrower. The Primedica Purchase Agreement shall be in full force and effect and shall not have been modified or waived in any material respect, nor shall there have been any forbearance to exercise any material rights with respect to any of the terms or provisions relating to the conditions to the consummation of the Primedica Acquisition as set forth in the Primedica Purchase Agreement unless otherwise agreed to by the Required Lenders.

      SECTION 5.1.2. Consummation of Primedica Acquisition. The Agents shall have received evidence satisfactory to each of them that all actions necessary to consummate the Primedica Acquisition shall have been taken.

      SECTION 5.1.3. Primedica Related Issuance. Holdco shall have issued $16,500,000 of its common stock to TSI.

      SECTION 5.1.4. Primedica Transaction Fees and Expenses. The amount of Primedica Transaction Fees and Expenses shall not have exceeded $1,200,000.

      SECTION 5.1.5. Available Cash. The Company shall have available cash in an amount of at least $2,800,000 to consummate the Primedica Acquisition.

      SECTION 5.1.6. Cash Consideration. The cash portion of the consideration used to consummate the Primedica Acquisition shall not have exceeded $27,800,000.

      SECTION 5.1.7. Primedica Acquisition Date Certificate. The Agents shall have received, with counterparts for each Lender, the Primedica Acquisition Date Certificate, dated the Primedica Acquisition Date and duly executed and delivered by an Authorized Officer that is the president, the chief executive officer, the chief financial officer or, if the Borrower does not have a chief financial officer, the controller of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower made as of such date under this Agreement, and, at the time such certificate is delivered, such statements shall in fact be true and correct.

      SECTION 5.1.8. Delivery of Notes. The Agents shall have received, for the account of each Lender that has a Term-C Loan Commitment and has submitted, at least two Business Days prior to the Primedica Acquisition Date, a written request pursuant to Section 2.7(b)(ii), a Term-C Note duly executed and delivered by the Borrower.

      SECTION 5.1.9. Solvency, etc. The Agents shall have received a solvency certificate from an Authorized Officer that is the chief financial or accounting officer of the Borrower, dated the Primedica Acquisition Date, in form and substance satisfactory to the Agents.

      SECTION 5.1.10. Supplement to Borrower Pledge and Security Agreement, etc. The Agents shall have received executed counterparts of a supplement to the Borrower Pledge and Security Agreement, dated as of the Primedica Acquisition Date and in form and substance reasonably satisfactory to the Agents, duly executed and delivered by an Authorized Officer of the Borrower, together with

            (a) the certificates evidencing all of the issued and outstanding shares of Capital Stock of Primedica pledged pursuant to such supplement, which certificates shall in each case be accompanied by undated powers of transfer duly executed in blank, or, if any such shares of Capital Stock of Primedica pledged pursuant to such supplement are uncertificated securities or are held through a securities intermediary, the Administrative Agent shall have obtained "control" (as defined in the UCC) over such shares of Capital Stock and such other instruments and documents as the Administrative Agent shall deem necessary or in the reasonable opinion of the Administrative Agent desirable under applicable law to perfect the security interest of the Administrative Agent in such shares of Capital Stock;

            (b) all promissory notes (to the extent not previously delivered) evidencing intercompany Indebtedness payable to the Borrower by any of its Subsidiaries (including Primedica) duly endorsed to the order of the Administrative Agent;

            (c) executed copies of proper UCC termination statements (Form UCC-3), if any, relating to Primedica or any of its Subsidiaries, as debtor, necessary to release all Liens and other rights of any Person (other than Liens permitted under Section 7.2.3), as secured party,

                  (i) in any collateral of the type described in Section 2.1 of any Pledge and Security Agreement previously granted by Primedica or any such Subsidiary, and

                  (ii) securing any of the Indebtedness to be repaid in
            connection with the New Transaction on or prior to the Primedica Acquisition Date,

      together with such other UCC termination statements (Form UCC-3) as the Agents may reasonably request from Primedica or any such Subsidiary (but excluding any such statements evidencing liens securing any Primedica Assumed Indebtedness); and

            (d) certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agents, dated a date reasonably near to the Primedica Acquisition Date, listing all effective financing statements which name Primedica or any of its Subsidiaries (under its present names and any previous names) as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to clause (c) above, together with copies of such financing statements.

      SECTION 5.1.11. Governmental and Third Party Approvals. All material governmental and third party approvals necessary or advisable in connection with the New Transaction and the continuing operations of the Borrower, Primedica and their respective subsidiaries shall, in each case, have been obtained and be in full force and effect, and all applicable waiting periods, if any, shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the New Transaction.

      SECTION 5.1.12. Litigation. There shall exist no pending or threatened material litigation, proceedings or investigations which (i) would contest the consummation of the New Transaction or (ii) could reasonably be expected to have a Material Adverse Effect.

      SECTION 5.1.13. Reliance Letters. The Agents shall, unless otherwise agreed, have received reliance letters, dated the Primedica Acquisition Date and addressed to each Lender and each Agent, in respect of each of the legal opinions (other than "disclosure" and other similar opinions) delivered in connection with the Primedica Acquisition.

      SECTION 5.1.14. Costs, Expenses, etc. The Agents and the Lead Arranger shall have received, each for its own respective account all costs and expenses due and payable pursuant to Section 10.3, if then invoiced.

      SECTION 5.1.15. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors, shall be reasonably satisfactory in form and substance to the Agents and their counsel; the Agents and their counsel shall have received all information, approvals, opinions, documents or instruments that the Agents or their counsel shall have reasonably requested.

      SECTION 5.2. All Credit Extensions. The obligation of each Lender and, if applicable, the Issuer, to make any Credit Extension (including its initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

      SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension the following statements shall be true and correct:

            (a) the representations and warranties set forth in Article VI and in each other Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

            (b) the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans, plus (ii) the aggregate amount of all Letter of Credit Outstandings, does not exceed the then existing Revolving Loan Commitment Amount; and

            (c) no Default shall have then occurred and be continuing.

      SECTION 5.2.2. Credit Extension Request. The Agents shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of proceeds of any Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect thereto and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders, the Issuers and the Agents to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants unto the Agents, the Issuers and each Lender as set forth in this
Article VI.

      SECTION 6.1. Organization, etc. The Borrower and each of its Restricted Subsidiaries (a) is validly organized and existing and in good standing to the extent required under the laws of the jurisdiction of its incorporation, except to the extent that the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect, (b) is duly qualified to do business and is in good standing to the extent required under the laws of each jurisdiction where the nature of its business requires such qualification, except to the extent that the failure to qualify would not reasonably be expected to result in a Material Adverse Effect, and (c) has full power and authority and holds all requisite governmental licenses, permits and other approvals to (i) enter into and perform its obligations in connection with the Transaction and its Obligations under this Agreement and each other Loan Document to which it is a party and (ii) own and hold under lease its property and to conduct its business substantially as currently conducted by it except, in the case of this clause (c)(ii), where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and the Borrower's and, where applicable, each such other Obligor's participation in the consummation of the Transaction, are within the Borrower's and each such Obligor's company powers, have been duly authorized by all necessary company action, and do not (i) contravene the Borrower's or any such Obligor's Charter Documents, (ii) contravene any contractual restriction (other than any such contractual restriction that shall have been waived on or prior to the Closing Date), law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor, where such contravention, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (iii) result in, or require the creation or imposition of, any Lien on any of the Borrower's or any other Obligor's properties, except pursuant to the terms of a Loan Document.

      SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person, is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement or any other Loan Document to which it is a party, except as have been duly obtained or made and are in full force and effect or those which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect. All authorizations, approvals and other actions by, and all notices to and filings with, any governmental authority or regulatory body that are required pursuant to the Recapitalization Agreement in connection with the Original Transaction, the PAIC Purchase Agreement in connection with the PAIC Acquisition and the Primedica Purchase Agreement in connection with the Primedica Acquisition have been duly obtained or made and are in full force and effect, except those which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect. None of the Borrower or any other Obligor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 6.4. Validity, etc. This Agreement constitutes, and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, in each case with respect to this Section 6.4 subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      SECTION 6.5. Financial Information. The Borrower has delivered to the Agents and each Lender copies of each of (i) the Base Financial Statements, and
(ii) Pro Forma Financial Statements. Each of the financial statements described above (A) has been prepared (1) in the case of clause (i), in accordance with GAAP consistently applied, (2) in the case of clause (ii), on a basis substantially consistent with the basis used to prepare the financial statements referred to in clause (i), and (B) (1) in the case of clause (i), present fairly the consolidated financial condition of the corporations covered thereby as at the date thereof and the results of their operations for the periods then ended, and (2) in the case of clause (ii), include appropriate pro forma adjustments to give pro forma effect to the Original Transaction.

      SECTION 6.6. No Material Adverse Change. Since December 25, 1999, there has occurred no event, circumstance or condition that constitutes a Material Adverse Effect.

      SECTION 6.7. Litigation, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, arbitration or governmental investigation affecting any Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to result in a Material Adverse Effect except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule. No development has occurred in any litigation, action or governmental investigation or other proceeding disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule which could reasonably be expected to have a Material Adverse Effect.

      SECTION 6.8. Subsidiaries. As of the Amendment Effective Date, the Borrower has only those Subsidiaries (i) which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule, or (ii) which are permitted to have been acquired in accordance with Section 7.2.5 or 7.2.8.

      SECTION 6.9. Ownership of Properties. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Restricted Subsidiaries owns good title to, or leasehold interests in, all of its properties and assets (other than insignificant properties and assets), real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens or material claims (including material infringement claims with respect to patents, trademarks, copyrights and the like), except as permitted pursuant to Section 7.2.3.

      SECTION 6.10. Taxes. Each of Holdco, the Borrower and each of their respective Subsidiaries has filed all Federal, State and other material tax returns required by law to have been filed by it and has paid all material taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the Closing Date, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA, which, in either case, is reasonably expected to lead to a liability to such Pension Plan in excess of $5,000,000. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty other than such condition, event or transaction which would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule or otherwise approved by the Agents (such approval not to be unreasonably withheld or delayed), since the date of the last financial statement the Borrower has not increased any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA, except as would not have a Material Adverse Effect.

      SECTION 6.12. Environmental Matters. Except as set forth in Item 6.12 ("Environmental Matters") of the Disclosure Schedule or as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse
Effect:

            (a) all facilities and property owned or leased by the Borrower or any of its Subsidiaries are, and continue to be, owned or leased by the Borrower and its Subsidiaries in compliance with all Environmental Laws;

            (b) there are no pending or threatened (i) written claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) written complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;

            (c) the Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

            (d) no property now or, to the best knowledge of the Borrower, previously owned or leased by the Borrower or any of its Subsidiaries is listed or, to the knowledge of the Borrower, proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

            (e) to the knowledge of the Borrower, the Borrower and its Subsidiaries have not directly transported or directly arranged for the transportation of any Hazardous Material to any location (i) which is listed or, to the knowledge of the Borrower, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list, or (ii) which is the subject of federal, state or local enforcement actions or other investigations in respect of any Environmental Law;

            (f) to the knowledge of the Borrower, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

            (g) to the knowledge of the Borrower, there are no polychlorinated biphenyls or friable asbestos present in a manner or condition requiring remedial action to comply with any Environmental Law; and

            (h) to the best knowledge of the Borrower, no conditions exist at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability to the Borrower or any of its Subsidiaries under any Environmental Law.

      SECTION 6.13. Regulations U and X. Neither the Borrower nor Holdco is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extension will be used in violation of F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

      SECTION 6.14. Accuracy of Information. All material factual information concerning the financial condition, operations or prospects of the Borrower, Holdco and their respective Subsidiaries heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agents, the Lead Arranger, the Issuers or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby or with respect to the Transaction is, and all other such factual information hereafter furnished by or on behalf of the Borrower, Holdco or any of their respective Subsidiaries to the Agents, the Lead Arranger, the Issuers or any Lender will be, taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified and such information is not, or shall not be, taken as a whole, as the case may be, incomplete by omitting to state any fact necessary to make such information not materially misleading.

      Any term or provision of this Section to the contrary notwithstanding, insofar as any of the factual information described above includes assumptions, estimates, projections or opinions, no representation or warranty is made herein with respect thereto; provided, however, that to the extent any such assumptions, estimates, projections or opinions are based on factual matters, the Borrower has reviewed such factual matters and nothing has come to its attention in the context of such review which would lead it to believe that such factual matters were not or are not true and correct in all material respects or that such factual matters omit to state any material fact necessary to make such assumptions, estimates, projections or opinions not misleading in any material respect.

      SECTION 6.15. Solvency. (a) The Original Transaction (including, among other things, the incurrence of the initial Credit Extensions under and as defined in the Existing Credit Agreement, the incurrence by the Borrower of the Indebtedness represented by the Notes under and as defined in the Existing Credit Agreement and the Senior Subordinated Notes, the execution and delivery by the Subsidiary Guarantor, if any, of a Subsidiary Guaranty under and as defined in the Existing Credit Agreement, and the application of the proceeds of the Credit Extensions under and as defined in the Existing Credit Agreement), did not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. ss.101 et seq., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. On the Closing Date, after giving effect to the Original Transaction, the Borrower was Solvent.

      (b) The New Transaction (including, among other things, the incurrence of the Term-C Loans by the Borrower and the application of the proceeds of the Term-C Loans), will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. ss.101 et seq., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. On the Primedica Acquisition Date, after giving effect to the New Transaction, the Borrower is Solvent.

      SECTION 6.16. Year 2000 Compliance. The Borrower believes that its and its Restricted Subsidiaries' computer applications that are material to its or its Restricted Subsidiaries' businesses and operations will on a timely basis be able to perform properly date- sensitive functions for all dates before, on and after January 1, 2000 (that is, be "Year 2000 compliant") except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

      SECTION 6.17. Senior Debt. The Loans (including the Term-C Loans following the making thereof), Reimbursement Obligation and other Obligations constitute "Senior Indebtedness" (as defined in the Senior Subordinated Notes), "Senior Debt" (as defined in the PAIC Subordinated Convertible Note) and "senior indebtedness" (or any other similar term) under each document, instrument or agreement evidencing any other subordinated debt.

                                   ARTICLE VII

                                    COVENANTS

      SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Agents, the Issuers and each Lender that, until the Termination Date has occurred, the Borrower will perform the obligations set forth in this Section 7.1.

      SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and each Agent copies of the following financial statements, reports, notices and information:

            (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower (or, if the Borrower is required to file such information on a Form 10-Q with the Securities and Exchange Commission, promptly following such filing), a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter, together with the related consolidated statements of operations and cash flows for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter (it being understood that the foregoing requirement may be satisfied by delivery of the Borrower's report to the Securities and Exchange Commission on Form 10-Q, if any), certified by an Authorized Officer that is the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial or accounting officer of the Borrower;

            (b) as soon as available and in any event within 105 days after the end of each Fiscal Year of the Borrower (or, if the Borrower is required to file such information on a Form 10-K with the Securities and Exchange Commission, promptly following such filing), a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein a consolidated balance sheet for the Borrower and its Subsidiaries as of the end of such Fiscal Year, together with the related consolidated statements of operations and cash flows for such Fiscal Year (it being understood that the foregoing requirement may be satisfied by delivery of the Borrower's report to the Securities and Exchange Commission on Form 10-K, if any), in each case certified (without any Impermissible Qualification) by PricewaterhouseCoopers or another "Big Five" firm of independent public accountants, together with a certificate from such accountants as to whether, in making the examination necessary for the signing of their report on such annual report by such accountants, they have become aware of any Default in respect of any term, covenant, condition or other provision of this Agreement (including any Default in respect of any of the financial covenants contained in Section 7.2.4) that relates to accounting matters that has occurred and is continuing or, if in the opinion of such accounting firm such a Default has occurred and is continuing, a statement as to the nature thereof;

            (c) together with the delivery of the financial information required pursuant to clauses (a) and (b), a Compliance Certificate, in substantially the form of Exhibit E-1, executed by an Authorized Officer that is the president, the chief executive officer or the chief financial or accounting officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agents) compliance with the financial covenants set forth in Section 7.2.4;

            (d) as soon as possible and in any event within five Business Days after obtaining knowledge of the occurrence of any Default, if such Default is then continuing, a statement of an Authorized Officer that is the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial or accounting officer of the Borrower setting forth details of such Default and the action which the Borrower has taken or proposes to take with respect thereto;

            (e) promptly and in any event within five Business Days after (x) the occurrence of any development with respect to any litigation, action, proceeding or labor controversy described in Section 6.7 which could reasonably be expected to have a Material Adverse Effect or (y) the commencement of any labor controversy, litigation, action or proceeding of the type described in Section 6.7, notice thereof and of the action which the Borrower has taken or proposes to take with respect thereto;

            (f) promptly after the sending or filing thereof, copies of all reports and registration statements (other than exhibits thereto and any registration statement on Form S-8 or its equivalent) which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

            (g) as soon as practicable after the controller, chief financial or accounting officer or the chief executive officer of the Borrower or a member of the Borrower's Controlled Group becomes aware of (i) formal steps in writing to terminate any Pension Plan or (ii) the occurrence of any event with respect to a Pension Plan which, in the case of clause (i) or (ii), could reasonably be expected to result in a contribution to such Pension Plan by (or a liability to) the Borrower or a member of the Borrower's Controlled Group in excess of $5,000,000, (iii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA in an amount in excess of $5,000,000, (iv) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Borrower furnish a bond to the PBGC or such Pension Plan in an amount in excess of $5,000,000 or (v) any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit as a result of a change in the level or scope of benefits thereunder, notice thereof and copies of all documentation relating thereto; and

            (h) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

      SECTION 7.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (i) except as permitted under Section 7.2.8, the maintenance and preservation of its existence and qualification as a foreign business entity, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and (ii) the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 7.1.3. Maintenance of Properties. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each of its Restricted Subsidiaries to, maintain, preserve, protect and keep its properties (other than insignificant properties) in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

      SECTION 7.1.4. Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and with such provisions and endorsements as the Agents may reasonably request and will, upon request of the Agents, furnish to the Agents and each Lender a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Restricted Subsidiaries in accordance with this Section.

      SECTION 7.1.5. Books and Records. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions and permit the Agents, the Issuers and each Lender or any of their respective representatives, at reasonable times and intervals, and upon reasonable notice, but, unless an Event of Default shall have occurred and be continuing, not more frequently than once in each Fiscal Year, to visit its business offices, to discuss its financial matters with its officers and, after notice to the Borrower and provision of an opportunity for the Borrower to participate in such discussion, its independent public accountants (and the Borrower hereby authorizes such independent public accountants to discuss the Borrower's financial matters with each Issuer and each Lender or its representatives, whether or not any representative of the Borrower is present so long as the Borrower has been afforded a reasonable opportunity to be present) and to examine, and to photocopy extracts from, any of its books or other financial records. The cost and expense of each such visit shall be borne by the applicable Agent or Lender, except that the Administrative Agent may make one such visit each Fiscal Year and the cost and expense thereof shall be borne by the Borrower.

      SECTION 7.1.6. Environmental Covenant. The Borrower will and will cause each of its Subsidiaries to,

            (a) use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, in each case except where the failure to comply with the terms of this clause could not reasonably be expected to have a Material Adverse Effect;

            (b) promptly notify the Agents and provide copies of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties which relate to environmental matters or compliance with Environmental Laws which would have, or would reasonably be expected to have, a Material Adverse Effect, and promptly cure and have dismissed with prejudice any material actions and proceedings relating to compliance with Environmental Laws, except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books; and

            (c) provide such information and certifications which the Agents may reasonably request from time to time to evidence compliance with this
      Section 7.1.6.

      SECTION 7.1.7. Future Subsidiaries. Upon any Person becoming, after the Closing Date, a Future Pledged Foreign Subsidiary or U.S. Subsidiary of the Borrower that is a Restricted Subsidiary, or (in the case of clause (b) below only) upon the Borrower or any such Subsidiary acquiring additional Capital Stock of any existing Subsidiary that is a Restricted Subsidiary and a U.S. Subsidiary or a Future Pledged Foreign Subsidiary, the Borrower shall notify the Agents of such acquisition, and

            (a) the Borrower shall promptly cause such U.S. Subsidiary (other than (x) CRL Transactions Co., Inc., (y) until the PAIC Trigger Date, each of PAIC and each of its Subsidiaries unless such Person is merged into the Borrower as permitted under Section 7.2.8(a) prior to the PAIC Trigger Date, in which case the provisions of this clause (a) shall no longer apply to such Person and (z) until the Primedica Trigger Date, each of Primedica and each of its Subsidiaries unless such Person is merged into the Borrower as permitted under Section 7.2.8(a) prior to the Primedica Trigger Date, in which case the provisions of this clause (a) shall no longer apply to such Person) to execute and deliver to the Administrative Agent, with counterparts for each Lender, a Subsidiary Guaranty (or a supplement thereto) and a supplement to the Subsidiary Pledge and Security Agreement (and, if such U.S. Subsidiary owns any real property, to the extent required by clause (b) of Section 7.1.8, a Mortgage), together with UCC financing statements (form UCC-1) executed and delivered by such U.S. Subsidiary naming such U.S. Subsidiary as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, in appropriate form for filing under the UCC and any other applicable recording statutes, in the case of real property, of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Subsidiary Pledge and Security Agreement or a Mortgage, as the case may be (other than the perfection of security interests in motor vehicles); and

            (b) the Borrower shall promptly deliver, or cause to be delivered, to the Administrative Agent under a Pledge Agreement (as supplemented, if necessary, by a Foreign Pledge Agreement or other supplement thereto) certificates (if any) representing all of the issued and outstanding shares of Capital Stock of such Subsidiary owned by the Borrower or any Restricted Subsidiary of the Borrower that is a U.S. Subsidiary (other than (x) until the PAIC Trigger Date, each of PAIC and each of its Subsidiaries unless such Person is merged into the Borrower as permitted under Section 7.2.8(a) prior to the PAIC Trigger Date and (y) until the Primedica Trigger Date, each of Primedica and each of its Subsidiaries unless such Person is merged into the Borrower as permitted under Section 7.2.8(a) prior to the Primedica Trigger Date, which in either such case the provisions of this clause (b) shall no longer apply to such Person), as the case may be, along with undated powers of transfer for such certificates, executed in blank, or, if any securities subject thereto are uncertificated securities or are held through a securities intermediary, the Administrative Agent shall have obtained "control" (as defined in the UCC applicable to the perfection of such securities) over such securities, or other appropriate steps shall have been taken under applicable law resulting in the perfection and "control" (as defined in the UCC) of the security interest granted in favor of the Administrative Agent pursuant to the terms of a Pledge Agreement, together, in each case, with such opinions, in form and substance and from counsel satisfactory to the Agents, as the Agents may reasonably require; provided, however, that notwithstanding the foregoing, no Foreign Subsidiary shall be required to execute and deliver a Mortgage or a supplement to the Subsidiary Pledge and Security Agreement, nor will the Borrower or any U.S. Subsidiary of the Borrower be required to deliver in pledge pursuant to a Pledge Agreement in excess of 65% of the Voting Stock of a Foreign Subsidiary; provided further, however, that subject to the immediately preceding proviso, the Borrower shall be required to pledge for the benefit of the Lenders, as soon as reasonably practicable, only those shares of Capital Stock which it owns of Charles River Japan other than those shares which are required to be pledged to Ajinomoto Co., Inc. ("Ajinomoto") pursuant to its agreement to pay Ajinomoto 1.4 billion Yen over a three year period to acquire an additional 16% of Charles River Japan.

      SECTION 7.1.8. Future Leased Property and Future Acquisitions of Real Property; Future Acquisition of Other Property.

            (a) Prior to entering into any new lease of real property or renewing any existing lease of real property following the Closing Date, the Borrower shall, and shall cause each of its U.S. Subsidiaries that are Restricted Subsidiaries to, use its (and their) best efforts (which shall not require the expenditure of cash or the making of any material concessions under the relevant lease) to deliver to the Administrative Agent a Waiver executed by the lessor of any real property that is to be leased by the Borrower or such U.S. Subsidiary for a term in excess of one year in any state which by statute grants such lessor a "landlord's" (or similar) Lien which is superior to the Administrative Agent's, to the extent the value of any personal property of the Borrower or its U.S. Subsidiaries that are Restricted Subsidiaries to be held at such leased property exceeds (or it is anticipated that the value of such personal property will, at any point in time during the term of such leasehold term, exceed) $3,000,000.

            (b) In the event that the Borrower or any of its U.S. Subsidiaries that are Restricted Subsidiaries shall acquire any real property (other than any Primedica Mortgaged Facility) having a value as determined in good faith by the Administrative Agent in excess of $2,000,000 in the aggregate, the Borrower or the applicable U.S. Subsidiary shall, promptly after such acquisition, execute a Mortgage in favor of the Administrative Agent, as mortgagee for the ratable benefit of the Lenders, and provide the Administrative Agent with (i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected, first priority Lien, subject to Liens permitted by Section 7.2.3, against the properties purported to be covered thereby, (ii) mortgagee's title insurance policies in favor of the Administrative Agent, as mortgagee for the ratable benefit of the Lenders, in amounts and in form and substance and issued by insurers, in each case reasonably satisfactory to the Agents, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is indefeasible and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as permitted by Section 7.2.3 or as approved by the Agents, and such policies shall also include, to the extent available, a revolving credit endorsement and such other endorsements as the Agents shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon, and (iii) such other approvals, opinions, or documents as the Agents may reasonably request; provided, however, that the provisions of this clause (b) shall not apply with respect to any properties owned or acquired by (A) any of PAIC or any of its Subsidiaries until the PAIC Trigger Date unless such Person is merged into the Borrower as permitted under Section 7.2.8(a) prior to the PAIC Trigger Date or (B) any of Primedica or any of its Subsidiaries until the Primedica Trigger Date unless such Person is merged into the Borrower as permitted under Section 7.2.8(a) prior to the Primedica Trigger Date, which in either such case the provisions of this clause (b) shall no longer apply to such Person.

            (c) In accordance with the terms and provisions of the Pledge Agreements, the Borrower and each U.S. Subsidiary that is a Restricted Subsidiary shall provide the Agents with evidence of all recordings and filings as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create a valid, perfected first priority Lien, subject to the Liens permitted by Section 7.2.3, against all property acquired after the Closing Date (excluding motor vehicles, leases of real property and (except to the extent required under clause
      (b) of this Section 7.1.8) fee interests in real property); provided, however, that the provisions of this clause (c) shall not apply with respect to any such property owned or acquired by (x) any of PAIC or any of its Subsidiaries until the PAIC Trigger Date unless such Person is merged into the Borrower as permitted under Section 7.2.8(a) prior to the PAIC Trigger Date or (x) any of Primedica or any of its Subsidiaries until the Primedica Trigger Date unless such Person is merged into the Borrower as permitted under Section 7.2.8(a) prior to the Primedica Trigger Date, which in either such case case the provisions of this clause (c) shall no longer apply to such Person.

      SECTION 7.1.9. Use of Proceeds, etc. The Borrower shall

            (a) apply the proceeds of the Loans

                  (i) in the case of the Existing Term Loans and Existing
            Revolving Loans in an aggregate principal amount not in excess of $2,000,000 made on the Closing

            Date, to pay, in part, the cash portion of the obligations of Holdco in connection with the Original Transaction and to pay the transaction fees and expenses associated with the Original Transaction (directly or by paying the Subco Dividend); provided, that the aggregate amount of such transaction fees and expenses shall not exceed $20,000,000;

                  (ii) in the case of the Term-C Loans, to pay, in part, a
            portion of the purchase price and the Primedica Transaction Fees and Expenses due in connection with the consummation of the New Transaction; provided, that the aggregate amount of the Primedica Transaction Fees and Expenses shall not exceed $1,200,000; and

                  (iii) in the case of Revolving Loans (other than Existing
            Revolving Loans described in clause (a)(i) above) and Swing Line Loans, for working capital and general corporate purposes of the Borrower and its Subsidiaries; and

            (b) use Letters of Credit only for purposes of supporting working capital and general corporate purposes of the Borrower and its Restricted Subsidiaries.

      SECTION 7.1.10. Hedging Obligations. Within six months following the Closing Date, the Administrative Agent shall have received evidence satisfactory to it that the Borrower has entered into interest rate swap, cap, collar or similar arrangements (including such Indebtedness accruing interest at a fixed rate by its terms) designed to protect the Borrower against fluctuations in interest rates with respect to at least 50% of the aggregate principal amount of the Term Loans and the Senior Subordinated Notes for a period of at least three years from the Closing Date, with terms reasonably satisfactory to the Borrower and the Agents.

      SECTION 7.1.11. Year 2000 Compliance. The Borrower will promptly notify the Administrative Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Restricted Subsidiaries' businesses and operations will not be Year 2000 compliant as of January 1, 2000, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

      SECTION 7.2. Negative Covenants. The Borrower agrees with the Agents and each Lender that, until the Termination Date has occurred, the Borrower will perform the obligations set forth in this Section 7.2.

      SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in any business activity, except the business activities of the type in which the Borrower and its Subsidiaries are engaged on the Closing Date (after giving effect to the Original Transaction) and any businesses reasonably ancillary, incidental or related thereto.

      SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

            (a) Indebtedness outstanding on the Closing Date and identified in
      Item 7.2.2(a) ("Ongoing Indebtedness") of the Disclosure Schedule, and refinancings and replacements thereof in a principal amount not exceeding the principal amount of the Indebtedness so refinanced or replaced and with an average life to maturity of not less than the then average life to maturity of the Indebtedness so refinanced or replaced;

            (b) Indebtedness in respect of the Credit Extensions and other Obligations;

            (c) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries that is represented by Capitalized Lease Liabilities, mortgage financings or purchase money obligations (but only to the extent otherwise permitted by Section 7.2.7); provided, that the maximum aggregate amount of all Indebtedness permitted under this clause (c) shall not at any time exceed $10,000,000;

            (d) intercompany Indebtedness of (i) (x) any U.S. Subsidiary that is a Restricted Subsidiary of the Borrower owing to the Borrower or any of its Restricted Subsidiaries or (y) the Borrower owing to any of its Restricted Subsidiaries, and (ii) any Foreign Subsidiary that is a Restricted Subsidiary of the Borrower owing to the Borrower or any U.S. Subsidiary that is a Restricted Subsidiary of the Borrower; provided that
      (A) any such Indebtedness described in this clause (d)(ii) (other than (I) any such Indebtedness owing by Charles River Japan, which is subject to the provisions of clause (B) and (II) any such Indebtedness constituting an Investment made pursuant to clause (a)(ii) of Section 7.2.5 and (III) other than any such intercompany Indebtedness incurred to finance any acquisition permitted hereunder) shall not exceed, when taken together with the aggregate amount at such time of all outstanding Investments made in all such Foreign Subsidiaries pursuant to clause (l) of Section 7.2.5 (other than any Investments made as part of, or to finance, any acquisition permitted hereunder), $10,000,000 at any time outstanding and
      (B) any Indebtedness described in this clause (d)(ii) owing by Charles River Japan shall not exceed, when taken together with all Investments in Charles River Japan (whether debt or equity), $40,000,000; provided further that any Indebtedness described in this clause (d) which is owing to the Borrower or any of its U.S. Subsidiaries that are Restricted Subsidiaries, (1) to the extent requested by the Agents, such Indebtedness shall be evidenced by one or more promissory notes in form and substance satisfactory to the Agents which shall be duly executed and delivered to (and indorsed to the order of) the Administrative Agent in pledge pursuant to a Pledge Agreement and (2) in the case of any such Indebtedness owed by a Person other than the Borrower or a Subsidiary Guarantor, such Indebtedness shall not be forgiven or otherwise discharged for any consideration other than payment (Dollar for Dollar) in cash unless the Agents otherwise consent;

            (e) Indebtedness evidenced by the Senior Subordinated Debt in an aggregate outstanding principal amount not to exceed $150,000,000 and subordinated guarantees thereof;

            (f) (i) Assumed Indebtedness of Primedica; provided that the aggregate principal or face amount of such Indebtedness plus the aggregate amount of other obligations assumed in connection with the Primedica Acquisition shall not exceed $10,000,000 less the principal or face amount or aggregate amount thereof that is repaid or prepaid and (ii) other Assumed Indebtedness of the Borrower and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

            (g) Hedging Obligations of the Borrower or any of its Restricted Subsidiaries in respect of the Credit Extensions or otherwise entered into by the Borrower or any Restricted Subsidiary to hedge against interest rate, currency exchange rate or commodity price risk, in each case arising in the ordinary course of business of the Borrower and its Restricted Subsidiaries and not for speculative purposes;

            (h) Indebtedness of Foreign Subsidiaries of the Borrower in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

            (i) (i) subordinated unsecured Indebtedness of the Borrower evidenced by the PAIC Subordinated Convertible Note in an aggregate principal amount equal to $12,000,000 less the amount of any principal thereof that is repaid or prepaid in cash or as a result of any conversion in accordance with the terms thereof and (ii) other unsecured Indebtedness of the Borrower and its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $10,000,000 plus the difference between the maximum amount of additional Revolving Loan Commitments that have been or could be provided under clause (c) of
      Section 2.1.2 and the then outstanding amount of additional Revolving Loans made pursuant to clause (c) of Section 2.1.2;

            (j) Indebtedness of any Foreign Subsidiary owing to any other Foreign Subsidiary; and

            (k) from and after the time that it becomes a Restricted Subsidiary, Indebtedness of Charles River Japan, which when taken together with all Investments in Charles River Japan (whether in debt or equity), does not exceed an aggregate principal amount equal to $40,000,000.

provided, however, that (i) no Indebtedness otherwise permitted by clause (c),
(d) (as such clause (d) relates to loans made by the Borrower or any Subsidiary Guarantor to Restricted Subsidiaries which are not party to a Subsidiary Guaranty), (f), (h) or (i) may be incurred if, immediately before or after giving effect to the incurrence thereof, any Default shall have occurred and be continuing, and (ii) all such Indebtedness of the type described in clause
(d)(i)(y) above
that is owed to Subsidiaries that are not Subsidiary Guarantors shall be subordinated, in writing, to the Obligations upon terms satisfactory to the Agents.

      SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

            (a) Liens existing on the Closing Date and identified in Item 7.2.2(b) ("Ongoing Liens") of the Disclosure Schedule and extensions and renewals thereof; provided that no such extension or renewal shall increase the obligations secured by such Lien, extend such Lien to additional assets or otherwise result in a Default hereunder;

            (b) Liens securing payment of the Obligations or any obligation under any Rate Protection Agreement granted pursuant to any Loan Document;

            (c) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (c) of Section 7.2.2;

            (d) Liens for taxes, assessments or other governmental charges or levies, including Liens pursuant to Section 107(l) of CERCLA or other similar law, not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (e) Liens of carriers, warehousemen, mechanics, repairmen, materialmen, contractors, laborers and landlords or other like Liens incurred in the ordinary course of business for sums not overdue for a period of more than 30 days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, bids, statutory or regulatory obligations, insurance obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

            (g) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by a bond or a letter of credit or (subject to a customary deductible) by insurance maintained with responsible insurance companies and Liens in existence less than 30 days, which Liens secure any such bond or reimbursement obligation with respect to such letter of credit;

            (h) (i) Liens with respect to minor imperfections of title and easements, rights-of- way, restrictions, reservations, permits, servitudes and other similar encumbrances on real property and fixtures which do not materially detract from the value or materially impair the use by the Borrower or any such Restricted Subsidiary in the ordinary course of their business of the property subject thereto; (ii) in the case of any property covered by a Mortgage, encumbrances disclosed in the title insurance policy issued to, and reasonably approved by the Agents insuring the Mortgage; and (iii) in the case of any property covered by a Mortgage, upon certification by the Borrower that an easement, right-of- way, restriction, reservation, permit, servitude or other similar encumbrance granted or to be granted by the Borrower or any such Restricted Subsidiary does not materially detract from the value of or materially impair the use by the Borrower or such Restricted Subsidiary in the ordinary course of its business of the property subject to or to be subject to such encumbrance, the Administrative Agent shall execute such documents as are reasonably requested to subordinate its Mortgage to such encumbrance;

            (i) leases or subleases granted by the Borrower or any of its Restricted Subsidiaries to any other Person in the ordinary course of business;

            (j) Liens in the nature of trustees' Liens granted pursuant to any indenture governing any Indebtedness permitted by Section 7.2.2, in each case in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof;

            (k) Liens of sellers of goods to the Borrower and its Restricted Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

            (l) Liens securing Assumed Indebtedness of the Borrower and its Restricted Subsidiaries permitted pursuant to clause (f) of Section 7.2.2; provided, however, that (i) any such Liens attach only to the property of the Subsidiary acquired, or the property acquired, in connection with such Assumed Indebtedness and shall not attach to any assets of the Borrower or any of its Restricted Subsidiaries theretofore existing or which arise after the date thereof and (ii) the Assumed Indebtedness and other secured Indebtedness of the Borrower and its Restricted Subsidiaries secured by any such Lien shall not exceed 100% of the fair market value of the assets being acquired in connection with such Assumed Indebtedness;

            (m) Liens on assets of Foreign Subsidiaries of the Borrower securing Indebtedness permitted pursuant to clause (h) or (j) of Section 7.2.2; and

            (n) Liens on the Capital Stock of Unrestricted Subsidiaries securing Debt incurred by such Unrestricted Subsidiaries.

      SECTION 7.2.4. Financial Covenants.

            (a) EBITDA. The Borrower will not permit EBITDA for the period of four consecutive Fiscal Quarters ending on the last day of any Fiscal Quarter occurring during any period set forth below to be less than the amount set forth opposite such period:

                       Period                     EBITDA
                       ------                     ------
           01/01/00 to 12/31/00                 $55,000,000
           01/01/01 to 12/31/01                 $60,000,000
           01/01/02 to 12/31/02                 $65,000,000
           01/01/03 to 12/31/03                 $70,000,000
           01/01/04 to 12/31/04                 $75,000,000
           01/01/05 and thereafter              $80,000,000

      provided that, to the extent the amount of EBITDA for any period of four consecutive Fiscal Quarters exceeds the amount of EBITDA required to be maintained for such period pursuant to this clause (a), an amount equal to 50% of such excess amount may be carried forward to (but only to) the next succeeding period of four consecutive Fiscal Quarters.

            (b) Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the end of any Fiscal Quarter ending during any period set forth below to be greater than the ratio set forth opposite such period:

                       Period                 Leverage Ratio
                       ------                 --------------
           01/01/00 to 12/31/00                   4.00:1
           01/01/01 to 12/31/01                   3.00:1
           01/01/02 to 12/31/02                   2.50:1
           01/01/03 and thereafter                2.00:1

            (c) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter ending during any period set forth below to be less than the ratio set forth opposite such period:

                                                  Interest
                       Period                  Coverage Ratio
                       ------                  --------------
           01/01/00 to 12/31/00                    2.00:1
           01/01/01 to 12/31/01                    2.50:1
           01/01/02 to 12/31/02                    3.00:1
           01/01/03 and thereafter                 4.00:1

            (d) Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter ending after the Closing Date to be less than 1.1:1.

      SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

            (a) (i) Investments existing on the Closing Date and identified in
      Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule and extensions or renewals thereof, provided that no such extension or renewal shall be permitted if it would (x) increase the amount of such Investment at the time of such extension or renewal or (y) result in a Default hereunder and (ii) Investments resulting from the conversion or recharacterization of Ongoing Investments (including the conversion of any Ongoing Investments constituting equity Investments into debt Investments), provided that no such Investment may be made in reliance on this clause (a)(ii) if such Investment would require, at the time of the making thereof, the contribution or other payment by the Borrower or any of its U.S. Subsidiaries that are Restricted Subsidiaries of any additional cash or other assets to any Subsidiary that is not a Subsidiary Guarantor;

            (b) Cash Equivalent Investments;

            (c) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

            (d) without duplication, Investments permitted as Capital Expenditures pursuant to Section 7.2.7 (including any such Investments which would otherwise constitute Capital Expenditures but for the operation of clause (i) of the proviso to the definition of "Capital Expenditures");

            (e) Investments made by the Borrower or any of its Restricted Subsidiaries, solely with proceeds which have been contributed, directly or indirectly after the Closing Date, to the Borrower or such Restricted Subsidiary as cash equity from holders of Holdco's

      Capital Stock for the purpose of making an Investment identified in a notice to the Agents on or prior to the date that such capital contribution is made, which Investments shall result in the Borrower or such Restricted Subsidiary acquiring a majority controlling interest in the Person in which such Investment was made or increasing any such controlling interest already maintained by it;

            (f) Investments to the extent the consideration received pursuant to clause (c)(i) of Section 7.2.9 is not all cash;

            (g) Investments in the form of loans to officers, directors and employees of the Borrower and its Restricted Subsidiaries for the sole purpose of purchasing Holdco Capital Stock or the Capital Stock of any entity that directly or indirectly holds Holdco Capital Stock or of refinancing any such loans made by others (or purchases of such loans made by others);

            (h) Investments made in one or more transactions by the Borrower or any of its Restricted Subsidiaries for the acquisition by the Borrower or such Restricted Subsidiary of the Capital Stock of Charles River Japan; provided, however, that (i) Investments made pursuant to this clause (h) shall not exceed (whether in debt or equity) an amount equal to, in the aggregate, the product of (x) $40,000,000 and (y) a fraction, the numerator of which is the percentage of ownership of Charles River Japan acquired by the Borrower after the Closing Date (including in connection with any such Investment) and the denominator of which is 50 (provided that the first such Investment made by the Borrower or such Restricted Subsidiary on or subsequent to the Closing Date may be increased by an additional $5,000,000 so long as the aggregate amount of all such Investments does not exceed $40,000,000), (ii) the Borrower and its Restricted Subsidiaries shall vote their respective direct or indirect equity interest in Charles River Japan against Charles River Japan entering into any agreement of the type described in clause (b) of Section
      7.2.12 and (iii) the Borrower and its Restricted Subsidiaries shall vote their respective direct or indirect equity interest in Charles River Japan against Charles River Japan making any dividend or distribution to, or Investment in, or entering into (or suffering to exist) any profit, revenue or cash flow sharing arrangement with any owner (beneficial or otherwise) of Charles River Japan's common equity or any Affiliate thereof which shall be disproportional to the fully diluted common equity ownership percentage of such Person (except for (i) permitting the common owners of Charles River Japan to pay taxes from such dividend or distribution and (ii) in the case of a recapitalization, pursuant to which the Borrower and its Restricted Subsidiaries become the sole owner of Charles River Japan);

            (i) Letters of Credit issued in support of, and guarantees by the Borrower or any Restricted Subsidiary of, Indebtedness permitted under clauses (b), (c), (g) and (i) of Section 7.2.2;

            (j) Investments made or held by any Foreign Subsidiary of the Borrower that is a Restricted Subsidiary in any other Foreign Subsidiary of the Borrower that is a Restricted Subsidiary;

            (k) (i) Investments of the Borrower or any U.S. Subsidiary of the Borrower that is a Restricted Subsidiary in the Borrower or any U.S. Subsidiary of the Borrower that is a Restricted Subsidiary and (ii) Investments by the Borrower or any U.S. Subsidiary of the Borrower that is a Restricted Subsidiary in a Foreign Subsidiary of the Borrower that is a Restricted Subsidiary in connection with the creation of such Foreign Subsidiary; provided that in the case of clause (k)(ii), such Investment is in the form of Capital Stock of one or more other Foreign Subsidiaries;

            (l) Investments (other than Investments made under other clauses of this Section 7.2.5) made by the Borrower or any of its Restricted Subsidiaries in an aggregate amount not to exceed $25,000,000 in any single transaction (or a series of related transactions) or $50,000,000 in an aggregate amount over the term of this Agreement; provided that (i) such Investments (x) result in the Borrower or the relevant Restricted Subsidiary acquiring (subject to Section 7.2.1) a majority controlling interest in the Person (or its assets and businesses) in which such Investment was made, or increasing any such controlling interest maintained by it in such Person or (y) result in the Person in which such Investment was made becoming an Acquired Controlled Person and a Restricted Subsidiary for the purposes set forth in the last sentence of the definition of the term "Subsidiary"; (ii) to the extent any Assumed Indebtedness permitted pursuant to clause (f) of Section 7.2.2 would be incurred in connection with any such Investment to be made pursuant to this clause (l), the permitted amounts set forth in this clause shall be reduced, Dollar for Dollar, by the outstanding principal amount of any such Assumed Indebtedness to be assumed; and (iii) the amount of Investments made by the Borrower or any of its U.S. Subsidiaries that are Restricted Subsidiaries in any of its Foreign Subsidiaries that are Restricted Subsidiaries, when taken together with the outstanding aggregate principal amount of Indebtedness incurred by such Foreign Subsidiaries from the Borrower and such U.S. Subsidiaries pursuant to clause (d)(ii) of Section 7.2.2, shall not exceed $10,000,000;

            (m) extensions of trade credit in the ordinary course of business;

            (n) Investments in Hedging Obligations permitted hereunder;

            (o) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of and other disputes with customers and suppliers arising in the ordinary course of business;

            (p) Investments in PAIC by the Borrower in connection with the PAIC Acquisition in accordance with the PAIC Purchase Agreement (which PAIC Purchase Agreement (i) was in form and substance satisfactory to the Agents and (ii) was not modified or waived in any material respect, nor were there have been any forbearance to exercise any material rights with respect to any of the terms or provisions relating to the conditions to the consummation of the PAIC Acquisition as set forth therein unless otherwise agreed to by the Required Lenders); provided, that (A) PAIC became a wholly- owned Restricted Subsidiary of the Borrower, (B) the requirements of Sections 7.1.7(b) and 7.1.8(c) (as such Sections relate to the pledge by the Borrower to the Administrative Agent of all of the issued and outstanding Capital Stock of PAIC) were satisfied in accordance with the terms thereof and (C) the gross transaction value of the PAIC Acquisition did not exceed $40,000,000 (exclusive of (x) purchase price adjustments provided for in the PAIC Purchase Agreement but in any event in an amount not exceeding $1,000,000 to the extent payable by or on behalf of the Borrower and (y) the amount of the PAIC receivable paid by SAIC prior to the consummation of the PAIC Acquisition and the equal amount paid by the Borrower to SAIC in connection with such consummation), consisting of (1) a portion of the purchase price paid in cash upon consummation thereof, (2) the remaining portion of the purchase price consisting of Indebtedness evidenced by the PAIC Subordinated Convertible Note, which note was in form and substance satisfactory to the Agents and
      (3) PAIC Transaction Fees and Expenses; provided, however, that no Assumed Indebtedness was incurred in connection with the PAIC Acquisition;

            (q) Investments in Primedica by the Borrower in connection with the Primedica Acquisition in accordance with the Primedica Purchase Agreement (which Primedica Purchase Agreement (including all schedules thereto) (i) shall, on the Amendment Effective Date, be in form and substance reasonably satisfactory to the Agents and (ii) shall not have been modified or waived in any material respect, nor shall there have been any forbearance to exercise any material rights with respect to any of the terms or provisions relating to the conditions to the consummation of the Primedica Acquisition as set forth therein unless otherwise agreed to by the Agents); provided, that (A) Primedica becomes a wholly-owned Restricted Subsidiary of the Borrower, (B) the requirements of Sections 7.1.7(b) and 7.1.8(c) (as such Sections relate to the pledge by the Borrower to the Administrative Agent of all of the issued and outstanding Capital Stock of Primedica) shall have been satisfied in accordance with the terms thereof and (C) the Primedica Acquisition shall be consummated for gross consideration not exceeding $53,700,000 (including Primedica Transaction Fees and Expenses of up to $1,200,000 but excluding purchase price adjustment payments provided for in the Primedica Purchase Agreement to the extent such purchase price adjustment payments payable by or on behalf of the Borrower do not exceed $1,500,000) consisting of (1) $2,800,000 from available cash of the Borrower, (2) $25,000,000 from the proceeds of a single borrowing by the Borrower of Term-C Loans, (3) $16,500,000 in common stock of Holdco shall be issued to TSI in the Primedica Related Issuance and (4) $10,000,000 million in Assumed Indebtedness and other obligations pursuant to the Primedica Debt Assumption as permitted under clause (f)(i) of Section 7.2.2 in the case of such Assumed Indebtedness (such Assumed Debt and other obligations referred to hereinafeter as the "Primedica Assumed Debt", and the agreements, instruments and other documents evidencing or relating to the Primedica Assumed Debt hereinafter referred to as the "Primedica Assumed Debt Documents") (provided that the Primedica Assumed Debt Documents (x) shall, on the Amendment Effective Date, have terms and conditions reasonably satisfactory to the Agents and (y) shall not have been amended or waived since the Amendment Effective Date and prior to the Primedica Acquisition Date without the consent of the Agents (other than any amendment or modification pursuant to which Primedica assumes any such obligation from TSI or GTC)); provided, however, that except as set forth in subclause
      (C)(4) of the immediately preceding proviso, no other Assumed Indebtedness shall be incurred in connection with the Primedica Acquisition; and

            (r) other Investments in an aggregate amount at any time outstanding not to exceed $10,000,000.

provided, however, that

            (s) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

            (t) no Investment otherwise permitted by clause (c) (except to the extent permitted under Section 7.2.2), (g), (i) (to the extent that the applicable Letter of Credit relates to Indebtedness permitted under clause
      (c) or (j) of Section 7.2.2), (l), (p), (q) or (r) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

      Notwithstanding the foregoing, CRL Transaction Co., Inc. shall not own or hold any asset or Investment other than its ownership interest in CRL Holdings Limited as of February 4, 2000.

      SECTION 7.2.6. Restricted Payments, etc. On and at all times after the Closing Date:

            (a) the Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare, pay or make any payment, dividend, distribution or exchange (in cash, property or obligations) on or in respect of any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower (other than (i) dividends or distributions payable in its Capital Stock or warrants to purchase its Capital Stock and (ii) splits or reclassifications of its Capital Stock into additional or other shares of its Capital Stock) or apply, or permit any of its Restricted

      Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, exchange, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase, redeem or exchange, any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower, warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower;

            (b) the Borrower will not, and will not permit any of its Restricted Subsidiaries to, (i) directly or indirectly make any payment or prepayment of principal of, or make any payment of interest on, any Senior Subordinated Debt or the Indebtedness evidenced by the PAIC Subordinated Convertible Note on any day other than the stated, scheduled date for such payment or prepayment set forth in the Senior Subordinated Debt Documents or the PAIC Subordinated Convertible Note or which would violate the subordination provisions of such Senior Subordinated Debt Documents or the PAIC Subordinated Convertible Note, or (ii) redeem, purchase or defease any Senior Subordinated Debt or Indebtedness evidenced by the PAIC Subordinated Convertible Note; provided, however, that all Indebtedness (whether consisting of principal or interest) that is evidenced by the PAIC Subordinated Convertible Note may (A) be repaid or prepaid in accordance with the conversion provisions thereof so long as (1) no cash is paid by or on behalf of the Borrower in connection therewith and (2) the sole consideration for such repayment or prepayment is common stock of Holdco (such repayment or prepayment referred to herein as the 'PAIC Conversion Event') or (B) be repaid or prepaid in cash with the proceeds of the issuance by Holdco of its Capital Stock so long as no Event of Default has occurred and is then outstanding;

(the foregoing prohibited acts referred to in clauses (a) and (b) above are herein collectively referred to as "Restricted Payments"); provided, however, that

            (c) notwithstanding the provisions of clauses (a) and (b) above, the Borrower shall be permitted to make Restricted Payments to Holdco to the extent necessary to enable Holdco to

                  (i) pay its overhead expenses (including advisory fees in an amount not to exceed $500,000 in the aggregate in any Fiscal Year) in an amount not to exceed $2,000,000 in the aggregate in any Fiscal Year;

                  (ii) pay taxes;

                  (iii) so long as (A) no Default shall have occurred and be continuing on the date such Restricted Payment is declared or to be made, nor would a Default result from the making of such Restricted Payment, (B) after giving effect to the making of such Restricted Payment, the Borrower shall be in pro forma compliance with the covenant set forth in clause (b) of Section 7.2.4 for the most recent full Fiscal Quarter immediately preceding the date of the making of such Restricted Payment for which the relevant financial information has been delivered pursuant to clause (a) or clause (b) of Section 7.1.1, and (C) an Authorized Officer of the Borrower shall have delivered a certificate to the Administrative Agent in form and substance satisfactory to the Administrative Agent (including a calculation of the Borrower's pro forma compliance with the covenant set forth in clause (b) of Section 7.2.4 in reasonable detail) certifying as to the accuracy of clauses (c)(iii)(A) and (c)(iii)(B) above,

                        (x) repurchase, redeem or otherwise acquire or retire
                  for value any Capital Stock of Holdco, or any warrant, option or other right to acquire any such Capital Stock of Holdco or the Capital Stock of any entity that directly or indirectly holds the Capital Stock of Holdco, held by any director, member of management or an employee of the Borrower or any of its Restricted Subsidiaries pursuant to any employment agreement, management equity subscription agreement, restricted stock plan, stock option agreement or other similar arrangement so long as the total amount of such repurchases, redemptions, acquisitions, retirements and payments shall not exceed (I) $5,000,000 in any calendar year, subject to a maximum amount of $10,000,000 of the term of this Agreement plus (II) the aggregate cash proceeds and aggregate principal amount of any notes received by the Borrower during such calendar year from any reissuance of Capital Stock of Holdco, and warrants, options and other rights to acquire Capital Stock of Holdco, by Holdco or the Borrower to directors, members of management and employees of the Borrower and its Restricted Subsidiaries (to the extent such proceeds are not otherwise required to be applied pursuant to clause (d) of
                  Section 3.1.1);

                        (y) make cash payments of interest with respect to the
                  Senior Discount Debentures in accordance with the terms thereof; and

                        (z) redeem its common stock that was issued to TSI
                  pursuant to the Primedica Related Issuance (provided that the amount of such Restricted Payment shall not, when taken together with all such other Restricted Payments made in reliance of this clause (z) exceed the lesser of (1) $20,000,000 and (2) the product of (aa) the then fair market value per share of such common stock, which shall be equal to the closing price per share of such common stock on the date of the written notice from Holdco to TSI that Holdco intends to exercise its right under Section 6.8 of the Primedica Purchase Agreement and (bb) the number of shares of such common stock to be repurchased under such Section; and

            (d) notwithstanding the provisions of clauses (a) and (b) above, the Borrower and its Restricted Subsidiaries shall be permitted to make the Restricted Payments included in the Original Transaction (including the Subco Dividend).

      SECTION 7.2.7. Capital Expenditures, etc. With respect to Capital Expenditures, the parties covenant and agree as follows:

            (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year ending on or after to December 31, 2000, except Capital Expenditures of the Borrower and its Restricted Subsidiaries, not to exceed an amount (the "Base Amount") equal to (i) (A) $17,500,000 in the case of the Fiscal Year ending December 31, 2000 and (B) $22,500,000 in the case of each Fiscal Year thereafter; plus (ii) an aggregate amount in addition to the Base Amount over the term of this Agreement equal to $25,000,000; provided, however, that, to the extent the Base Amount exceeds the aggregate amount of Capital Expenditures (other than amounts permitted to be made pursuant to clause (a)(ii) above or clause (b) below) actually made during such Fiscal Year, such excess amount (up to an aggregate of 50% of the amount of the Base Amount for such Fiscal Year) may be carried forward to (but only to) the next succeeding Fiscal Year (any such amount to be certified by the Borrower to the Agents in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year, and any such amount carried forward to a succeeding Fiscal Year shall be deemed to be used prior to the Borrower and its Restricted Subsidiaries using the Base Amount for such succeeding Fiscal Year, without giving effect to such carry-forward).

            (b) The parties acknowledge and agree that the permitted Capital Expenditure level set forth in clause (a) above shall be exclusive of (i) the amount of Capital Expenditures actually made with cash capital contributions made to the Borrower or any of its Restricted Subsidiaries, directly or indirectly, by any Person other than the Borrower and its Restricted Subsidiaries, after the Closing Date and specifically identified in a certificate delivered by an Authorized Officer of the Borrower to the Agents on or about the time such capital contribution or equity issuance is made (but in any event prior to the time of the Capital Expenditure made with such capital contribution or equity issuance) (provided that, to the extent such cash capital contributions or any proceeds from such equity issuance constitute Net Equity Proceeds arising from the issuance by Holdco or the Borrower of their respective Capital Stock, only that portion of such Net Equity Proceeds which are not required to be applied as a prepayment pursuant to clause (d) of Section
      3.1.1 may be used for Capital Expenditures pursuant to this clause (b)) and (ii) any portion of any acquisition that is permitted under Section
      7.2.5 (other than pursuant to clause (d) thereof) that is accounted for as a Capital Expenditure.

      SECTION 7.2.8. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof), except

            (a) any such Restricted Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower (so long as the Borrower is the surviving corporation of such combination or merger) or any other Restricted Subsidiary, and the assets or Capital Stock of any Restricted Subsidiary may be purchased or otherwise acquired by the Borrower or any other Restricted Subsidiary; provided, that notwithstanding the above, a Restricted Subsidiary may only liquidate or dissolve into, or merge with and into, another Restricted Subsidiary of the Borrower if, after giving effect to such combination or merger, the Borrower continues to own (directly or indirectly), and the Administrative Agent continues to have pledged to it pursuant to a Pledge Agreement, a percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Restricted Subsidiary surviving such combination or merger that is equal to or in excess of the percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Restricted Subsidiary that does not survive such combination or merger that was (immediately prior to the combination or merger) owned by the Borrower or pledged to the Administrative Agent;

            (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Restricted Subsidiaries may purchase all or substantially all of the assets of any Person (or any division thereof) not then a Restricted Subsidiary, or acquire such Person by merger, if permitted (without duplication) pursuant to Section 7.2.7 or clause (e), (f), (l), (o), (p), (q) or (r) of Section 7.2.5;

            (c) the Borrower and its Restricted Subsidiaries may consummate the Original Transaction; and

            (d) the Borrower and its Restricted Subsidiaries may liquidate or dissolve Charles River China and Charles River Mexico and may take any action described in clause (b) or (d) of Section 8.1.9.

      SECTION 7.2.9. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any part of its assets, whether now owned or hereafter acquired (including accounts receivable and Capital Stock of Restricted Subsidiaries) to any Person, unless:

            (a) such sale, transfer, lease, contribution or conveyance of such assets is (i) in the ordinary course of its business (and does not constitute a sale, transfer, lease, contribution or other conveyance of all or a substantial part of the Borrower's and its Restricted Subsidiaries' assets, taken as a whole) or is of obsolete or worn out property,

      (ii) permitted by Section 7.2.8, or (iii) between the Borrower and one of its Restricted Subsidiaries or between Restricted Subsidiaries of the Borrower;

            (b) such sale, transfer, lease, contribution or conveyance constitutes (i) an Investment permitted under Section 7.2.5, (ii) a Lien permitted under Section 7.2.3, or (iii) a Restricted Payment permitted under Section 7.2.6;

            (c) (i) such sale, transfer, lease, contribution or conveyance of such assets is for fair market value and the consideration consists of no less than 75% in cash or is a Lien permitted under Section 7.2.3(h)(iii),
      (ii) the Net Disposition Proceeds received from such assets, together with the Net Disposition Proceeds of all other assets sold, transferred, leased, contributed or conveyed pursuant to this clause (c) since the Closing Date (but excluding any Net Disposition Proceeds received from the sale to Merck & Co. by the Borrower and/or any of its Restricted Subsidiaries of the two islands in the Florida Keys that were previously used by them to study a non-human primate breeding colony and the Primedica Toxicology Facility), does not exceed (individually or in the aggregate) $20,000,000 over the term of this Agreement and (iii) an amount equal to the Net Disposition Proceeds generated from such sale, transfer, lease (except leases or subleases pursuant to Section 7.2.3(i)), contribution or conveyance, is reinvested in the Business of the Borrower and its Restricted Subsidiaries or, to the extent required thereunder, is applied to prepay the Loans pursuant to the terms of Section 3.1.1 and
      Section 3.1.2;

            (d) such sale, transfer, lease, contribution or conveyance results from a casualty or condemnation in respect of such property or assets; or

            (e) such sale, transfer or conveyance consists of the sale or discount of overdue accounts receivable in the ordinary course of business, but only in connection with the compromise or collection thereof.

      SECTION 7.2.10. Modification of Certain Agreements. Without the prior written consent of the Required Lenders, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, consent to any amendment, supplement, amendment and restatement, waiver or other modification of any of the terms or provisions contained in, or applicable to, any Senior Subordinated Debt Document or the PAIC Subordinated Convertible Note (including any agreement or indenture related thereto or to the Subordinated Debt Issuance or the issuance of the PAIC Subordinated Convertible Note) or any Material Document or any schedules, exhibits or agreements related thereto (the "Restricted Agreements"), in each case which would materially adversely affect the rights or remedies of the Lenders, or the Borrower's or any other Obligor's ability to perform hereunder or under any Loan Document or which would (a) increase the cash consideration payable in respect of the Recapitalization, (b), in the case of the Recapitalization Agreement, increase the Borrower's or any of its Restricted Subsidiaries' obligations or liabilities, contingent or otherwise (other than adjustments to the cash consideration payable in respect of the Acquisition made pursuant to the terms of the Recapitalization Agreement), (c) increase the principal amount of, or increase the interest rate on, or add or increase any fee with respect to the Indebtedness evidence by such Senior Subordinated Debt, the PAIC Subordinated Convertible Note or any such Restricted Agreement, advance any dates upon which payments of principal or interest are due thereon or change any of the covenants with respect thereto in a manner which is more restrictive to the Borrower or any of its Restricted Subsidiaries or (d) in the case of any Senior Subordinated Debt Document or PAIC Subordinated Convertible Note, change the subordination provisions thereof (including any default or conditions to an event of default relating thereto), or change any collateral therefor (other than to release such collateral), if (in the case of this clause (d)), the effect of such amendment or change, individually or together with all other amendments or changes made, is to increase the obligations of the obligor thereunder or to confer any additional rights on the holders of such Senior Subordinated Debt, the PAIC Subordinated Convertible Note, or any such Restricted Agreement (or a trustee or other representative on their behalf).

      SECTION 7.2.11. Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates (other than any Obligor or any other Restricted Subsidiary of the Borrower) unless such arrangement or contract is fair and equitable to the Borrower or such Restricted Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Restricted Subsidiary with a Person which is not one of its Affiliates; provided, however that the Borrower and its Restricted Subsidiaries shall be permitted to (i) enter into and perform their obligations, or take any actions contemplated or permitted, under the Original Transaction Documents (including the Investors' Agreement), (ii) make any Restricted Payment permitted under Section 7.2.6 and (iii) enter into and perform their obligations under arrangements with CSFB and its Affiliates for underwriting, investment banking and advisory services (including payments of the fees in respect of advisory services referred to in clause (c)(i) of Section 7.2.6) on usual and customary terms, (iv) make payment of reasonable and customary fees and reimbursement of expenses payable to directors of Holdco and (v) enter into employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and pay reasonable fees in connection therewith.

      SECTION 7.2.12. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any agreement prohibiting

            (a) the (i) creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired securing any Obligation or any senior refinancing thereof (other than, in the case of any assets acquired with the proceeds of any Indebtedness permitted under
      Section 7.2.2(c), customary limitations and prohibitions contained in such Indebtedness and in the case of any Indebtedness permitted under clauses
      (f), (h), (i) and (j) of Section 7.2.2, customary limitations in respect of the Foreign Subsidiaries of the Borrower that are Restricted Subsidiaries that shall have incurred such

      Indebtedness and its assets), or (ii) ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

            (b) any Restricted Subsidiary from making any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Restricted Subsidiary to make any payment, directly or indirectly, to the Borrower (other than customary limitations and prohibitions in any Indebtedness permitted under clauses (b), (e), (g), (h) and (i) of Section
      7.2.2 that are applicable to the Restricted Subsidiary of the Borrower that has incurred such Indebtedness and its assets; provided, that such limitations shall be limited solely to such Restricted Subsidiary (and any of its Restricted Subsidiaries) and its (and their) assets).

      SECTION 7.2.13. Securities of Subsidiaries. The Borrower will not permit any Restricted Subsidiary to issue any Capital Stock (whether for value or otherwise) to any Person other than the Borrower or another wholly-owned Subsidiary of the Borrower that is a Restricted Subsidiary.

      SECTION 7.2.14. Sale and Leaseback. Except with respect to any such agreement or arrangement relating any Primedica Assumed Debt and solely in respect of any real or personal property acquired in connection with the Primedica Assumption, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any agreement or arrangement with any other Person providing for the leasing by the Borrower or any of its Restricted Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or any of its Restricted Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any of its Restricted Subsidiaries.

      SECTION 7.2.15. Designation of Senior Indebtedness. The Borrower will not permit any Indebtedness (other than the Indebtedness incurred hereunder or under any other the Loan Document) to constitute "Designated Senior Indebtedness" (or any other similar term) under the Senior Subordinated Debt Documents, without the consent of the Required Lenders.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

      SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

      SECTION 8.1.1. Non-Payment of Obligations. (a) The Borrower shall default in the payment or prepayment of any principal of any Loan when due or any Reimbursement Obligations or any deposit of cash for collateral purposes pursuant to Section 2.6.4, as the case may be, or (b) any Obligor (including the Borrower) shall default (and such default shall continue unremedied for a period of three Business Days) in the payment when due of any interest or commitment fee with respect to the Loans or Commitments or of any other monetary Obligation.

      SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate (including the Closing Date Certificate or the Amendment Effective Date Certificate) furnished by or on behalf of the Borrower or any other Obligor to the Agents, the Issuers, the Lead Arranger or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V, Article V of the Existing Credit Agreement or Article III of the Amendment Agreement) is or shall be incorrect when made in any material respect.

      SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Sections 7.1.1(e), 7.1.9, 7.1.10 or 7.2 (other than Section 7.2.1).

      SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent at the direction of the Required Lenders.

      SECTION 8.1.5. Default on Other Indebtedness. A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness, other than Indebtedness described in Section 8.1.1, of the Borrower or any of its Restricted Subsidiaries or Holdco having a principal amount, individually or in the aggregate for Holdco, the Borrower and its Restricted Subsidiaries, in excess of $5,000,000, or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness having a principal amount, individually or in the aggregate, in excess of $5,000,000 if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

      SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $5,000,000 in the aggregate for Holdco, the Borrower and its Restricted Subsidiaries (not covered by insurance from a responsible insurance company that is not denying its liability with respect thereto) shall be rendered against the Borrower or any of its Restricted Subsidiaries or Holdco and remain unvacated and unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

      SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan (i) the termination of any Pension Plan if, as a result of such termination, the Borrower would be required to make a contribution to such Pension Plan, or would reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $5,000,000, or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA in an amount in excess of $5,000,000.

      SECTION 8.1.8. Change in Control. Any Change in Control shall occur.

      SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower or any of its Restricted Subsidiaries (other than Subsidiaries that are not Material Subsidiaries) or any other Obligor shall

            (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

            (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Restricted Subsidiaries (other than Subsidiaries that are not Material Subsidiaries) or any other Obligor or any material property of any thereof, or make a general assignment for the benefit of creditors;

            (c) in the absence of such application, consent, acquiescence or assignment, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Restricted Subsidiaries (other than Subsidiaries that are not Material Subsidiaries) or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each such Restricted Subsidiary and each other Obligor hereby expressly authorizes the Agents, the Issuers and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

            (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Restricted Subsidiaries (other than Subsidiaries that are not Material Subsidiaries) or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Restricted Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Restricted Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, such Restricted Subsidiary and each other

      Obligor hereby expressly authorizes the Agents, the Issuers and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

            (e) take any action (corporate or otherwise) authorizing, or in furtherance of, any of the foregoing.

      SECTION 8.1.10. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms or pursuant to an agreement of the parties thereto), in whole or in part, terminate, cease to be in full force and effect or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower or any other Obligor shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability thereof; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by the Loan Documents, except to the extent any event referred to above (a) relates to assets of the Borrower or any of its Restricted Subsidiaries which are immaterial, (b) results from the failure of the Administrative Agent to maintain possession of certificates representing securities pledged under any Pledge Agreement or to file continuation statements under the UCC of any applicable jurisdiction or (c) is covered by a lender's title insurance policy and the relevant insurer promptly after the occurrence thereof shall have acknowledged in writing that the same is covered by such title insurance policy.

      SECTION 8.1.11. Subordinated Notes. The subordination provisions relating to the Senior Subordinated Notes, the PAIC Subordinated Convertible Note or any other subordinated debt of the Borrower or any of its Restricted Subsidiaries (the "Subordination Provisions") shall fail to be enforceable by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof, or the principal or interest on any Loan, Reimbursement Obligation or other Obligations shall fail to constitute "Senior Indebtedness" (as defined in any Senior Subordinated Note), "Senior Debt" (as defined in the PAIC Subordinated Convertible Note) or "senior indebtedness" (or any other similar term) under any document instrument or agreement evidencing any such other subordinated debt; or the Borrower or any of its Subsidiaries shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, or (ii) that any of such Subordination Provisions exist for the benefit of the Agents and the Lenders.

      SECTION 8.2. Action if Bankruptcy, etc. If any Event of Default described in clauses (b), (c) and (d) of Section 8.1.9 shall occur with respect to any Obligor (other than Subsidiaries that are not Material Subsidiaries), the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand and the Borrower shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.

      SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than an Event of Default described in clauses (b), (c) and (d) of Section
8.1.9 with respect to any Obligor (other than Subsidiaries that are not Material Subsidiaries)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable, require the Borrower to provide cash collateral to be deposited with the Administrative Agent in an amount equal to the undrawn amount of all Letters of Credit outstanding and/or declare the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrower shall deposit with the Administrative Agent cash collateral in an amount equal to all Letters of Credit Outstandings.

                                   ARTICLE IX

                                   THE AGENTS

      SECTION 9.1. Actions. Each Lender hereby appoints CSFB as its Syndication Agent and UBOC as its Administrative Agent under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes the Agents to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each of the Agents agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agents, ratably in accordance with their respective Term Loans outstanding and Commitments (or, if no Term Loans or Commitments are at the time outstanding and in effect, then ratably in accordance with the principal amount of Term Loans held by such Lender and their respective Commitments as in effect in each case on the date of the termination of this Agreement), from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, either of the Agents in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys' fees, and as to which any Agent is not reimbursed by the Borrower or any other Obligor (and without limiting the obligation of the Borrower or any other Obligor to do so); provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or willful misconduct. The Agents shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of either of the Agents shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which such Agent is entitled under Articles IX and X.

      SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 1:00 p.m., Designated City time, on the Business day prior to a Borrowing or disbursement with respect to a Letter of Credit pursuant to Section 2.6.2 that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender severally agrees and the Borrower agrees to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

      SECTION 9.3. Exculpation; Notice of Default. (a) None of the Agents or the Lead Arranger nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent or any Issuer shall not obligate it to make any further inquiry or to take any action. The Agents and each Issuer shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agents or the Issuers, as applicable, believe to be genuine and to have been presented by a proper Person.

      (b) No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received written notice from (A) in the case of the Administrative Agent, a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default" and (B) in the case of the Syndication Agent, from the Administrative Agent as set forth in the immediately following sentence. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Syndication Agent and the Lenders.

      SECTION 9.4. Successor. The Syndication Agent may resign as such upon one Business Day's notice to the Borrower and the Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may, with the prior consent of the Borrower (which consent shall not be unreasonably withheld), appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of (i) this
Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement, and (ii)
Section 10.3 and Section 10.4 shall continue to inure to its benefit.

      SECTION 9.5. Credit Extensions by each Agent. Each Agent and each Issuer shall have the same rights and powers with respect to (x) (i) in the case of an Agent, the Credit Extensions made by it or any of its Affiliates and (ii) in the case of an Issuer, the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent or Issuer. Each Agent, each Issuer and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if such Agent or Issuer were not an Agent or Issuer hereunder.

      SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of each Agent, the Lead Arranger, each Issuer and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of each Agent, the Lead Arranger, each Issuer and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

      SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for such Lender's account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

      SECTION 9.8. The Syndication Agent and the Administrative Agent. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Agents, in their respective capacities as such, each in such capacity, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against either Agent, as applicable, in such capacity except as are explicitly set forth herein or in the other Loan Documents.

      SECTION 9.9. Documentation Agent. The Lender identified on the signature pages of this Agreement as the "Documentation Agent" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Loan Document) other than those applicable to all Lenders as such. Without limiting the foregoing, the Lender so identified as the "Documentation Agent" shall not have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Lender so identified as the "Documentation Agent" in deciding to enter into this Agreement and each other Loan Document to which it is a party or in taking or not taking action hereunder or thereunder.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

      SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and each Obligor party thereto and by the Required Lenders; provided, however, that any such amendment, modification or waiver of the type set forth below shall require the consent of the Person or Persons described below for such amendment, modification or waiver:

            (a) Unless consented to by each Lender, no such amendment, modification or waiver shall be effective if it would modify any requirement hereunder that any particular action be taken by all the Lenders, all the Lenders with respect to any Tranche of Loans or Commitments or by the Required Lenders, release Holdco from its obligations under the Holdco Guaranty and Pledge Agreement, release any Subsidiary Guarantor that is a Material Subsidiary from its obligations under the Subsidiary Guaranty (except as otherwise provided in the Subsidiary Guaranty), if any, or release all or substantially all of the collateral security (except in each case as otherwise specifically provided in this Agreement, any such Subsidiary Guaranty or a Pledge Agreement).

            (b) Unless consented to by each Lender adversely affected thereby, no such amendment, modification or waiver shall be effective if it would modify this Section 10.1, or clause (i) of Section 10.10, change the definition of "Required Lenders", increase any Commitment Amount or the Percentage of any Lender (other than pursuant to clause (c) of Section 2.1.2), reduce any fees described in Section 3.3 (other than the administration fee referred to in Section 3.3.2) or extend any Commitment Termination Date.

            (c) No such amendment, modification or waiver shall be effective if it would extend the Stated Maturity Date for any Loan or reduce the principal amount of or rate of interest on or fees payable in respect of any Loan or any Reimbursement Obligations (which shall in each case include the conversion of all or any part of the Obligations into equity of any Obligor), unless such amendment, modification or waiver shall have been consented to by the Lender which has made such Loan or, in the case of a Reimbursement Obligation, the Issuer owed, and those Lenders participating in, such Reimbursement Obligation.

            (d) No such amendment, modification or waiver shall be effective if it would affect adversely the interests, rights or obligations of any Agent, Issuer or Lead Arranger (in its capacity as Agent, Issuer or Lead Arranger), unless such amendment, modification or waiver shall have been consented to by such Agent, Issuer or Lead Arranger, as the case may be.

            (e) No such amendment, modification or waiver shall be effective if it would have the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Revolving Loan or the issuance of a Letter of Credit unless such amendment, modification or waiver shall have been consented to by the holders of at least 51% of the Revolving Loan Commitments.

            (f) No such amendment, modification or waiver shall be effective if it would amend, modify or waive the provisions of clause (a)(i) of Section
      3.1.1 or clause (b) of Section 3.1.2 or effect any amendment, modification or waiver that by its terms adversely affects the rights of Lenders participating in any Tranche differently from those of Lenders participating in other Tranches, unless such amendment, modification or waiver shall have been consented to by the holders of at least 51% of the aggregate amount of Loans outstanding under the Tranche or Tranches affected by such modification, or, in the case of a modification affecting the Revolving Loan Commitments, the Lenders holding at least 51% of the Revolving Loan Commitments.

No failure or delay on the part of any Agent, any Issuer, any Lender or any other Secured Party in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, any Issuer or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      For purposes of this Section 10.1, the Syndication Agent, in coordination with the Administrative Agent, shall have primary responsibility, together with the Borrower, in the negotiation, preparation and documentation relating to any amendment, modification or waiver under this Agreement, any other Loan Document or any other agreement or document related hereto or thereto contemplated pursuant to this Section.

      SECTION 10.2. Notices. All notices and other communications provided to any party under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party (a) in the case of any Lender by any party other than the Administrative Agent, to such Lender in care of the Administrative Agent at its address or facsimile number set forth on its signature page hereto or on Schedule II hereto (and the Administrative Agent shall promptly forward such notice to the address or facsimile number of such Lender set forth on such Lender's signature page hereto or on Schedule II hereto or in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder), (b) in the case of any Lender by the Administrative Agent, to such Lender at its address or facsimile number set forth on its signature page hereto or in the Lender Assignment Agreement pursuant to which it became a party hereto, (c) in the case of any Agent, at its address or facsimile number set forth below its signature hereto, and (d) in the case of the Borrower, to its address or facsimile number set forth on its signature page hereto, or, in any case, at such address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre- paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (receipt acknowledged).

      SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of each of the Agents (including the reasonable fees and out-of- pocket expenses of counsel to the Agents and of local or foreign counsel, if any, who may be retained by counsel to the Agents) in connection with

            (a) the syndication by the Syndication Agent and the Lead Arranger of the Loans, the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

            (b) the filing, recording, refiling or rerecording of each Mortgage and each Pledge Agreement and/or any UCC financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of such Mortgage or Pledge Agreement; and

            (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agents, the Issuers and the Lenders harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions made hereunder or the issuance of any Notes or Letters of Credit or any other Loan Documents. The Borrower also agrees to reimburse each Agent, each Issuer and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by such Agent, such Issuer or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

      SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby, to the fullest extent permitted under applicable law, indemnifies, exonerates and holds each Agent, each Issuer, the Lead Arranger and each Lender and each of their respective Affiliates, and each of their respective partners, officers, directors, employees and agents, and each other Person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties"), free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses actually incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

            (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;


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            (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (excluding any successful action brought by or on behalf of the Borrower as the result of any failure by any Lender to make any Credit Extension hereunder);

            (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the Capital Stock or assets of any Person, whether or not such Agent, such Issuer, such Lead Arranger or such Lender is party thereto;

            (d) any alleged or actual investigation, litigation or proceeding related to any environmental cleanup, audit or noncompliance with or liability under any Environmental Law relating to the use, ownership or operation by Holdco, the Borrower or any of their respective Subsidiaries of any Hazardous Material; or

            (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, any real property owned or operated by Holdco, the Borrower or any Subsidiary thereof of any Hazardous Material present on or under such property in a manner giving rise to liability at or prior to the time Holdco, the Borrower or such Subsidiary owned or operated such property (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, Holdco, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct or any Hazardous Materials that are manufactured, emitted, generated, treated, released, stored or disposed of on any real property of the Borrower or any of its Subsidiaries or any violation of Environmental Law that occurs on or with respect to any real property of the Borrower or any of its Subsidiaries to the extent occurring after such real property is transferred to any Indemnified Person or its successor by foreclosure sale, deed in lieu of foreclosure, or similar transfer, except to the extent such manufacture, emission, release, generation, treatment, storage or disposal or violation is actually caused by Holdco, the Borrower or any of the Borrower's Subsidiaries. The Borrower and its permitted successors and assigns hereby waive, release and agree not to make any claim, or bring any cost recovery action against, any Agent, any Issuer, the Lead Arranger or any Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, except to the extent arising out of the gross negligence or willful misconduct of any Indemnified Party or arising out of any Hazardous Materials that are manufactured, emitted, generated, treated, released, stored or disposed of on any real property of the Borrower or any of its Subsidiaries or any violation of Environmental Law that occurs on or with respect to any real property of the Borrower or any of its Subsidiaries to the extent occurring after such real property is transferred to any Indemnified Person or its successor by foreclosure sale, deed in lieu of foreclosure, or similar transfer. It is expressly understood and agreed that to the extent that any


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

Indemnified Party is strictly liable under any Environmental Laws, the Borrower's obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of the Borrower, to the extent permitted under applicable law, with respect to the violation or condition which results in liability of such Indemnified Party. Notwithstanding anything to the contrary herein, each Agent, each Issuer, the Lead Arranger and each Lender shall be responsible with respect to any Hazardous Materials that are manufactured, emitted, generated, treated, released, stored or disposed of on any real property of the Borrower or any of its Subsidiaries or any violation of Environmental Law that occurs on or with respect to any such real property to the extent it occurs after such real property is transferred to any Agent, Issuer, Lead Arranger or Lender to its successor by foreclosure sale, deed in lieu of foreclosure, or similar transfer, except to the extent such manufacture, emission, release, generation, treatment, storage or disposal or violation is actually caused by Holdco, the Borrower or any of the Borrower's Subsidiaries. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Sections 4.8 and 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

      SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

      SECTION 10.8. Execution in Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

      SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT, ANY NOTES AND, EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED THEREIN, EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement and the other Loan Documents constitute the entire


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understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that (i) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of each of the Agents and all Lenders, and (ii) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

      SECTION 10.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons, on a non pro rata basis (except as provided below), in accordance with this Section 10.11.

      SECTION 10.11.1. Assignments. Any Lender (the "Assignor Lender"),

            (a) with the written consents of the Borrower, the Agents and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) the Issuers (which consents (i) shall not be unreasonably delayed or withheld, (ii) of the Borrower shall not be required upon the occurrence and during the continuance of any Event of Default and (iii) of the Agents and the Issuers shall not be required in the case of assignments made by CSFB or any of its Affiliates), may at any time assign and delegate to one or more commercial banks, funds that are regularly engaged in making, purchasing or investing in loans or securities, or other financial institutions, and

            (b) with notice to the Borrower, the Agents, and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) the Issuers, but without the consent of the Borrower, the Agents or the Issuers, may assign and delegate to any of its Affiliates or Related Funds or to any other Lender or any Affiliate or Related Fund of any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Assignor Lender's Loans, participations in Letters of Credit and Letter of Credit Outstandings with respect thereto and Commitments (which assignment and delegation shall be, as among Revolving Loan Commitments, Revolving Loans and participations in Letters of Credit, of a constant, and not a varying, percentage) is in a minimum aggregate amount of (i) $2,000,000 (provided that (1) assignments that are made on the same day to funds that (x) invest in commercial loans and (y) are managed or advised by the same investment advisor or any Affiliate of such investment advisor may be treated as a single assignment for purposes of the minimum amount and (2) no minimum amount shall be required in the case of any assignment between two Lenders so long as the Assignor Lender has an aggregate amount of Loans and Commitments of at least $2,000,000 following such assignment) unless the Borrower and the


                                      -114-
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Agents otherwise consent or (ii) the then remaining amount of such Assignor
Lender's Loans and Commitments; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in Section 4.6 and the Borrower, each other Obligor and the Agents shall be entitled to continue to deal solely and directly with such Assignor Lender in connection with the interests so assigned and delegated to an Assignee Lender until

            (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agents by such Assignor Lender and such Assignee Lender;

            (d) such Assignee Lender shall have executed and delivered to the Borrower and the Agents a Lender Assignment Agreement, accepted by the Agents;

            (e) the processing fees described below shall have been paid; and

            (f) the Administrative Agent shall have registered such assignment and delegation in the Register pursuant to clause (b) of Section 2.7.

From and after the date that the Agents accept such Lender Assignment Agreement and such assignment and delegation is registered pursuant to clause (b) of
Section 2.7, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Any Assignor Lender that shall have previously requested and received any Note or Notes in respect of any Tranche to which any such assignment applies shall, upon the acceptance by the Administrative Agent of the applicable Lender Assignment Agreement, mark such Note or Notes "exchanged" and deliver them to the Borrower (against, if the Assignor Lender has retained Loans or Commitments with respect to the applicable Tranche and has requested replacement Notes pursuant to clause (b)(ii) of Section 2.7, its receipt from the Borrower of replacement Notes in the principal amount of the Loans and Commitments of the applicable Tranche retained by it). Such Assignor Lender or such Assignee Lender (unless the Assignor Lender or the Assignee Lender is CSFB or one of its Affiliates) must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $2,500 (with only one such fee payable in connection with simultaneous assignments from the same Assignor Lender to Assignee Lenders that are Related Funds), unless such assignment and delegation is by a Lender to its Affiliate or Related Fund or if such assignment and delegation is by a Lender to a Federal Reserve Bank, as provided below or is otherwise consented to by the Administrative Agent. Any attempted assignment and delegation not made in accordance with this Section
10.11.1 shall be null and void. Nothing contained in this


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Section 10.11.1 shall prevent or prohibit any Lender from pledging its rights
(but not its obligations to make Loans or participate in Letters of Credit of Letter of Credit Outstandings) under this Agreement and/or its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and any Lender that is a fund that invests in bank loans may pledge all or any portion of its rights (but not its obligations to make Loans or participate in Letters of Credit or Letter of Credit Outstandings) hereunder to any trustee or any other representative of holders of obligations owed or securities issued by such fund as security for such obligations or securities. In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender with a Commitment to make Revolving Loans or participate in Letters of Credit becomes a Lender, downgrade the long- term certificate of deposit rating or long-term senior unsecured debt rating of such Lender, and the resulting rating shall be below BBB-, Baa3 or C (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) respectively, then the applicable Issuer or the Borrower shall have the right, but not the obligation, upon notice to such Lender and the Agents, to replace such Lender with an Assignee Lender in accordance with and subject to the restrictions contained in this Section, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Section) all its interests, rights and obligations in respect of its Revolving Loan Commitment under this Agreement to such Assignee Lender; provided, however, that (i) no such assignment shall conflict with any law, regulation or order of any governmental authority and
(ii) such Assignee Lender shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

      SECTION 10.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each such commercial bank and other Person being herein called a "Participant") participating interests in any of the Loans, Commitments, participations in Letters of Credit and Letters of Credit Outstandings or other interests of such Lender hereunder; provided, however, that

            (a) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

            (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

            (c) the Borrower and each other Obligor and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

            (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, agree to (i) any reduction in the interest rate or amount of fees that such Participant is otherwise entitled to, (ii) a decrease in the principal amount, or an extension of the final Stated Maturity Date, of any Loan in which such Participant has purchased a participating interest or (iii) a release of all or substantially all of the collateral security under the Loan Documents or any Material Subsidiary that is a Subsidiary Guarantor under the Subsidiary Guaranty, in each case except as otherwise specifically provided in a Loan Document; and

            (e) the Borrower shall not be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees, subject to clause (e) above, that, to the fullest extent permitted under applicable law, each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a
Lender.

      SECTION 10.12. Other Transactions. Nothing contained herein shall preclude any Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

      SECTION 10.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS, THE ISSUERS OR THE BORROWER RELATING THERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH

SUCH LITIGATION. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION 10.14. Waiver of Jury Trial. THE AGENTS, THE ISSUERS, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE ISSUERS, THE LENDERS OR THE BORROWER RELATING THERETO. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

      SECTION 10.15. Confidentiality. The Agents, the Issuers, the Lead Arranger and the Lenders shall hold all non-public information obtained pursuant to or in connection with this Agreement or obtained by them based on a review of the books and records of the Borrower or any of its Subsidiaries in accordance with their customary procedures for handling confidential information of this nature, but may make disclosure to any of their examiners, Affiliates, Related Funds, investment advisors or Affiliates thereof, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any potential bona fide transferee, participant or assignee, or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors, or in connection with the exercise of remedies under a Loan Document, or as requested by any governmental or regulatory agency, any rating agency or the National Association of Insurance Commissioners, or representative of any thereof or pursuant to legal process; provided, however, that

            (a) unless specifically prohibited by applicable law or court order, each Agent, each Issuer, the Lead Arranger and each Lender shall promptly notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Agent, such Issuer, the Lead Arranger and such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

            (b) prior to any such disclosure pursuant to this Section 10.15, each Agent, each Issuer, the Lead Arranger and each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

                  (i) to be bound by this Section 10.15; and

                  (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.15; and

            (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

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